As filed with the Securities and Exchange Commission on July 30, 2012
Registration No. 333-[_______]

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VIGGLE INC.
(formerly Function(x) Inc.)
(Exact name of registrant as specified in its charter)

Delaware	7370	33-0637631
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

902 Broadway
11th Floor
New York, New York 10010
212-231-0092
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert F.X. Sillerman
Executive Chairman
902 Broadway
11th Floor
New York, New York 10010
212-231-0092
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher S. Auguste, Esq.
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of Americas
New York, New York 10036
(212) 715-9100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be offered	Amount of shares to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(3)	Amount of registration fee

Common stock, par value $0.001 per share	9,756,720	$4.40 (2)	$42,929,568.00	$4,919.73
Common stock, par value $0.001 per share	8,631,593	$4.40(3)	$37,979,009.20	$4,352.39
Total	18,388,313	$4.40	$80,908,577.20	$9,272.12

(1) In accordance with Rule 416(b), the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2) Estimated pursuant to Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices reported on the over-the-counter market on
July 30, 2012.

(3) Calculated in accordance with Rule 457(g).

(4) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(a) of the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Subject to completion, dated July 30, 2012

VIGGLE INC.

18,388,313 Shares of Common Stock

This prospectus relates to an aggregate of 18,388,313 shares of common stock, par value $0.001 per share, of Viggle Inc., a Delaware corporation (formerly known as Function(x) Inc.), that may be sold from time to time by one of the selling stockholders named in this prospectus.

None of the selling stockholders named in this prospectus are members of management or employees of the Company.  We will not receive any proceeds from the sales of any shares of common stock by the selling stockholders.  We will, however, receive proceeds from the exercise of warrants held by the selling stockholders if and when such warrants are exercised for cash.

Our common stock currently trades in the over-the-counter market and is quoted under the symbol “VGGL”.  The closing price for our common stock on July30, 2012 was 4.50 per share.

As of July 30, 2012, Robert F.X. Sillerman, our Executive Chairman, together with the other directors, executive officers and affiliates own 55,069,454 of the outstanding shares of our common stock, representing approximately 72.1% of the voting power of the outstanding shares of our common stock.

Investing in our common stock involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 5 to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. No person may sell the securities described in this document until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and no person named in this prospectus is soliciting offers to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is July 30, 2012

Prospectus Summary	1
Risk Factors	6
Cautionary Note Regarding Forward-Looking Statements	13
Use of Proceeds	14
Dividend Policy	14
Market for Our Common Stock	14
Dilution	15
Management’s Discussion and Analysis of Financial Condition and Results of Operations	16
Our Business	30
Management	41
Executive Compensation	44
Corporate Governance	51
Certain Relationships and Related Transactions	54
Change of Fiscal Year	57
Selling Stockholders	57
Security Ownership of Certain Beneficial Owners and Management	63
Description of Capital Stock	66
Shares Eligible for Future Sale	67
Plan of Distribution	68
Legal Matters	69
Experts	69
Where You Can Find More Information	69
Index to Financial Statements	F-1

PROSPECTUS SUMMARY

The following summary highlights some of the information contained in this prospectus, and it may not contain all of the information that is important to you in making an investment decision. You should read the following summary together with the more detailed information regarding our company and the common stock being sold by the selling stockholders in this offering, including the “Risk Factors” and our financial statements and related notes, included elsewhere in this prospectus.

The Company

Overview of Transition in the Company’s Business

The fiscal year ended June 30, 2011 was a transition year for Viggle.  On October 24, 2010 the Company disposed of its remaining interest in Oaktree Systems, Inc (“Oaktree”) and was not active and had no operating business.  After the disposition of Oaktree, the Company began exploring the possibility of identifying and merging with or investing in one or more operating businesses.  Then, on February 15, 2011, we completed a recapitalization (the “Recapitalization”) with Sillerman Investment Company, LLC, a Delaware limited liability company (“Sillerman”) and EMH Howard LLC, a New York limited liability company (“EMH Howard”) and changed our name to Function(x) Inc.  With the Recapitalization, the Company changed course and, under new management, began moving in a new direction, which is to provide a platform for investments in media and entertainment, with a particular emphasis on digital and mobile technology.  On May 31, 2012, the Company changed its name to Viggle Inc.

Our Business

General

Our business is built on a simple concept: Watch TV. Earn Rewards.  The business is a loyalty program that rewards our users for watching television. We seek to make the consumer TV experience better by helping consumers find what shows to watch, making the shows they watch more fun, interesting, and exciting, and rewarding consumers for being loyal to the shows they do watch.  Users receive points for checking in to and interacting with their favorite TV shows and can then redeem these points for real items such as movie tickets, music and gift cards.  We plan to generate revenue through advertising and the sale of merchandise related to the TV shows and other entertainment viewed by users that would appear in users’ mobile devices through the use of the application.  We currently do not have any agreements in place with advertisers or vendors whereby the advertisers or vendors issue rewards to our users when the users redeem their points.  We have purchased and will continue to purchase gift cards from vendors that we will issue to users upon the redemption of their points.  The Company has only generated nominal revenue to date, and there is no guarantee that we will be able to generate sufficient revenue in the future to continue to purchase gift cards from vendors.

Overview of our Business

Our Loyalty Program

Our loyalty program will be delivered to consumers in the form of a free application, or app, that works on multiple device types, including mobile phones, tablets and laptops.  The user experience is simple.  The consumer downloads the app, creates an account and while watching TV, taps the check in button.  Using the device’s microphone, the application collects an audio sample of what the user is watching on television and uses proprietary technology to convert that sample into a digital fingerprint. Within seconds, that proprietary digital fingerprint is matched against a database of reference fingerprints that are collected from over 140 English and Spanish television channels within the United States. We are able to verify TV check-ins across broadcast, cable, online, satellite, time-shifted and on-demand content. The ability to verify check-ins is critical because users are rewarded points for each check in. Users can redeem the points within the app’s rewards catalogue for items that have a monetary value such as movie tickets, music and gift cards.

In addition to television show check-in points, users can earn additional points by engaging with brand or network sponsored games, videos, polls or quizzes related to the show that they are watching and by inviting friends or sharing their activities via social media. There will also be sweepstakes opportunities and instant win games for higher value prizes or unique experiences in addition to rewards. Our product will be limited to participants who are 13 years of age or older.

Since our launch on January 25, 2012, and through July 26, 2012, 1,044,380 users have registered for our app, of which we have deactivated 34,890, for a current total of 1,009,490 registered users.  Of those, we currently have accumulated 660,341 registered active users. Our members have checked-in to 63,696,659 TV programs, spent an average of 86 minutes within the Viggle app per session and have redeemed a total of 905,724 rewards. Since inception, users active each day have averaged 23.7 engagements per day. Such number is derived by dividing the average number of engagements each day by the total number of active users each day. Active users are defined as those who earned a point or redeemed a point that day.

Registered active users are computed by determining those users that are both registered on the Viggle app and have earned points within the preceding 90 days.  It is not possible to earn points on the Viggle app without registering.  In order to avoid double-counting and limit the instances of fraud, the app is limited to five accounts per device (so as to allow for use by family members sharing a device), users are limited to a maximum of 6,000 points per day and users are not able to share or combine points with different users or devices.  While it is possible for users to establish multiple accounts which could overstate our actual number of registered active users and permit those fraudulent users to attempt to evade our rules in an effort to accumulate excess points by checking-in to TV shows at the same time on different devices, we monitor for such activity and, when discovered, take corrective action according to our published terms and conditions.

Our Technology

We have completed a first version of the application, which has been approved by Apple.  We launched the app to the public in the Apple iTunes App Store on January 25, 2012. The approved version of the app works on Apple iOS devices such as the iPhone, iPad and iPod Touch.  We have been successfully testing the app with employees of the Company as well as friends and family of our employees for several months, and although we have launched the app to the public, there is no guarantee how successful the launch will be or how effectively the technology will perform. We will continuously test and update the application with a goal of improving overall performance and usability. We have also recently launched a platform developer kit to allow third party developers to create functionality accessible from within the Viggle app.

On June 27, 2012, we released a version of the application for use on Android smartphones and tablets.  We will consider adding versions for other mainstream mobile operating systems such as Windows Phone and Blackberry based on demand and other business factors. Distribution of the product will occur via regular online marketplaces for content and applications used by such mobile operating systems, and will include iTunes for iOS devices or the Android marketplace for devices using the Android operating system.

The back-end technology for the application has been designed to accommodate the significant numbers of simultaneous check-ins required to support primetime television audiences. This back-end technology is currently operational and there are no material steps required prior to the launch of our mobile applications.  Our plan is to expand our capacity to support simultaneous check-ins around major television events such as the Super Bowl. In addition to our own dedicated co-location facilities on the east and west coasts, we are using third-party cloud computing services from Amazon Web Services to help us scale our technical capacity as efficiently as possible.

The technology supporting our unique feature of digital fingerprinting and our matching technology is subject to a currently unissued but pending patent.

Revenue

The application became available to the public on January 25, 2012.  We have begun to generate nominal revenues. Advertising will be sold primarily direct to brand marketers and television networks by our dedicated sales team.  Our focus is on brand marketers that are most relevant to our target demographic of consumers between the ages of 18-49, and are active in television, digital and retail marketing. Our sales team is also briefing large advertising and media agencies on our capabilities so that they might recommend integration of our application into their client proposals.  We have and plan to generate revenue from standard mobile media advertising sales and affiliate programs: (i) when our users click and view advertisements in our application, (ii) when our users complete an engagement (defined as a poll or quiz or game or slide show) appearing in our application that is created by an advertising agency or the Company’s brand partners or by our team ; and or (iii) through affiliate or bounty commissions to third parties if our users purchase items or subscribe to services after clicking from our application to other applications and/or websites.  With the exception of one-time sponsorships with advertisers (which are charged a separate and specific fee), all advertising is serviced via a third-party advertising server for billing and verification purposes.  Revenues are generated by measuring delivered impressions on a cost per thousand (CPM) basis and completed engagements on a cost per engagement (CPE) basis.  Therefore, our sales team contracts with brand advertisers to deliver a specific number of impressions and/or engagements for a specific price per thousand impressions (CPM) and/or per completed engagement.  The third-party ad server then serves the ads and/or engagements within the application during the course of using the Viggle app.  As impressions and engagements are delivered and completed, we will bill brand partners or advertising agencies on a monthly basis for the media delivered at our contracted rates.

Initially, we anticipate revenues to be generated substantially in the United States.

Target Consumer

While most people watch television, we are targeting male and female consumers between the ages of 18-49.  This target audience was selected due to the amount of television they consume on a weekly basis as well as the likelihood that they will have smartphones and other wireless devices such as tablets and laptops with them while viewing television. To build our user base, we will target this audience using traditional media techniques such as direct response, banner, and mobile advertising, public relations, search engine optimization and search engine marketing across online, broadcast and print media outlets.

When a user signs up for and downloads our app, we collect the user’s email, zip code, television provider and date of birth. The email enables us to verify the user and reduces the chance of fraud. The zip code allows us to present a relevant list of cable and satellite providers to the user to deliver the correct channel listing data. Knowing the television provider in turn helps us to increase the rate of success for television show matching. We encourage the user to provide additional information such as their physical mailing address.  Knowing the user's birthday allows us to verify that the user is at least 13 years old. The physical mailing address is required for the delivery of physical goods selected by the user in the application rewards catalogue.  This information also helps us better target relevant advertising to the user. We manage this information in adherence with standard privacy policies and regulations.

Competition

The market for digital and social media applications is intensely competitive and subject to rapid change.  New competitors may be able to launch new businesses at relatively low cost.  Many consumers maintain simultaneous relationships with multiple digital brands and products and can easily shift consumption from one provider to another. Additionally, the “Social TV” category is nascent and has yet to attract the attention of the mainstream consumer and marketers.  Many of our competitors are larger, more established and well-funded and have a history of successful operations.  Although the Company launched its first version of the application on January 25, 2012, there can be no guarantee of how successful the launch will be or how effectively the technology will perform.

While there are a variety of companies currently in the market that offer either manual check-in or audio verification, we believe our application, if it performs as expected, will differ significantly because (a) we offer users real, as opposed to virtual, rewards such as movie tickets, music and gift cards, (b) other companies do not currently position themselves as a loyalty program for television, and (c) we offer a comprehensive range of features and functionality, such as automatic check-ins using audio verification, in-app digital advertising engagements (such as games or videos, real-time polls and quizzes) and full social media integration. Such integration makes it easy for users to share what they are doing within the application with their social network and to follow show-specific commentary on Twitter and Facebook. We also offer the user a listing of current or upcoming shows for which they can set reminders, learn more information and indicate their support of the show by “liking” it.

Other companies in the “Social TV” market focus on the simple ability of a user to communicate their television viewing activity to others in the user’s social media circles.  Instead of real rewards, these other companies offer their users virtual points, leader board status, digital badges or stickers. We believe that our target market will be motivated by the ability to earn real rewards on a frequent basis and to interact in real time via show-specific polls, quizzes, videos and games.

Our principal competitors can be grouped into the following categories:

●
Companies that do not offer audio sampling or matching technology. With these products, users have to manually enter information into the app about what they are watching or doing. Users are primarily incentivized with status and/or virtual goods, such as digital badges or stickers.  Companies in this category include: Get Glue, Miso, Kiip, ScreenTribe, Tuner Fish, Yap, Zee Box, Nielsen’s RewardTV.com and CrowdTwist.  Except for ScreenTribe and Nielsen's RewardTV.com, none of these companies provide real rewards.

●
Companies that deliver many of the same social sharing features as those listed above and also utilize audio sampling and matching so users can identify and share what they are doing automatically.  Companies in this category include: Shazam, IntoNow, WinView, and Umami. None of these companies provide a continuous real rewards program.  Their offers are made on a limited one-off basis.

●
Companies that offer non-branded or white label features and functionality as components of a third party brand’s products. Companies in this category include: Ex-Machina, BunchBall, Zeitera, Audible Magic and GraceNote. None of these companies offer a cohesive product with the breadth and focus of our application, nor do they directly offer real rewards.

Since we have only recently launched our application, we have limited experience in its actual performance and there is no assurance it will perform as we expect or that users will prefer our application over the applications of our competitors.

Risk Factors

Our ability to successfully operate our business and achieve our goals and strategies is subject to numerous risks as discussed more fully below in the section entitled “Risk Factors,” including, but not limited to, the following:

●	Currently generating nominal revenue;

●	Fluctuation in the price of our common stock;

●	Thinly traded market for purchases and sales of our common stock;

●	Potential inability to achieve business objective;

●	Potential inability to obtain financing for Company operations or of any particular product;

●	Increased competition;

●	Larger, more established and well-funded competitors;

●	Highly competitive industry;

●	Potential loss of key members of our senior management;

●	Ability to obtain and enforce proprietary rights or claims of infringement; and

●	Potential loss related to fraud or improper user activity.

Any of the above risks could materially and adversely affect our business, financial position and results of operations. An investment in our common stock involves risks. You should read and consider the information set forth below in the section entitled “Risk Factors” and all other information set forth in this prospectus before investing in our common stock.

Corporate Information

The address of our principal executive office is 902 Broadway, 11th Floor, New York, New York 10010, and our telephone number is 212-231-0092.

Summary of the Offering

Common stock offered by selling stockholders
An aggregate of 18,388,313 shares of our common stock, par value $0.001 per share, consisting of 18,388,313 shares of our common stock owned by the selling stockholders. This number represents in the aggregate approximately 24% of the outstanding shares of our common stock as of the date of this prospectus. (1)   None of the selling stockholders named in this prospectus are members of management or employees of the Company.

Common stock to be outstanding immediately after this offering	76,470,041 shares

Proceeds to us	We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

(1) Based on 76,470,041 shares of common stock outstanding as of July 30, 2012.

All share and per share amounts presented in this prospectus have been adjusted to give effect to a 1 for 2 reverse stock split for our common stock that took effect on June 7, 2012.

RISK FACTORS

The shares of our common stock being offered for resale by the selling stockholders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment in our common stock. Before purchasing any of the shares of our common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occur, our business, financial condition or operating results may suffer, the trading price of our common stock could decline, and you may lose all or part of your investment. You should also refer to the other information about us contained in this prospectus, including our financial statements and related notes.

Since we have a limited operating history and nominal revenues to date, we may be unable to achieve or maintain profitability.  The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company.

We have limited financial resources and no revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to fully meet our expenses and totally support our anticipated activities.

Our ability to continue as a business and implement our business plan will depend on our ability to raise sufficient debt or equity.   There is no assurance such debt and/or equity offerings will be successful or that we will remain in business or be able to implement our business plan if the offerings are not successful.

If we are unable to successfully develop and market our products or our products do not perform as expected, our business and financial condition will be adversely affected.

With the release of any new product release, we are subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in development and implementation, and failure of products to perform as expected. In order to introduce and market new or enhanced products successfully with minimal disruption in customer purchasing patterns, we must manage the transition from existing products in the market. There can be no assurance that we will be successful in developing and marketing, on a timely basis, product enhancements or products that respond to technological advances by others, that our new products will adequately address the changing needs of the market or that we will successfully manage product transitions. Further, failure to generate sufficient cash from operations or financing activities to develop or obtain improved products and technologies could have a material adverse effect on our results of operations and financial condition.

In addition, our technology is currently undergoing testing and is still under development. While certain aspects of the product may currently be functioning on a basic level, we must perform more testing to ensure that the different components work together effectively and the audio sampling and matching technology being developed by us is accurate, performs well and integrates with metadata and points systems.  Although the product has been launched for use on Apple iOS and Android devices, there is no assurance that the product will generate sufficient income from brand and network advertisers, which could have a material adverse effect on our results of operations and financial condition.

Since there is doubt as to the Company’s ability to continue as a going concern, it may be difficult for the Company to effectuate its business plan.

The Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. Our financial statements have been prepared on a going concern basis.  Unanticipated costs and expenses, or the inability to generate revenues, could require additional financing; which would be sought through equity or debt financing, or asset sales. The fact that there are going concern considerations may make raising additional funds or obtaining loans more difficult. To the extent financing is not available, the Company may not be able to, or may be delayed in, implementing its business plan, developing its property and/or meeting its obligations. This could result in the entire loss of any investment in shares of the Company’s common stock. The Company will continue to evaluate its projected expenditures relative to its available cash and to evaluate additional means of financing in order to satisfy its working capital and other cash requirements. Details regarding these concerns are included in the notes to the most recent Financial Statements included in this filing (for the fiscal quarter ended March 31, 2012).

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing capital stock that would dilute your ownership.

We have financed our operations, and we expect to continue to finance our operations, acquisitions and develop strategic relationships, by issuing equity or convertible debt securities, which could significantly reduce the percentage ownership of our existing stockholders. Furthermore, any newly issued securities could have rights, preferences and privileges senior to those of our existing stock. Moreover, any issuances by us of equity securities may be at or below the prevailing market price of our common stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of common stock. The holders of any debt securities or instruments we may issue would have rights superior to the rights of our common stockholders.

Our common stock price may fluctuate significantly and you may lose all or part of your investment.

Because we are a newly operating company, there are few objective metrics by which our progress may be measured. Consequently, we expect that the market price of our common stock will likely fluctuate significantly. There can be no assurance whether or when we will generate revenue from the license, sale or delivery of our unique products and services. In the absence of product revenue as a measure of our operating performance, we anticipate that investors and market analysts will assess our performance by considering factors such as:

●	announcements of developments related to our business;

●	developments in our strategic relationships with companies;

●	our ability to enter into or extend investigation phase, development phase, commercialization phase and other agreements with new and/or existing partners;

●	announcements regarding the status of any or all of our collaborations or products;

●	market perception and/or investor sentiment regarding our products and services;

●	announcements regarding developments in the digital and mobile technology and the broadcast and entertainment industries in general;

●	the issuance of competitive patents or disallowance or loss of our patent or trademark rights; and

●	quarterly variations in our operating results.

We will not have control over many of these factors but expect that our stock price may be influenced by them. As a result, our stock price may be volatile and you may lose all or part of your investment.

The market for purchases and sales of our common stock may be very limited, and the sale of a limited number of shares could cause the price to fall sharply.

Our securities are very thinly traded. Accordingly, it may be difficult to sell shares of the common stock without significantly depressing the value of the stock. Unless we are successful in developing continued investor interest in our stock, sales of our stock could continue to result in major fluctuations in the price of the stock.

Since we do not intend to declare dividends for the foreseeable future, and we may never pay dividends, you may not realize a return on your investment unless the price of our common stock appreciates and you sell your common stock.

We will not distribute cash to our stockholders until and unless we can develop sufficient funds from operations to meet our ongoing needs and implement our business plan. The time frame for that is inherently unpredictable, and you should not plan on it occurring in the near future, if at all.  Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time.  Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment.  Investors seeking cash dividends should not purchase our common stock.

Since we are controlled by current insiders and affiliates of the Company, you and our other non-management shareholders will be unable to affect the outcome in matters requiring shareholder approval.

As of July 30, 2012, approximately, 55,069,454 shares of our common stock, not including currently exercisable warrants, are owned by Sillerman and current affiliates and insiders representing control of approximately 72.1% of the total voting power, with Sillerman, together with Robert F.X. Sillerman personally, directly or indirectly beneficially owning more than a majority of the outstanding shares of common stock.  As a result, Sillerman essentially has the ability to elect all of our directors and to approve any action requiring stockholder action, without the vote of any other stockholders.  It is possible that the interests of Sillerman could conflict in certain circumstances with those of other stockholders.  Such concentrated ownership may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into other transactions that require shareholder approval.  These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock.

We rely on key members of management, the loss of whose services could adversely affect our success and development.

Our success depends to a certain degree upon certain key members of the management. These individuals are a significant factor in our growth and ability to meet our business objectives.  In particular, our success is highly dependent upon the efforts of our executive officers and our directors, particularly Robert F.X. Sillerman, our Executive Chairman, Chief Executive Officer and Director.  The loss of our executive officers and directors could slow the growth of our business, or it may cease to operate at all, which may result in the total loss of an investor’s investment.

Compensation may be paid to our officers, directors and employees regardless of our profitability, which may limit our ability to finance our business plan and adversely affect our business.

Robert F.X. Sillerman, our Executive Chairman, Chief Executive Officer and director and other officers are receiving compensation and any other current or future employees of our company may be entitled to receive compensation, payments and reimbursements regardless of whether we operate at a profit or a loss. Any compensation received by Mr. Sillerman or any other senior executive in the future will be determined from time to time by the board of directors or our Compensation Committee.  Such obligations may negatively affect our cash flow and our ability to finance our business plan, which could cause our business to fail.

Some of our officers and directors may have conflicts of interest in business opportunities that may be disadvantageous to us.

Robert F.X. Sillerman, our Executive Chairman, Chief Executive Officer and director, and Mitchell Nelson, our Executive Vice President, General Counsel, Secretary and director, are each engaged in other business endeavors, including serving as executive officers of Circle Entertainment Inc. (“Circle”).   Under Mr. Sillerman’s employment agreement, he is obligated to devote his working time to the Company’s affairs, but may continue to perform his responsibilities as an executive officer of Circle, as well as in other outside non-competitive businesses.  Mr. Sillerman has agreed to present to the Company any business opportunities related to or appropriate for the Company’s business plan.  Pursuant to Mr. Nelson’s employment agreement, he is obligated to devote such time and attention to the affairs of the Company as is necessary for him to perform his duties as Executive Vice President and General Counsel.  He is also entitled to perform similar functions for Circle pursuant to the shared services agreement described in the section of entitled “Certain Relationships and Related Transactions” below.  Although Circle and the Company have generally different business plans, interests and programs, it is conceivable there may be a conflict of interest in determining where a potential opportunity should be brought.  Conflicts of interest are prohibited as a matter of Company policy, except under guidelines approved by the board of directors, as set forth in the Company’s Code of Business Conduct and Ethics.  The Company’s Code of Business Conduct and Ethics also sets forth the procedures to follow in the event that a potential conflict of interest arises.  For a description of the Company’s Code of Business Conduct and Ethics, please see the section entitled “Corporate Governance” below.

Our business and growth may suffer if we are unable to attract and retain key officers or employees.

Our success depends on the expertise and continued service of our Executive Chairman and Chief Executive Officer, Robert F.X Sillerman, and certain other key executives and technical personnel. It may be difficult to find a sufficiently qualified individual to replace Mr. Sillerman or other key executives in the event of death, disability or resignation, resulting in our being unable to implement our business plan and the Company having no operations or revenues.

Furthermore, our ability to expand operations to accommodate our anticipated growth will also depend on our ability to attract and retain qualified media, management, finance, marketing, sales and technical personnel.  However, competition for these types of employees is intense due to the limited number of qualified professionals.  Our ability to meet our business development objectives will depend in part on our ability to recruit, train and retain top quality people with advanced skills who understand our technology and business.  The Company believes that it will be able to attract competent employees, but no assurance can be given that the Company will be successful in this regard. If the Company is unable to engage and retain the necessary personnel, its business may be materially and adversely affected.

We are uncertain of our ability to manage our growth.

Our ability to grow our business is dependent upon a number of factors including our ability to hire, train and assimilate management and other employees, the adequacy of our financial resources, our ability to identify and efficiently provide such new products and services as our customers may require in the future and our ability to adapt our own systems to accommodate expanded operations.

Because of pressures from competitors with more resources, we may fail to implement our business strategy profitably.

The digital and mobile technology business is highly fragmented and extremely competitive and subject to rapid change. The market for customers is intensely competitive and such competition is expected to continue to increase. We believe that our ability to compete depends upon many factors within and beyond our control, including the timing and market acceptance of new solutions and enhancements to existing businesses developed by us, our competitors, and their advisors.  Viggle is an entertainment company that utilizes digital media and Smartphone technology.  If we are successful, larger and more established entertainment companies with significantly greater resources may try to enter the market with similar technologies, and may be in better competitive positions than we are.  Many consumers maintain simultaneous relationships with multiple digital brands and products and can easily shift consumption from one provider to another.  Our principal competitors are in segments such as the following:

●	Applications promoting social TV experiences and discussions; and

●	White label providers of social media and media-specific applications.

In addition, new competitors may be able to launch new businesses at relatively low cost.  In addition, either existing or new competitors may develop new technologies, and our existing and potential advertisers may shift their adverstising expenditures to these new technologies. Therefore, we cannot be sure that we will be able to successfully implement our business strategy in the face of such competition.

We may be unable to compete with larger or more established companies in two industries.

We face a large and growing number of competitors in the digital and mobile technology and entertainment industries.  If we successfully marry digital and mobile technology and entertainment, we will have competitors from both the digital and mobile and the entertainment industries. Many of these competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition, and more established relationships in the industry than does the Company. As a result, certain of these competitors may be in better positions to compete with us for customers and audiences. Further, our current and/or future competitors in the digital and mobile technology may develop or license technology that is similar to the Viggle app. Competition from these competitors may make it difficult to obtain users for our products and to attract advertising revenues for our products.  Competition may also require that we continue to further develop improvements to our products, which will increase our costs. Competition from these competitors may also limit the pricing of our advertisements.  We cannot be sure that we will be able to compete successfully with existing or new competitors.

If our products do not achieve market acceptance, we may not have sufficient financial resources to fund our operations or further development.

While we believe that a viable market exists for the products we are developing, there can be no assurance that such technology will prove to be an attractive alternative to conventional or competitive products in the markets that we have identified for exploitation. Specifically, our products will need to achieve market acceptance both by advertisers and by users of our products.  In the event that a viable market for our products cannot be created as envisaged by our business strategy or our products do not achieve market acceptance, we may need to commit greater resources than are currently available to develop a commercially viable and competitive product. There can be no assurance that we would have sufficient financial resources to fund such development or that such development would be successful. Further, our business plan requires the use of capital resources to purchase rewards for our rewards program, as discussed more fully below in the section entitled “Our Business.”  In addition, as we grow our number of registered active users, our rewards costs and our marketing and product development costs associated with obtaining additional users will increase.  We will need to increase our revenue per registered active user in order to cover our rewards costs and to become profitable, and there is no guarantee that we will be able to do so. There is no guarantee that we will have sufficient resources to fund our rewards program, which will have a material adverse effect on our business plan and operations.  In addition, if our products do not generate sufficient revenues, or we are unable to raise additional capital, we may be unable to fund our operations.  Our ability to raise additional funds will depend on financial, economic and other factors, many of which are beyond our control. There can be no assurance that, when required, sufficient funds will be available to us on satisfactory terms.

Our business will suffer if our network systems fail or become unavailable.

A reduction in the performance, reliability and availability of our network infrastructure would harm our ability to distribute our products to our users, as well as our reputation and ability to attract and retain users and content providers. Our systems and operations could be damaged or interrupted by fire, flood, power loss, telecommunications failure, Internet breakdown, earthquake and similar events. Our systems could also be subject to viruses, break-ins, sabotage, acts of terrorism, acts of vandalism, hacking, cyber-terrorism and similar misconduct. We might not carry adequate business interruption insurance to compensate us for losses that may occur from a system outage. Any system error or failure that causes interruption in availability of products or an increase in response time could result in a loss of potential customers or content providers, which could have a material adverse effect on our business, financial condition and results of operations. If we suffer sustained or repeated interruptions, then our products and services could be less attractive to our users and our business would be materially harmed.

If we fail to detect fraud, including click fraud, other invalid clicks on ads, or improper engagements, we could lose the confidence of our current and potential advertiser clients, which would cause our business to suffer.

We are exposed to the risk of fraudulent and other invalid clicks or conversions that advertisers may perceive as undesirable. When a user signs up for and downloads our app, we collect the user’s email, zip code and television provider. The email enables us to verify the user and reduces the chance of fraud.  While our terms and conditions limit one account per person and we have specific controls in place to avoid fraud, such as limiting the number of accounts allowed per device and the number of points per day, there is no guarantee that our controls will be effective.  As a result, estimates of our registered active users may be inflated as there may be some instances of double-counting users.  We are aware that some people will attempt to evade our rules in an effort to accumulate excess points through a multitude of methods including, but not limited to, establishing multiple accounts, mimicking app activity through “scripting,” and using multiple devices simultaneously.  We monitor our users to determine if any are attempting to do so and consider this fraudulent activity a violation of our published terms and conditions.  We invalidate users who violate these terms and conditions and continually make efforts to improve our systems to detect fraud and improve our defenses.  To date, we have found limited inflated use in the range of one to two percent of engagements by our registered active users, and we have invalidated three to four percent of our registered active users for such suspicious activity. Invalid clicks could result from inadvertent clicks or click fraud, where a mobile device user intentionally clicks on ads for reasons other than to access the underlying content of the ads. If fraudulent or other malicious activity is perpetrated by others, and we are unable to detect and prevent it, the affected advertisers may experience or perceive a reduced return on their investment. High levels of invalid click activity could lead to dissatisfaction with our advertising services, refusals to pay, refund demands or withdrawal of future business. If fraudulent or other malicious activity occurs, and we are unable to detect and prevent it, we could also experience increased costs relating to awarding points as a result of these activities.  Any of these occurrences could damage our brand and lead to a loss of advertisers and revenue and increased costs.

We may be unable to protect our intellectual property rights from third-party claims and litigation, which could be expensive, divert management’s attention, and harm our business.

Our success is dependent in part on obtaining, maintaining and enforcing our proprietary rights and our ability to avoid infringing on the proprietary rights of others. We seek patent protection for those inventions and technologies for which we believe such protection is suitable and is likely to provide a competitive advantage to us.   Because patent applications in the United States are maintained in secrecy until either the patent application is published or a patent is issued, we may not be aware of third-party patents, patent applications and other intellectual property relevant to our products that may block our use of our intellectual property or may be used in third-party products that compete with our products and processes. In the event a competitor or other party successfully challenges our products, processes, patents or licenses or claims that we have infringed upon their intellectual property, we could incur substantial litigation costs defending against such claims, be required to pay royalties, license fees or other damages or be barred from using the intellectual property at issue, any of which could have a material adverse effect on our business, operating results and financial condition.

We also rely substantially on intellectual property, trade secrets, proprietary technology, nondisclosure and other contractual agreements, and technical measures to protect our technology, application, design, and manufacturing know-how, and work actively to foster continuing technological innovation to maintain and protect our competitive position.  We cannot assure you that steps taken by us to protect our intellectual property and other contractual agreements for our business will be adequate, that our competitors will not independently develop or patent substantially equivalent or superior technologies or be able to design around patents that we may receive, or that our intellectual property will not be misappropriated.

The SEC opened a formal order of investigation relating to a matter regarding certain dealings in our securities by an unaffiliated third party. In addition, we have also received an informal request from the SEC for the voluntary production of documents and information concerning certain aspects of our business and technology. Although we have provided documents in response to the SEC’s request, there is no assurance that the SEC will not take any action against us.

The SEC opened a formal order of investigation relating to a matter regarding certain dealings in our securities by an unaffiliated third party. We have also received an informal request from the staff of the SEC, dated June 11, 2012, for the voluntary production of documents and information concerning certain aspects of our business and technology. We provided documents in response to such request on July 2, 2012.  We received a follow-up request for information on July 12, 2012, and we intend to cooperate with the SEC regarding this matter. However, there is no assurance that the SEC will not take any action against us. A determination by the SEC to take action against us could be costly and time consuming, could divert the efforts and attention of our directors, officers and employees from the operation of our business and could result in sanctions against us, any or all of which could have a material adverse effect on our business and operating results.

Our Common Stock is subject to risks arising from restrictions on reliance on Rule 144 by shell companies or former shell companies.

Under a regulation of the SEC known as “Rule 144,” a person who has beneficially owned restricted securities of an issuer and who is not an affiliate of that issuer may sell them without registration under the Securities Act provided that certain conditions have been met. One of these conditions is that such person has held the restricted securities for a prescribed period, which will be 6 months or 1 year, depending on various factors. The holding period for our common stock would be 1 year if our common stock could be sold under Rule 144. However, Rule 144 is unavailable for the resale of securities issued by an issuer that is a shell company (other than a business combination related shell company) or that has been at any time previously a shell company. The SEC defines a shell company as a company that has (a) no or nominal operations and (b) either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets. Until the Recapitalization, we were a shell company.

The SEC has provided an exception to this unavailability if and for as long as the following conditions are met:

●	The issuer of the securities that was formerly a shell company has ceased to be a shell company,

●	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act,

●
The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●
At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company known as “Form 10 Information.”

As a result, although the registration statement on Form S-1 (File No. 333- 174481) originally filed with the SEC on May 25, 2011 intended to provide “Form 10 Information,” stockholders who receive our restricted securities will only be able to sell them pursuant to Rule 144 without registration for only as long as we continue to meet those requirements and are not a shell company. No assurance can be given that we will continue to meet these requirements or that we will continue to do so, or that we will not again be a shell company. Furthermore, any non-registered securities we sell in the future or issue for acquisitions or to consultants or employees in consideration for services rendered, or for any other purpose will have limited or no liquidity until and unless such securities are registered with the Commission and/or until a year after we have complied with the requirements of Rule 144. As a result, it may be harder for us to fund our operations, to acquire assets and to pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. In addition, if we are unable to attract additional capital, it could have an adverse impact on our ability to implement our business plan and sustain our operations.  Our status as a former “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions, which could cause the value of our securities, if any, to decline in value or become worthless.

Changes to federal, state or international laws or regulations applicable to our business could adversely affect our business.

Our business is subject to a variety of federal, state and international laws and regulations, including those with respect to privacy, advertising generally, consumer protection, content regulation, intellectual property, defamation, child protection, advertising to and collecting information from children, taxation, employment classification and billing. These laws and regulations and the interpretation or application of these laws and regulations could change. In addition, new laws or regulations affecting our business could be enacted. These laws and regulations are frequently costly to comply with and may divert a significant portion of management’s attention. If we fail to comply with these applicable laws or regulations, we could be subject to significant liabilities which could adversely affect our business.

There are many federal, state and international laws that may affect our business including measures to regulate consumer privacy, the use of copyrighted material, the collection of certain data, network neutrality, patent protection, cyber security, child protection, subpoena and warrant processes, taxes and tax reporting (including issuing 1099’s to our users), gift cards, employee classification and others.  If we fail to comply with these applicable laws or regulations we could be subject to significant liabilities which could adversely affect our business.

In addition, most states have enacted legislation governing the breach of data security in which sensitive consumer information is released or accessed. If we fail to comply with these applicable laws or regulations we could be subject to significant liabilities which could adversely affect our business.

Many of our potential partners are subject to industry specific laws and regulations or licensing requirements, including in the following industries: pharmaceuticals, online gaming, alcohol, adult content, tobacco, firearms, insurance, securities brokerage, real estate, sweepstakes, free trial offers, automatic renewal services and legal services. If any of our advertising partners fail to comply with any of these licensing requirements or other applicable laws or regulations, or if such laws and regulations or licensing requirements become more stringent or are otherwise expanded, our business could be adversely affected. Furthermore, these laws may also limit the way we advertise our products and services or cause us to incur compliance costs, which could affect our revenues and could further adversely impact our business.

There are a number of significant matters under review and discussion with respect to government regulations which may affect the business we intend to enter and/or harm our customers, and thereby adversely affect our business, financial condition and results of operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” above.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. You should read this prospectus and the documents that we reference in this prospectus, or that we filed as exhibits to the registration statement of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

We will not receive any proceeds from the sales of any shares of common stock by the selling stockholders.  We will, however, receive proceeds from the exercise of warrants held by the selling stockholders if and when such warrants are exercised for cash.

DIVIDEND POLICY

We have never declared or paid cash dividends. Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

MARKET FOR OUR COMMON STOCK

Our common stock currently trades in the over the counter market and is quoted on the Pink Sheets Electronic Quotation Service under the symbol “VGGL.”

The following table sets forth the high and low bid prices of our common stock during the calendar years ended December 31, 2010 and 2009 and through the first calendar quarter ended June 30, 2012.  The high and low bid quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission, and may not represent actual transactions.

2009(1)
First quarter	$	No trades	$	No trades
Second quarter		$2.00		$1.20
Third quarter		$1.20		$1.00
Fourth quarter		$1.00		$0.40
2010 (1)
First quarter		$0.70		$0.40
Second quarter		$0.70		$0.10
Third quarter		$0.20		$0.16
Fourth quarter		$0.60		$0.18
2011
First quarter(1)(2)		$56.00		$0.02
Second quarter		$25.00		$16.60
Third quarter		$21.40		$9.50
Fourth quarter		$18.00		$9.00
2012
First quarter		$17.80		$11.00
Second quarter		$5.45		$2.50

(1)
On February 16, 2011, the Company effectuated a 1 for 10 reverse split of its issued and outstanding common stock.  On June 7, 2012, the Company effectuated a 1 for 2 reverse split of its issued and outstanding common stock. The high and low bid prices before February 16, 2011 are listed to reflect both the 1 for 10 reverse split and the 1 for 2 reverse split on a retroactive basis.

(2)
For the period January 1, 2011 to February 15, 2011 (pre reverse splits), the high bid was $9.00 and the low bid was $0.02. For the period February 16, 2011 to March 31, 2011 (post 1 for 10 reverse split), the high bid was $56.00 and the low bid was $16.00.

As of July 27, 2012, there were 148 beneficial holders of our common stock.

DILUTION

Our net tangible book value as of March 31, 2012 was $0.08 per share of common stock (post 1 for 2 reverse split). Net tangible book value is determined by dividing our tangible book value (total assets less intangible assets including know-how, trademarks and patents and less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to us, our net tangible book value will be unaffected by this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis of financial condition and results of operations of the Company should be read in conjunction with the historical consolidated financial statements and footnotes of the Company’s historical consolidated financial statements and notes thereto included elsewhere in this Registration Statement. Our historical results of operations reflected in our historical consolidated financial statements are not indicative of our future results of operations as we have entered a new line of business from which we do not currently generate revenue.

Overview

Viggle was incorporated in Delaware in July 1994, and was formerly known as Gateway Industries, Inc.

In February 2011, Function (X) Inc. completed a Recapitalization with Sillerman and EMH Howard.  The newly recapitalized company changed its name to Function (X) Inc. effective as of the date of the Recapitalization and changed its name to Function(x) Inc. on June 22, 2011. On May 31, 2012, the Company changed its name to Viggle Inc.  We have five wholly owned subsidiaries, Project Oda, Inc., Viggle Media, Inc., Function(x) Inc. Sports Hero, Inc. and Loyalize, Inc.  Upon completion of the Recapitalization, the Company changed course after being inactive from October 2010.  The Recapitalization and the resulting change in management were the initial steps in the Company developing a new operating business. Its new direction is intended to provide a platform for investments in media and entertainment, with a particular emphasis on digital and mobile technology.

Our business is built on a simple concept: Watch TV. Earn Rewards.  The business is a loyalty program that rewards our users for watching television. We seek to make the consumer TV experience better by helping consumers find what shows to watch, making the shows they watch more fun, interesting, and exciting, and rewarding consumers for being loyal to the shows they do watch.  Users receive points for checking in to and interacting with their favorite TV shows and can then redeem these points for real items such as movie tickets, music and gift cards.  We plan to generate revenue through advertising and the sale of merchandise related to the TV shows and other entertainment viewed by users that would appear in users’ mobile devices through the use of the application. We currently do not have any agreements in place with advertisers or vendors whereby the advertisers or vendors issue rewards to our users when the users redeem their points.  We have purchased and will continue to purchase gift cards from vendors that we will issue to users upon the redemption of their points.  The Company has only generated nominal revenue to date, and there is no guarantee that we will be able to generate sufficient revenue in the future to continue to purchase gift cards from vendors.

The Company’s loyalty program will be delivered to consumers in the form of a free application, or app, that works on multiple device types, including mobile phones, tablets and laptops.  The user experience is simple.  The consumer downloads the app, creates an account and while watching TV, taps the check in button.  Using the device’s microphone, the application collects an audio sample of what the user is watching on television and uses proprietary technology to convert that sample into a digital fingerprint. Within seconds, that proprietary digital fingerprint is matched against a database of reference fingerprints that are collected from 140 English and Spanish television channels within the United States. We are able to verify TV check-ins across broadcast, cable, online, satellite, time-shifted and on-demand content. The ability to verify check-ins is critical because users are rewarded points for each check in. Users can redeem the points within the app’s rewards catalogue for items that have a monetary value such as movie tickets, music and gift cards.

In addition to television show check-in points, users can earn additional points by engaging with brand or network sponsored games, videos, polls or quizzes related to the show that they are watching and by inviting friends or sharing their activities via social media. There will also be sweepstakes opportunities and instant win games for higher value prizes or unique experiences in addition to rewards. Our product will be limited to participants who are 13 years of age or older.

Our loyalty program is designed to give users rewards for checking-in to television shows and for performing other engagements within the Viggle app.  For example, when a user checks-in to a television program, that user will receive approximately 60 points for each hour checked in.  In addition, users may earn additional points for checking into certain specified shows or performing certain engagements within the app, such as participating in a poll or quiz or viewing an advertisement.  For example, if a user checks into a show for which we are rewarding extra points, the user may receive 250 extra points so long as the user remains checked in for at least 10 minutes.  This would also apply to participating in a poll or interactive game or other engagement to which extra points have been allocated, such as our Viggle Live Super Bowl or Oscar experience.  The number of points that a user may earn in a day may be capped.  For example, we may cap the number of points a user earns at 6,000 per day.  We may change from time to time the number of points that a user may earn for checking into shows and for engaging in certain actions on our app, and the daily cap on points.

Our rewards catalog consists primarily of gift cards for consumer goods in amounts ranging from $5.00 to $25.00.  There are other rewards that can be earned for significantly more rewards points, for example a $5.00 Starbucks gift card can be earned for 9,000 points, a $25.00 Best Buy gift card can be earned for 50,000 points and a Kindle Fire for 375,000 points.  From time to time we may change the rewards offered and the number of points required to earn any given reward.   For the 905,724 reward redemptions through July 26, 2012, the average number of points used per redemption has been approximately 11,223 points and the average value of a reward for such a redemption was $6.95.

The loyalty program for which the rewards are the incentive is designed to constantly attract new users and to increase the number of active users in a manner that can be marketed to advertisers.  The success of the marketing will depend on being able to show the number of active users in the program. We further anticipate that the number of active users will depend on the availability of rewards and the ability of users to accumulate points and redeem their points for rewards.

We have completed a first version of the application, which has been approved by Apple.  We launched the app to the public in the Apple iTunes App Store on January 25, 2012. The approved version of the app works on Apple iOS devices such as the iPhone, iPad and iPod Touch.  We have been successfully testing the app with employees of the Company as well as friends and family of our employees for several months, and although we have launched the app to the public, there is no guarantee how successful the launch will be or how effectively the technology will perform.  We will continuously test and update the application with a goal of improving overall performance and usability. We have also recently launched a platform developer kit to allow third party developers to create functionality accessible from within the Viggle app.

The iOS release was followed by a version of the application for use on Android smartphones and tablets which was launched on June 27, 2012.  After the initial release of our application on Android smartphones and tablets, we continue to test and monitor the effectiveness of our conversion of the software from the Apple application.  We will consider adding versions for other mainstream mobile operating systems such as Windows Phone and Blackberry based on demand and other business factors. Distribution of the product will occur via regular online marketplaces for content and applications used by such mobile operating systems, and will include iTunes for iOS devices or the Android marketplace for devices using the Android operating system.

Since our launch on January 25, 2012, and through July 26, 2012 1,044,380 users have registered for our app, of which we have deactivated~~,~~34,890, for a current total of 1,009,490 registered users.  Of those, we currently have accumulated 660,341 registered active users. Our members have checked-in to 63,696,659 TV programs, spent an average of 86 minutes within the Viggle app per session and have redeemed a total of 905,724 rewards. Since inception, users active each day have averaged 23.7 engagements per day. Such number is derived by dividing the average number of engagements each day by the total number of active users each day. Active users are defined as those who earned a point or redeemed a point that day.

The back-end technology for the application has been designed to accommodate the significant numbers of simultaneous check-ins required to support primetime television audiences. This back-end technology is currently operational and there are no material steps required prior to the launch of our mobile applications.  Our plan is to expand our capacity to support simultaneous check-ins around major television events such as the Super Bowl. In addition to our own dedicated co-location facilities on the east and west coasts, we are using third-party cloud computing services from Amazon Web Services to help us scale our technical capacity as efficiently as possible.

The technology supporting our unique feature of digital fingerprinting and our matching technology is subject to a currently unissued but pending patent.

While most people watch television, we are targeting male and female consumers between the ages of 18-49.  This target audience was selected due to the amount of television they consume on a weekly basis as well as the likelihood that they will have smartphones and other wireless devices such as tablets and laptops with them while viewing television. To build our user base, we will target this audience using traditional media techniques such as direct response, banner, and mobile advertising, public relations, search engine optimization and search engine marketing across online, broadcast and print media outlets.

When a user signs up for and downloads our app, we collect the user’s email, zip code and television provider. The email enables us to verify the user and reduces the chance of fraud. The zip code allows us to present a relevant list of cable and satellite providers to the user to deliver the correct channel listing data. Knowing the television provider in turn helps us to increase the rate of success for television show matching. We encourage the user to provide additional information such as their birthday and physical mailing address.  The user’s birthday information helps us verify that a user is at least 13 years old. The physical mailing address is required for the delivery of physical goods selected by the user in the application rewards catalogue.  This information also helps us better target relevant advertising to the user. We manage this information in adherence with standard privacy policies and regulations.

The acquisition on September 29, 2011 of the Watchpoints assets owned by Mobile Messaging Systems LLC included patent applications regarding their own audio fingerprinting technology, the aggregation of users based on specific programming and opportunities for enhanced user content engagement experiences.  The patent applications that we acquired relate only to pending, unissued patents.  Each of these patents complements the Company’s intended business for the initial product.

We have hired personnel with diverse backgrounds in general management and in digital media and entertainment, along with specialists in product development, editorial, graphic design, software engineering, marketing, analytics, sales, business development, human resources, finance and legal for the purpose of developing the business plan, building the product, generating ad sales with brand and network marketers, acquiring and retaining customers.

The purchase of the Loyalize business, as discussed more fully below in the section entitled “Our Business,” allows the Company to accelerate the integration of add-on features to its core application through use of the acquired software and the employment by the Company of a team of 13 employees, including software engineers, who had been involved in the development of the Loyalize technology.

On December 23, 2011, the Company purchased a 65% ownership interest in TIPPT Media Inc. as a second line of business that would bring additional revenues to the Company.  The Company believed that the TIPPT concept of having celebrities endorse products via social media could generate excellent revenues through TIPPT’s agreement with 100 Mile Group, LLC, which had good relationships with celebrities.  The Company believed that this was an opportune time to launch this type of business given the broad expansion of social media and a quick ramp-up of signing celebrities with significant numbers of social media followers would be possible.  Five months into the investment, the Company concluded that it was taking much longer for TIPPT to sign up such celebrities and that there would be delays in TIPPT executing its proposed business concept.  Therefore, the Company decided to modify its investment in TIPPT.  The Company negotiated an arrangement to permit TIPPT to continue to develop its business while the Company would reduce its investment and terminate the $20 million line of credit, thereby limiting its losses and allowing the use of its capital for Viggle purposes.

On May 14, 2012, the Company sold to TIPPT LLC a 50% ownership interest in TIPPT for $500,000 (payable by a Purchase Money Note with interest accruing at 4% per annum and maturing on December 31, 2016), retained a 15% ownership interest in TIPPT, and terminated the Company’s obligation to provide advances to TIPPT under the $20,000,000 line of credit.  The outstanding balance of the line of credit, which was $700,656, and a new advance of $500,000 made in connection with the transaction were evidenced by a $1,200,656 promissory note.  TIPPT is a startup company and as such does not have the current financial resources to repay the promissory notes.  However, if the TIPPT management team is successful in executing its business plan, the promissory notes may be repaid and the Company may realize a return of (and on) its investment.  The Company negotiated this arrangement on an arm’s length basis and believes it is an appropriate resolution of the matter.

Advertising sales will result from direct outreach by our internal sales team to companies, networks and advertising agencies. User acquisition will be driven through regular marketing strategies such as banner and mobile advertising, direct response, and search engine marketing. Like many applications, the Company’s application integrates into users’ existing social media networks, making it possible for users to share their activity with friends, family and followers, which helps to drive customer awareness and acquisition. The social media experience within the Company’s application is therefore important, and will be complementary to the core value proposition of generating revenue through advertising sales.

Going Concern

Our latest quarterly report on Form 10-Q filed with the SEC on May 15, 2012 included a disclosure paragraph regarding the uncertainty of our ability to remain a going concern, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company is unlikely to pay dividends or generate significant revenue or earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders and the ability of the Company to obtain necessary equity or debt financing to continue development of its new business and to generate revenue. Management intends to raise additional funds through equity and/or debt offerings until sustainable revenues are developed. There is no assurance such equity and/or debt offerings will be successful or that development of the new business will be successful.

Operations

We are creating a product that encourages consumer participation and active engagement through incentives and brand and network-sponsored content.  We intend to market our product through various channels, including online advertising, broad-based media (such as television and radio), as well as various strategic partnerships.  We intend to utilize co-location facilities and the services of third-party cloud computing providers, more specifically, Amazon Web Services, to help us efficiently manage and operate certain aspects of our platform.

Like many applications, the Company’s initial product integrates into users’ existing social media networks, making it possible for users to share their activity with friends, family and followers. The social media experience within the Company’s product is important, and will be complementary to the core value proposition of generating revenue through advertising sales.

Revenue

The application became available to the public on January 25, 2012.  We have begun to generate nominal revenues. Advertising will be sold primarily direct to brand marketers and television networks by our dedicated sales team.  Our focus is on brand marketers that are most relevant to our target demographic of consumers between the ages of 18-49, and are active in television, digital and retail marketing. Our sales team is also briefing large advertising and media agencies on our capabilities so that they might recommend integration of our application into their client proposals.  We have and plan to generate revenue from standard mobile media advertising sales and affiliate programs: (i) when our users click and view advertisements in our application, (ii) when our users complete an engagement (defined as a poll or quiz or game or slide show) appearing in our application that is created by an advertising agency or the Company’s brand partners or by our team; and or (iii) through affiliate or bounty commissions to third parties if our users purchase items or subscribe to services after clicking from our application to other applications and/or websites.  With the exception of one-time sponsorships with advertisers (which are charged a separate and specific fee), all advertising is serviced via a third-party advertising server for billing and verification purposes.  Revenues are generated by measuring delivered impressions on a cost per thousand (CPM) basis and completed engagements on a cost per engagement (CPE) basis.  Therefore, our sales team contracts with brand advertisers to deliver a specific number of impressions and/or engagements for a specific price per thousand impressions (CPM) and/or per completed engagement (CPE).  The third-party ad server then serves the ads and/or engagements within the application during the course of using the Viggle app.  As impressions and engagements are delivered and completed, we will bill brand partners or advertising agencies on a monthly basis for the media delivered at our contracted rates.

Regarding television marketers, we are focusing on TV networks and producers based on their relevance to our target audience, their reach and popularity. We are prioritizing networks and shows that we know to be actively engaged in digital extensions, such as Social TV or second screen technology.  Additionally, we expect to gain revenue from the sale of television show related merchandise such as show music, DVDs and apparel, all of which is featured within the application and sold through online retail partners such as iTunes and Amazon.

Initially, we anticipate revenues to be generated substantially in the United States.

Results of Operations

Consolidated Operating Results Three Months Ended March 31, 2012 Compared to Three Months Ended March 31, 2011

Operating revenue for the three months ended March 31, 2012 and 2011 was $556,000 and $0, respectively. Cost of Watchpoints and engagement points for the three months ended March 31, 2012 and 2011 was $3,197,000 and $0, respectively. Selling, general and administrative expenses were $24,324,000 for the three months ended March 31, 2012 as against $8,431,000 for the three months ended March 31, 2011.

Revenue

Operating revenue for the three months ended March 31, 2012 increased by $556,000 primarily due to sale of media time during the period.  The Company commenced commercial operations on January 25, 2012, thus there was no revenue recorded for the three months ended March 31, 2011.

Cost of Watchpoints and Engagement Points

Cost of Watchpoints and engagement points for the three months ended March 31, 2012 increased by $3,197,000 primarily due to the cost of the Viggle app reward points earned by users of the application for checking into shows and engaging with advertising content.  There were no such costs for the three months ended March 31, 2011.

Selling, General and Administrative Expenses

Selling, general and administrative expenses increased in the three months ended March 31, 2012 by $15,893,000 (including $9,425,000 of stock based compensation charges), primarily due to personnel costs of $6,198,000 (including $2,602,000 of stock based compensation charges), Board of Directors fees of $452,000 (including $344,000 of stock based compensation), $2,678,000 technical and operating costs to run the product, $2,403,000 of marketing expenses, $545,000 of professional fees, office rents of $258,000, depreciation and amortization expense of $1,125,000, travel and entertainment costs of $658,000, and charges related to TIPPT of $2,750,000.  General and administrative expenses for the three months ended March 31, 2011 were $8,431,000.

Interest Income, Net

We had net interest income of $35,000 in the three months ended March 31, 2012 versus $25,000 in the three months ended March 31, 2011.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes .  Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse.  A valuation allowance is recorded when it is more likely than not that some of the deferred tax assets will not be realized.  We assess our income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date.  For those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information.  For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

Consolidated Operating Results Nine Months Ended March 31, 2012 Compared to Nine Months Ended March 31, 2011

Operating revenue for the nine months ended March 31, 2012 was $556,000 versus $0 for the nine months ended March 31, 2011. Cost of Watchpoints and engagement points for the nine months ended March 31, 2012 was $3,197,000 and $0 for the nine months ended March 31, 2011. Selling, general and administrative expenses were $74,605,000 for the nine months ended March 31, 2012 as against $8,458,000 for the nine months ended March 31, 2011.

Revenue

Operating revenue in the nine months ended March 31, 2012 increased by $556,000 from the sale of advertising on the Viggle app. There was no operating revenue for the nine months ended December 31, 2011.

Cost of Watchpoints and Engagement Points

Cost of Watchpoints and engagement points for the nine months ended March 31, 2012 increased by $3,197,000 primarily due to the cost of Viggle reward points earned by users of the application for checking into shows and engaging with advertising content.  There were no such costs for the nine months ended March 31, 2011.

Selling, General and Administrative Expenses

Selling, general and administrative expenses increased in the nine months ended March 31, 2012 by $66,147,000 (including $43,397,000 of stock based compensation charges), primarily due to personnel costs of $49,923,000 (including $41,187,000 of stock based compensation charges), Board of Directors fees of $2,535,000 (including $2,210,000 of stock based compensation), $2,678,000 of technical and operating costs to run the product, $4,126,000 of marketing expenses, $659,000 of professional fees, office rents of $643,000, depreciation and amortization expense of $1,329,000, travel and entertainment costs of $1,464,000, and charges related to TIPPT of $2,750,000.  General and administrative expenses for the nine months ended March 31, 2011 were $8,458,000.

Interest Income, Net

We had net interest income of $130,000 in the nine months ended March 31, 2012 versus $24,000 in the nine months ended March 31, 2011.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes.  Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse.  A valuation allowance is recorded when it is more likely than not that some of the deferred tax assets will not be realized.  We assess our income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date.  For those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information.  For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements. At March 31, 2012 and 2011, the Company provided a full valuation allowance on its deferred tax assets and thus recognized no tax benefit.

Results for the Year Ended June 30, 2011 and 2010

	Year Ended June 30, 2011		Year Ended June 30, 2010		Variance
Revenues	$	---	$	---	$	---
General and Administrative Expenses		19,970,000		9,000		19,961,000

Operating Loss		(19,970,000)		(9,000)		(19,961,000)

Other Income
Interest income, net		62,000		---		62,000
Total Other Income		62,000		---		62,000

Net Loss Before Income Taxes		(19,908,000)		(9,000)		(19,899,000)

Income Taxes		---		---		---

Net Loss		$(19,908,000)		$(9,000)		$(19,899,000)

Revenues

There were no revenues in the prior year.  The Company has yet to generate revenue since changing its line of business in 2011.

General and Administrative Expenses

Operating expenses increased $19,961,000 in 2011 as compared to 2010 primarily due to personnel costs ($12,325,000, including $10,772,000 in non-cash stock based compensation), developing a new product ($2,150,000), and the other costs associated with a startup company ($5,482,000).  Operating expenses in 2010 were nominal.

Interest Income, Net

Net interest income increased $62,000 in 2011 as compared to 2010 primarily due to notes receivable issued for common stock as part of the Recapitalization.  There was no interest income in 2010.

Liquidity and Capital Resources

Cash

At June 30, 2011 and 2010, we had cash balances of $3,794,000 and $0, respectively.  From 2007 until the Recapitalization, J. Howard, Inc., an affiliate of Jack L. Howard, a director and officer of the Company prior to the Recapitalization, advanced funds to the Company to support our daily operations.

At March 31, 2012 and 2011, we had cash balances of $4,297,000 and $8,096,000, respectively. From 2007 until the Recapitalization, J. Howard, Inc., an affiliate of Jack L. Howard, a director and officer of the Company prior to the Recapitalization, advanced funds to the Company to support our daily operations.

Pursuant to the Recapitalization, Sillerman, together with other investors approved by Sillerman, invested in the Company by acquiring 120,000,000 newly issued shares of common stock (60,000,000 shares post 1 for 2 reverse split) of the Company in a private placement transaction, in which we raised $3,600,000 ($220,000 in cash and $3,380,000 in five-year promissory notes with interest accruing at 4.15% per annum).

As a result of the private placements to Adage and KPLB, both selling stockholders in the Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on May 25, 2011, we have raised $10,500,000.

On August 25, 2011, the Company completed the placement of 14,000,000 units  (7,000,000 units post 1 for 2 reverse split) (the “Units”), each Unit consisting of (i) one (1) share of common stock (one-half share post 1 for 2 reverse split), $0.001 par value per share of the Company and (ii) one (1) detachable three (3) year warrant to purchase one (1) share of common stock of the Company (one-half share post 1 for 2 reverse split) with an exercise price of $4.00 per warrant share ($8.00 per warrant share post 1 for 2 reverse split), at a purchase price of $2.50 per Unit ($5.00 per Unit post 1 for 2 reverse split), for an aggregate purchase price of $35,000,000 to accredited and institutional investors.  The three-year warrants are callable by the Company after February 26, 2012 if a registration statement for the resale of the shares of common stock issuable upon exercise of the warrants has been declared effective for 30 days and the closing bid price of such shares equals at least $4.00 per share ($8.00 per share post 1 for 2 reverse split) for a period of at least 20 consecutive trading days after effectiveness of such registration statement.  The proceeds of the offering, less expenses, are to be used for general corporate purposes, including marketing and product development.

On May 10, 2012, the Company completed the placement of 3,418,182 units (the “Private Placement Units”) (1,709,091 units post 1 for 2 reverse split) to accredited and institutional investors at an aggregate purchase price of $9,400,000.  Each Private Placement Unit consists of (i) one (1) share of common stock (one-half share post 1 for 2 reverse split), $0.001 par value per share of the Company and (ii) one (1) detachable three (3) year warrant to purchase one (1) share of common stock (one-half share post 1 for 2 reverse split) of the Company with an exercise price of $4.00 per warrant share ($8.00 per warrant share post 1 for 2 reverse split), at a purchase price of $2.75 per Private Placement Unit ($5.50 per Unit post 1 for 2 reverse split).  If the Company sells shares of its common stock for the purpose of raising capital at a price below $4.00 per share ($8.00 per share post 1 for 2 reverse split) before the expiration of the exercise period of the warrant, the exercise price of all warrants will be adjusted to the lowest price at which the shares were sold.  The proceeds of the offering, less expenses, are to be used for general corporate purposes, including marketing and product development.

The Company is obligated to file a registration statement for the common shares and the shares underlying the warrants which are the subject of the PIPE within 30 days of the effectiveness of the currently pending Form S-1 and to use commercially reasonable efforts thereafter to have the registration statement declared effective within 120 days.

Line of Credit

On June 29, 2012, Sillerman Investment Company LLC (the “Lender”), an affiliate of Robert F.X. Sillerman, the Executive Chairman and Chief Executive Officer of the Company, advanced $2,500,000 to the Company.  The advance is evidenced by a $10,000,000 line of credit grid promissory note, dated as of June 29, 2012, that was executed and delivered by the Company in favor of the Lender (the “Grid Note”) on July 6, 2012.  Under the Grid Note, the Company may periodically draw on the line of credit in amounts of no less than $100,000, and interest will accrue on all unpaid principal amounts at a simple interest rate equal to 9% per annum.  The Company is not permitted to make draws more than once per month.  The Grid Note matures on the earlier to occur of (i) June 29, 2013 or (ii) upon the receipt of net proceeds by the Company or any of its wholly-owned subsidiaries from one or more debt or equity offerings by the Company or any of its wholly-owned subsidiaries in an amount equal to at least the amount of principal and accrued and unpaid interest outstanding under the Grid Note.  At maturity, the Company must pay to the Lender all principal amounts then outstanding, plus accrued and unpaid interest thereon.  All net proceeds received by the Company or any of its wholly owned subsidiaries from any debt or equity offering by the Company or any of its wholly-owned subsidiaries must first be applied toward the payment in full of all outstanding principal and accrued but unpaid interest outstanding under the Grid Note.  The Company may make prepayments in whole or in part under the Grid Note at any time, provided accrued, but unpaid interest is paid through the prepayment date.

The Company intends to use the proceeds from the Grid Note to fund working capital requirements and for general corporate purposes.  Because the Lender is an affiliate of the Company’s Executive Chairman and Chief Executive Officer, a majority of the Company’s independent directors approved the Grid Note.

The foregoing description of the line of credit is not complete and is qualified by reference to, and should be read in conjunction with, the full text of the Line of Credit Grid Promissory Note, a copy of which is filed as Exhibit 10.25 hereto.

The Company’s capital requirements to fund its business plan are variable based on a few key factors: the number of members, the amount of points earned per member, the amount of points redeemed for rewards, and our cost to purchase, acquire, and/or trade for rewards.  These factors combine to determine our rewards cost for the next 12 months. Rewards costs are expected to be the largest cost to our business for the foreseeable future, and therefore, controlling these costs will have the greatest impact on our liquidity and capital resources. We anticipate the ability to lower rewards cost through greater purchasing power garnered through higher volume purchases of gift cards and merchandise for our Rewards Catalog, but there is no guarantee we will lower our rewards costs in the next 12 months. As we increase members of the Viggle app, we expect to generate revenue from the sale of digital media within our application and expect these sales to be a source of liquidity within the next 12 months. However, there is no guarantee that revenues will exceed rewards cost in the next 12 months or ever. We have the ability to control rewards cost through the restriction of new member acquisition, the limitation of point earning opportunities within the application, and the re-pricing of points in terms of how many are needed to redeem for purchased rewards within the application. In respect to our operating costs, employee salaries, the amount of marketing expenditures, leases of office space, and research & development costs constitute the majority of our monthly operating  expenses. With the exception for leased office space, our operating costs are expected to increase as we add members in order to sell more advertising, to create new features and functionality on the platform, to acquire new rewards, and to market the Viggle app over the next 12 months.  The overall level of expenses will be reflective of management's view of the current opportunities for the Viggle app within the marketplace.  Even though we utilize significant computing resources to run our mobile platform, we do not invest in computer hardware but instead we lease our hardware, bandwidth, and co-location facilities and accordingly can limit the cost of these servers to be in line with user growth.  The Company plans to carefully manage its growth and related costs to ensure it has sufficient capital resources to meet the goals of business plan for the next twelve months.

The Company’s 12-Month Plan for its Business.

The Company has projected the plan for its business for the next 12 months (July 1, 2012-June 30, 2013), which is subject to change resulting from both internal and external circumstances.   The 12-month plan of the Company has not been reviewed for consistency with US GAAP, and has been prepared on a modified accrual basis.  The Company’s 12-month plan is based on assumptions and is subject to risks and uncertainties.  Our 12-month plan represents our estimates and assumptions only as of the date of this prospectus, and our actual future results may be materially different from what we set forth below.

There is no assurance that the plan set forth will be successful. If implemented, actual results may vary significantly from the plan described in this prospectus. The Company does not warrant or guarantee the foregoing.

The Company’s current plan will require additional capital of approximately $32,000,000 over the next 12-month period.  We expect the $32,000,000 (in excess of cash currently held by the Company) will be required to cover the fixed expenses and capital needs of the Company, including employee payroll, server capacity, research and development, Net Jets expenses, office space and capital expenditures.  We have not included our marketing costs as part of the $32,000,000 as such costs are expected to vary significantly in our attempt to increase our user base. In addition, we may need funding to cover rewards costs, although we anticipate generating sufficient revenue over the next 12 months to cover such costs.  However, because there is no guarantee that we will be able to do so, we may need to raise capital in addition to the $32,000,000 to cover cash required to fund rewards.  In the period from January 1, 2012 through April 30, 2012, Viggle generated $860,000 of revenue and expended $3,330,541 in cash for rewards.  We believe revenue will continue to improve over the next twelve months as we contract to sell more advertising within the application. Additionally, we believe that as our user base grows we may be able to increase purchasing power to help reduce cash required to fund rewards.  In addition, as our app becomes more popular we plan to increase the number of points needed to redeem certain rewards which in turn should reduce the cash required to fund rewards.  In June, we increased our revenue and added new rewards to the catalog which required less cash to purchase than some of our previous rewards.  This enabled us to reduce our cash outlay for rewards. As we continue to add new items to our rewards catalog, we will focus on how those items are priced in points with the goal of reducing our cash outlay for rewards.  Although the increase in revenue and the addition of lower costs rewards suggest that we should be able reduce our cash funding requirements over the next 12 months, there is no guarantee that we will be successful. Our ability to sell increasing amounts of advertising is dependent on the amount of registered active users and the activity of those users within the application.  It may be challenging to grow revenue as Viggle faces many competitors seeking to gather revenue in the same manner.  Advertising budgets can shift rapidly and the benefits previously seen by advertisers could shift away from mobile platforms to something new.  We may not be able to deliver enough users to our advertisers to grow revenue.  The level of engagement activity currently seen within Viggle may slow and the potential revenue per user would fall accordingly.  In addition, growing our user base makes us a more attractive to advertisers, but will also increase our total rewards cost as new users earn points within Viggle.  We will need to increase our revenue per user above the average cash cost per user in order to achieve profitability.  There is no guarantee that we will be able to do so. Our ability to purchase rewards for greater discounts as we buy more may not be sustainable and we may reach a floor on the level of discounting.  We have no plan to adjust the overall points pricing within our rewards catalog; however, we may find a wholesale re-pricing necessary to reduce the cash needed to fund our rewards program.  Adjusting the points needed to redeem for a reward may decrease our funding requirements, but may have the counter-balancing effect of discouraging user acceptance and satisfaction.

The actual amount of funds required may vary depending upon the number of users, the rewards offered, the marketing and related expenses, the development costs for the launch of the product, and the speed with which prospective users enroll in the Viggle app program.  In the event that the required cash is not funded from revenue, the Company will need to raise additional capital through either a debt or equity financing.  Alternatively, the Company would need to revise its business plan to reduce its spending rate and delay certain projects that are part of its business plan based on the amount of capital available until additional capital is raised.

Cash Flow for the Nine Months Ended March 31, 2012 and 2011

Operating Activities

Cash used in operating activities of $20,319,000 for the nine months ended March 31, 2012 consisted of $8,893,000 primarily related to salaries and related employee benefits costs, $2,859,000 of rewards costs (primarily gift cards), $2,678,000 of technical and operating costs to run the product, $3,055,000 of marketing-related costs, $452,000 of outside legal fees, $643,000 of rent expense and $1,464,000 of travel and entertainment expenses.

Investing Activities

$12,452,000 was used in investing activities for the nine months ended March 31, 2012, which consisted of $2,629,000 for the purchase of property and equipment, $1,859,000 related to capitalized software costs and $7,964,000 related to the acquisitions of WatchPoints, TIPPT, and Loyalize.

Financing Activities

Cash provided by financing activities of $33,274,000 for the nine months ended March 31, 2012 reflects the cash from the placement of common stock and warrants on August 25, 2011 in the amount of $33,413,000.

Financing Activities

Cash Flow for Year Ended June 30, 2011

Operating Activities

Cash used in operating activities of $5,645,000 for the year ended June 30, 2011 consisted primarily of salaries and other expenses for operating the Company.

Investing Activities

Cash used in investing activities of $1,330,000 for the year ended June 30, 2011 primarily reflects $695,000 for the letter of credit lease deposit, $317,000 for capitalized software costs, and $235,000 for purchase of an interest in a G-IV jet (see Note 11 to the Consolidated Financial Statements), and investment in Company product.

Financing Activities

Cash provided by financing activities of $10,769,000 for the year ended June 30, 2011 reflects proceeds from the issuance of common stock as part of the Recapitalization.

Dividends

We have no intention of paying any cash dividends on our common stock for the foreseeable future. The terms of any future debt agreements we may enter into are likely to prohibit or restrict the payment of cash dividends on our common stock.

Commitments and Contingencies

There were no lawsuits or claims pending against us as of the year ended June 30, 2011.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material impact on the Company.

Market Risk

Not applicable.

Critical Accounting Policies and Estimates

General

Our discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, income and expenses, and related disclosures of contingent assets and liabilities.  On an ongoing basis, we evaluate our estimates, including those related to fair values, income taxes and equity issuances.  We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances.  These estimates form the basis for certain judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates.

Our significant accounting policies are summarized in Note 3 of our audited and unaudited financial statements.  While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical.  Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates.  Actual results may differ from those estimates.  Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would have a material effect on our results of operations, financial position or liquidity for the periods presented in this report.

The following accounting policies require significant management judgments and estimates:

Impairment of Long-Lived Assets.

The Company applies the provisions of Accounting Standards Codification (“ASC”) Topic 360, “Property, Plant, and Equipment”, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets.  ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts.  In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets.  Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal.  Based on its review, the Company believes that as of June 30, 2011 and June 30, 2010, there was no significant impairment of its long-lived assets.

Internal Use Software

The Company capitalizes costs related to the development of internal use software in accordance with ASC 350-40.  When capitalized, the Company will amortize the costs of computer software developed for internal use on a straight-line basis or appropriate usage basis over the estimated useful life of the software.  Currently, the Company is in the application development stage of its computer software development and, appropriately, certain costs have been capitalized in the amounts of $317,000 and $0 as of June 30, 2011 and June 30, 2010, respectively.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes.  Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse.  A valuation allowance is recorded when it is more likely than not that some of the deferred tax assets will not be realized.  We assess our income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date.  For those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information.  For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation.  Under the fair value recognition provisions of ASC 718, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense ratably over the requisite service period.  The Company uses the Black-Scholes option pricing model to determine the fair value of stock options and warrants issued.  Stock-based awards issued to date are comprised principally of restricted stock awards (RSUs).

OUR BUSINESS

General

Our business is built on a simple concept: Watch TV. Earn Rewards.  The business, which operates under the name ‘Viggle,’ is a loyalty program that rewards our users for watching television. We seek to make the consumer TV experience better by helping consumers find what shows to watch, making the shows they watch more fun, interesting, and exciting, and rewarding consumers for being loyal to the shows they do watch.  Users receive points for checking in to and interacting with their favorite TV shows and can then redeem these points for real items such as movie tickets, music and gift cards.  We plan to generate revenue through advertising and the sale of merchandise related to the TV shows and other entertainment viewed by users that would appear in users’ mobile devices through the use of the application. We currently do not have any agreements in place with advertisers or vendors whereby the advertisers or vendors issue rewards to our users when the users redeem their points.  We have purchased and will continue to purchase gift cards from vendors that we will issue to users upon the redemption of their points.  The Company has only generated nominal revenue to date, and there is no guarantee that we will be able to generate sufficient revenue in the future to continue to purchase gift cards from vendors.

Our Loyalty Program

Our loyalty program will be delivered to consumers in the form of a free application, or app, that works on multiple device types, including mobile phones, tablets and laptops.  The user experience is simple.  The consumer downloads the app, creates an account and while watching TV, taps the check in button.  Using the device’s microphone, the application collects an audio sample of what the user is watching on television and uses proprietary technology to convert that sample into a digital fingerprint. Within seconds, that proprietary digital fingerprint is matched against a database of reference fingerprints that are collected from 140 English and Spanish television channels within the United States. We are able to verify TV check-ins across broadcast, cable, online, satellite, time-shifted and on-demand content. The ability to verify check-ins is critical because users are rewarded points for each check in. Users can redeem the points within the app’s rewards catalogue for items that have a monetary value such as movie tickets, music and gift cards.

In addition to television show check-in points, users can earn additional points by engaging with brand or network sponsored games, videos, polls or quizzes related to the show that they are watching and by inviting friends or sharing their activities via social media. There will also be sweepstakes opportunities and instant win games for higher value prizes or unique experiences in addition to rewards. Our product will be limited to participants who are 13 years of age or older.

Our loyalty program is designed to give users rewards for checking-in to television shows and for performing other engagements within the Viggle app.  For example, when a user checks-in to a television program, that user will receive approximately 60 points for each hour checked in.  In addition, users may earn additional points for checking into certain specified shows or performing certain engagements within the app, such as participating in a poll or quiz or viewing an advertisement.  For example, if a user checks into a show for which we are rewarding extra points, the user may receive 250 extra points so long as the user remains checked in for at least 10 minutes.  This would also apply to participating in a poll or interactive game or other engagement to which extra points have been allocated, such as our Viggle Live Super Bowl or Oscar experience.  The number of points that a user may earn in a day may be capped.  For example, we may cap the number of points a user earns at 6,000 per day.  We may change from time to time the number of points that a user may earn for checking into shows and for engaging in certain actions on our app, and the daily cap on points.

Our rewards catalog consists primarily of gift cards for consumer goods in amounts ranging from $5.00 to $25.00.  There are other rewards that can be earned for significantly more rewards points, for example a $5.00 Starbucks gift card can be earned for 9,000 points, a $25.00 Best Buy gift card can be earned for 50,000 points and a Kindle Fire for 375,000 points.  From time to time we may change the rewards offered and the number of points required to earn any given reward.  For the 905,724 reward redemptions through July 26, 2012, the average number of points used per redemption has been approximately 11,223 points and the average value of a reward for such a redemption was $6.95.

The loyalty program for which the rewards are the incentive is designed to constantly attract new users and increase the number of active users in a manner that can be marketed to advertisers. The success of the marketing will depend on being able to show the number of active users in the program. We further anticipate that the number of active users will depend on the availability of rewards and the ability of users to accumulate points and redeem their points for rewards.

Since our launch on January 25, 2012, and through July 26, 2012, 1,044,380 users have registered for our app, of which we have deactivated 34,890, for a current total of 1,009,490 registered users.  Of those, we currently have accumulated 660,341 registered active users. Our members have checked-in to 63,696,659 TV programs, spent an average of 86 minutes within the Viggle app per session and have redeemed a total of 905,724 rewards. Since inception, users active each day have averaged 23.7 engagements per day. Such number is derived by dividing the average number of engagements each day by the total number of active users each day. Active users are defined as those who earned a point or redeemed a point that day.

Our Technology

We have completed a first version of the application, which was launched the app to the public in the Apple iTunes App Store on January 25, 2012. The approved version of the app works on Apple iOS devices such as the iPhone, iPad and iPod Touch.  We have been successfully testing the app with employees of the Company as well as friends and family of our employees for several months, and although we have launched the app to the public, there is no guarantee how successful the launch will be or how effectively the technology will perform. We will continuously test and update the application with a goal of improving overall performance and usability. We have also recently launched a platform developer kit to allow third party developers to create functionality accessible from within the Viggle app.

The iOS release has been followed by a version of the application for use on Android smartphones and tablets which was released on June 27, 2012. After the initial release of our application on Android smartphones and tablets, we continue to test and monitor the effectiveness of our conversion of the software from the Apple application.  We will consider adding versions for other mainstream mobile operating systems such as Windows Phone and Blackberry based on demand and other business factors. Distribution of the product will occur via regular online marketplaces for content and applications used by such mobile operating systems, and will include iTunes for iOS devices or the Android marketplace for devices using the Android operating system.

The back-end technology for the application has been designed to accommodate the significant numbers of simultaneous check-ins required to support primetime television audiences. This back-end technology is currently operational and there are no material steps required prior to the launch of our mobile applications.  Our plan is to expand our capacity to support simultaneous check-ins around major television events such as the Super Bowl. In addition to our own dedicated co-location facilities on the east and west coasts, we are using third-party cloud computing services from Amazon Web Services to help us scale our technical capacity as efficiently as possible.

The technology supporting our unique feature of digital fingerprinting and our matching technology is subject to a currently unissued but pending patent.

Target Consumer

While most people watch television, we are targeting male and female consumers between the ages of 18-49.  This target audience was selected due to the amount of television they consume on a weekly basis as well as the likelihood that they will have smartphones and other wireless devices such as tablets and laptops with them while viewing television. To build our user base, we will target this audience using traditional media techniques such as direct response, banner, and mobile advertising, public relations, search engine optimization and search engine marketing across online, broadcast and print media outlets.

When a user signs up for and downloads our app, we collect the user’s email, zip code, television provider and date of birth. The email enables us to verify the user and reduces the chance of fraud. The zip code allows us to present a relevant list of cable and satellite providers to the user to deliver the correct channel listing data. Knowing the television provider in turn helps us to increase the rate of success for television show matching. We encourage the user to provide additional information such as their physical mailing address.  Knowing the user’s birthday allows us verify that a user is at least 13 years old. The physical mailing address is required for the delivery of physical goods selected by the user in the application rewards catalogue.  This information also helps us better target relevant advertising to the user. We manage this information in adherence with standard privacy policies and regulations.

WatchPoints Acquisition

The acquisition on September 29, 2011 of the WatchPoints assets owned by Mobile Messaging Systems LLC included patent applications for pending and unissued patents related to their own audio fingerprinting technology, the aggregation of users based on specific television programming and opportunities for enhanced user content engagement experiences.  Each of these patent applications, if granted, would complement the Company’s intended business.

Commercializing the Product

We have hired personnel with diverse backgrounds in general management and in digital media and entertainment, along with specialists in product development, editorial, graphic design, software engineering, marketing, analytics, sales, business development, human resources, finance and legal for the purpose of developing the business plan, building the product, generating ad sales with brand and network marketers, acquiring and retaining customers.

Advertising sales will result from direct outreach by our internal sales team to companies, networks and advertising agencies. User acquisition will be driven through regular marketing strategies such as banner and mobile advertising, direct response, and search engine marketing. Like many applications, the Company’s application integrates into users’ existing social media networks, making it possible for users to share their activity with friends, family and followers, which helps to drive customer awareness and acquisition. The social media experience within the Company’s application is therefore important, and will be complementary to the core value proposition of generating revenue through advertising sales.

Going Concern

Our latest quarterly report on Form 10-Q filed with the SEC on May 15, 2012 included a disclosure paragraph regarding the uncertainty of our ability to remain a going concern, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company is unlikely to pay dividends or generate significant revenue or earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders and the ability of the Company to obtain necessary equity or debt financing to continue development of its new business and to generate revenue. Management intends to raise additional funds through equity and/or debt offerings until sustainable revenues are developed. There is no assurance such equity and/or debt offerings will be successful or that development of the new business will be successful.

Operations

We are creating a product that encourages consumer participation and active engagement through incentives and brand- and network-sponsored content.  We intend to market our product through various channels, including online advertising, broad-based media (such as television and radio), as well as various strategic partnerships.  We intend to utilize co-location facilities and the services of third-party cloud computing providers, more specifically, Amazon Web Services, to help us efficiently manage and operate certain aspects of our platform.

Like many applications, the Company’s initial product integrates into users’ existing social media networks, making it possible for users to share their activity with friends, family and followers. The social media experience within the Company’s product is important, and will be complementary to the core value proposition of generating revenue through advertising sales.

Revenue

The application became available to the public on January 25, 2012.  We have begun to generate nominal revenues. Advertising will be sold primarily direct to brand marketers and television networks by our dedicated sales team.  Our focus is on brand marketers that are most relevant to our target demographic of consumers between the ages of 18-49, and are active in television, digital and retail marketing. Our sales team is also briefing large advertising and media agencies on our capabilities so that they might recommend integration of our application into their client proposals.  We have and plan to generate revenue from standard mobile media advertising sales and affiliate programs: (i) when our users click and view advertisements in our application, (ii) when our users complete an engagement (defined as a poll or quiz or game or slide show) appearing in our application that is created by an advertising agency or the Company’s brand partners or by our team; and or (iii) through affiliate or bounty commissions if our users purchase items or subscribe to services after clicking from our application to other applications and/or websites.  With the exception of one-time sponsorships with advertisers (which are charged a separate and specific fee), all advertising is serviced via a third-party advertising server for billing and verification purposes.  Revenues, will be generated by measuring delivered impressions on a cost per thousand (CPM) basis and completed engagements on a cost per engagement (CPE) basis.  Therefore, our sales team contracts with brand advertisers to deliver a specific number of impressions and/or engagements for a specific price per thousand impressions (CPM) and/or per completed engagement (CPE).  The third-party ad server then serves the ads and/or engagements within the application during the course of using the Viggle app.  As impressions and engagements are delivered and completed, we will bill brand partners or advertising agencies on a monthly basis for the media delivered at our contracted rates.

Regarding television marketers, we are focusing on TV networks and producers based on their relevance to our target audience, their reach and popularity. We are prioritizing networks and shows that we know to be actively engaged in digital extensions, such as Social TV or second screen technology.  Additionally, we expect to gain revenue from the sale of television show related merchandise such as show music, DVDs and apparel, all of which is featured within the application and sold through online retail partners such as iTunes and Amazon.

Initially, we anticipate revenues to be generated substantially in the United States.

Seasonality

We expect our business to be affected by regular retail seasonality and by the normal rhythm of TV industry programming. Retail seasonality will impact how much brand marketers will spend to market their products and services at different points throughout the year. TV industry seasonality will impact our business because the amount network marketers will spend to promote certain TV programming will change during series premieres, summer time, ratings weeks or around major TV events such as the Super Bowl, Oscars, or Grammys. We believe revenues will be slowest during the summer, or the third calendar quarter. Variable expenses associated with marketing, future product releases, consumer incentives and advertising services will fluctuate in relation to revenue, but not necessarily by the same percentage.

Competition

The market for digital and social media applications is intensely competitive and subject to rapid change.  New competitors may be able to launch new businesses at relatively low cost.  Many consumers maintain simultaneous relationships with multiple digital brands and products and can easily shift consumption from one provider to another. Additionally, the “Social TV” category is nascent and has yet to attract the attention of the mainstream consumer and marketers.  Many of our competitors are larger, more established and well-funded and have a history of successful operations. Although the Company launched its first version of the application on January 25, 2012, there can be no guarantee of how successful the launch will be or how effectively the technology will perform.

While there are a variety of companies currently in the market that offer either manual check-in or audio verification, we believe our application, if it performs as expected, will differ significantly because (a) we offer users real, as opposed to virtual, rewards such as movie tickets, music and gift cards, (b) other companies do not currently position themselves as a loyalty program for television, and (c) we offer a comprehensive range of features and functionality, such as automatic check-ins using audio verification, in-app digital advertising engagements (such as games or videos, real-time polls and quizzes) and full social media integration. Such integration makes it easy for users to share what they are doing within the application with their social network and to follow show-specific commentary on Twitter and Facebook. We also offer the user a listing of current or upcoming shows for which they can set reminders, learn more information and indicate their support of the show by “liking” it.

Other companies in the “Social TV” market focus on the simple ability of a user to communicate their television viewing activity to others in the user’s social media circles.  Instead of real rewards, these other companies offer their users virtual points, leader board status, digital badges or stickers. We believe that our target market will be motivated by the ability to earn real rewards on a frequent basis and to interact in real time via show-specific polls, quizzes, videos and games.

Our principal competitors can be grouped into the following categories:

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Companies that do not offer audio sampling or matching technology. With these products, users have to manually enter information into the app about what they are watching or doing. Users are primarily incentivized with status and/or virtual goods, such as digital badges or stickers.  Companies in this category include: Get Glue, Miso, Kiip, ScreenTribe, Tuner Fish, Yap, Zee Box, Nielsen’s RewardTV.com and CrowdTwist.  Except for ScreenTribe and Nielsen's RewardTV. com, none of these companies provide real rewards.

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Companies that deliver many of the same social sharing features as those listed above and also utilize audio sampling and matching so users can identify and share what they are doing automatically.  Companies in this category include: Shazam, IntoNow, WinView, and Umami. None of these companies provide a continuous real rewards program.  Their offers are made on a limited one-off basis.

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Companies that offer non-branded or white label features and functionality as components of a third party brand’s products. Companies in this category include: Ex-Machina, BunchBall, Zeitera, Audible Magic and GraceNote. None of these companies offer a cohesive product with the breadth and focus of our application, nor do they directly offer real rewards.

Since we have only recently launched our application, we have limited experience in its actual performance and there is no assurance it will perform as we expect or that users will prefer our application over the applications of our competitors.

The Recapitalization

Pursuant to the Recapitalization Agreement, Sillerman, together with other investors approved by Sillerman, invested in the Company by acquiring 120,000,000 newly issued shares of common stock of the Company (60,000,000 shares post 1 for 2 reverse split) in a private placement transaction at a price of $0.03 per share (on a post 1 for 10 reverse split basis, and $0.06 per share on a post 1 for 2 reverse split basis), as a result of which Sillerman and the other investors acquired approximately 99% of the outstanding shares of common stock, with Sillerman (together with Robert F.X. Sillerman personally) directly or indirectly beneficially owning more than a majority of the outstanding shares of common stock. Upon consummation, the proceeds of the private placement of $3,600,000 ($220,000 in cash and $3,380,000 in five-year promissory notes with interest accruing at the annual rate equal to the long-term Applicable Federal Rate in effect as of the date of the recapitalization agreement, which was 4.15% per annum) were received.

Immediately after the Recapitalization was consummated, the Company issued 13,232,597 shares of common stock (6,616,299 shares post 1 for 2 reverse split) to an institutional investor (for $10,000,000) at a price of approximately $0.76 per share ($1.52 post 1 for 2 reverse split), and 940,000 shares of common stock (470,000 shares post 1 for 2 reverse split) to an accredited investor ($500,000) at a price of approximately $0.53 per share ($1.06 post 1 for 2 reverse split). The shares of common stock issued in such placements were exempt from registration under the Securities Act, pursuant to an exemption from registration for transactions not involving a public offering under Section 4(2) of the Securities Act, and the safe harbors for sales under Section 4(2) provided by Regulation D promulgated pursuant to the Securities Act.  No advertising or general solicitation was employed in offering the securities.  Transfer of the shares was restricted by the Company in accordance with the requirements of the Securities Act.

On February 16, 2011, the Company issued a five-year warrant for 100,000 shares (50,000 shares post 1 for 2 reverse split) with an exercise price of $0.80 per share ($1.60 post 1 for 2 reverse split) to Berenson Investments LLC.  Berenson & Company, LLC, an affiliate of Berenson Investments LLC, was the financial advisor to Sillerman in connection with the Recapitalization.  On May 9, 2011, Berenson Investments LLC exercised the warrant and paid $80,000 for 100,000 shares of our common stock (50,000 shares post 1 for 2 reverse split).

As part of the Recapitalization, the Company also issued 250,000 shares (125,000 shares post 1 for 2 reverse split) to J. Howard, Inc., an entity affiliated with Jack L. Howard, a director and officer of the Company prior to the Recapitalization, and its designees (which included former directors of the Company) in connection with partially extinguishing outstanding debt of $171,000 owed to J. Howard, Inc. The fair market value of the shares at issuance was $0.03 per share ($0.06 post 1 for 2 reverse split).  The remaining debt of $163,000 was satisfied on February 15, 2011 by payment to J. Howard, Inc. in such amount.  In addition, J. Howard, Inc. was paid $37,000 to be used for payment of expenses incurred in connection with the Recapitalization on behalf of the Company.

As part of the Recapitalization, the Company effectuated a 1 for 10 reverse split (the “1 for 10 Reverse Split”). Under the terms of the 1 for 10 Reverse Split, each share of common stock, issued and outstanding as of such effective date, was automatically reclassified and changed into one-tenth of one share of common stock, without any action by the stockholder. Fractional shares were rounded up to the nearest whole share.  All share and per share amounts have been restated to reflect the 1 for 10 Reverse Split.

Asset Purchases

Watchpoints Asset Purchase

On September 29, 2011 in furtherance of its business plan, the Company, through its wholly-owned subsidiary, Project Oda, Inc., purchased certain assets of Mobile Messaging Solutions, Inc.’s Watchpoints business.  The consideration for such transaction consisted of $2,500,000 in cash and 200,000 shares of the Company’s common stock (100,000 shares post 1 for 2 reverse split) with a fair value of $8.00 per share ($16.00 post 1 for 2 reverse split) on the date of the transaction and direct transaction costs of $120,000.  The Watchpoints business is involved in developing, selling, maintaining and improving an interactive broadcast television application utilizing audio recognition technology.  The assets purchased, and the related value allocated to each, include intellectual property ($4,209,000) and certain computer-related equipment ($11,000).  The intellectual property included patent filings for audio verification technology and the provision of value-added programming/services based on such verification and trademarks for the “Watchpoints” name.  The value allocated to the intellectual property will be amortized over the expected useful life of the Company’s software product.  The Company also paid Kai Buehler, the CEO of Watchpoints, a $300,000 finder’s fee, which was expensed in the current quarter, and appointed him as a full-time Senior Vice President of the Company.

The Watchpoints intellectual property we acquired consists of the Watchpoints-related domain names, the Watchpoints trademark and certain United States patent applications.  No issued patents were acquired.  The Watchpoints technology and patent filings include applications for the following:  identification of broadcast programs using digitized audio signatures; automatic grouping of users related to specific broadcast programming; and opportunities for enhanced consumer content experiences such as polls and games and a loyalty program.  The patent applications that we acquired relate only to pending, unissued patents.  There is no assurance that the patent applications will be granted or that modifications may not be required by the United States Patent Office.  Any patent that issues from these acquired applications would be enforceable until early May 2030, provided that all maintenance fees are paid in a timely fashion.

The foregoing description of the asset purchase agreement is not complete and is qualified by reference to, and should be read in conjunction with, the full text of the agreement, a copy of which is filed as Exhibits 10.1 to the Company’s Form 8-K filed with the SEC on October 3, 2011 and incorporated herein by reference.

Loyalize Asset Purchase

In furtherance of its business plan, the Company, through a newly created wholly owned subsidiary, FN(x) I Holding Corporation (“FN(x) I”) (now known as Loyalize, Inc.), purchased from Trusted Opinion Inc. (“Trusted Opinion”), substantially all of Trusted Opinion’s assets, including certain intellectual property and other assets relating to the “Loyalize” business owned by Trusted Opinion, pursuant to an asset purchase agreement dated December 31, 2011 among the Company, FN(x) I and Trusted Opinion (the “Asset Purchase Agreement”).  In consideration for its purchase of the Loyalize assets, the Company agreed to pay Trusted Opinion three million dollars ($3,000,000) in cash and agreed to deliver 275,038 shares of the Company’s common stock (137,519 shares post 1 for 2 reverse split).  The Company has provided a guarantee to Trusted Opinion providing that the 275,038 shares of the Company's common stock (137,519 shares post 1 for 2 reverse split) issued to them as a portion of the purchase price would have a minimum value of $1.9 million on December 31, 2012. The future value is based on a calculation of the average closing stock price for the last 20 trading days prior to December 31, 2012. In the event there is a short fall the Company has the option to make up the short fall by a) making a cash payment or b) issuing additional shares.

The Loyalize business consists of technology that enables brands and content providers to engage with nationwide audiences during live TV shows by providing games, polls, real-time discussions and sharing features for smartphones, tablets, laptops and on connected TVs.   The Loyalize technology allows the Viggle app to deliver to users real-time or scripted polls or questions to their smartphone, tablet, or laptop and “play along” with the content being broadcast on the TV.  In addition, results from the Viggle app can be aggregated and displayed on the TV, if desired by the content provider.   The purchase of such business allows the Company to accelerate the integration of this engagement feature to its core application through use of the acquired software and the employment by the Company of a team of 13 employees, including software engineers, who had been involved in the development of the Loyalize technology. Since the Company had intended to extend the Viggle app product to include this specific feature, as opposed to starting a standalone business, these hires provide the Company with a well trained and experienced technical team to facilitate our product expansion. The Loyalize business has been fully integrated into our operations and application. The cost of integration was nominal and was part of our ordinary business expenses.

In addition to the software and technical team, the Company acquired certain other assets from Loyalize, which the Company does not deem to be central to its business plan.  The Company acquired certain contracts (and assumed liabilities in connection therewith) which may generate minimal revenue, if any, as part of the transaction to prevent a breach and which, under certain circumstances, would have allowed the source code for the developed software to be accessed by a contract party.  The Company also acquired a patent application for a feature known as Mood-o-Meter, a feature allowing people to rate their mood based on what they are watching. Additionally, the Company acquired a patent relating to the Trusted Opinion business with respect to sharing opinions on restaurants, bars, cafes and movies, which the Company currently does not intend to use.  The Trusted Opinion website was shut down immediately upon closing.  The Company also acquired an insubstantial amount of used computers and hardware.

The foregoing description of the Asset Purchase Agreement is not complete and is qualified by reference to, and should be read in conjunction with, the full text of the Asset Purchase Agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on January 4, 2012 and incorporated herein by reference.

Investment in TIPPT Media Inc.

On December 23, 2011, the Company obtained a 65% ownership interest in TIPPT, which will sell coupons and/or discount codes on behalf of third parties to promote products via a variety of internet-based methods of electronic communications.   To date, TIPPT has been a concept and developing business plan, and TIPPT has no customers and has not generated any revenues. In consideration for its investment in TIPPT, the Company paid $2,000,000 in cash, forgave the repayment of a $250,000 promissory note owed to the Company by TIPPT LLC, a Delaware limited liability company and the minority stockholder of TIPPT, and agreed to issue a warrant to purchase one million shares of the Company’s common stock (500,000 shares post 1 for 2 reverse split) at an exercise price equal to 115% of the 20-day trading average of the Company’s common stock if, within 4 months of the closing of the transaction, TIPPT enters into celebrity engagement agreements with individuals who have, in the aggregate, at least 50 million social media followers.

In connection with the transaction, the Company entered into a five-year line of credit agreement, pursuant to which the Company agreed to provide advances to TIPPT to finance its working capital obligations, in an aggregate principal amount not to exceed $20,000,000, with an interest rate not to exceed 4% per annum.  As of December 31, 2011 and March 29, 2012, $0 and $640,000 had been drawn under the line of credit.  In connection with the transaction, the Company also entered into a stockholders agreement with the other stockholders of TIPPT regarding, among other things, restrictions on the transfer of shares in TIPPT and the potential exchange under certain circumstances of all or a portion of the 35% interest in TIPPT held by TIPPT LLC into the Company’s common stock.

On May 14, 2012, the Company sold to TIPPT LLC a 50% ownership interest in TIPPT for $500,000, payable by a Purchase Money Note with interest accruing at 4% per annum and maturing on December 31, 2016.  The Company retains a 15% ownership interest in TIPPT.  As part of the transaction, the Company’s obligation to provide advances to TIPPT under the $20,000.000 line of credit was terminated.  Instead TIPPT issued an Amended and Restated Promissory Note to the Company pursuant to which TIPPT agrees to pay the Company $1,200,656, which represents $700,656 that was outstanding under the line of credit on April 30, 2012 and an additional $500,000 that the Company has agreed to loan to TIPPT.  In addition, as part of the transaction, the Company terminated the stockholders agreement and entered into an Amended and Restated Stockholders Agreement (the “Stockholders Agreement”) with TIPPT LLC to provide the Company with certain stockholder protections regarding the Company’s remaining interest in TIPPT.  The Company’s representatives on the TIPPT Media Inc. board of directors, Mr. Sillerman, Ms. Scardino, and Mr. Nelson, resigned from the TIPPT Media Inc. board of directors.  The Company is entitled to a board observer on the TIPPT Media Inc. board.  The warrant to purchase one million shares of the Company’s common stock (500,000 shares post 1 for 2 reverse split) to TIPPT LLC was never issued.

As part of the Company’s review of the fair value of its intangible assets for the three-month period ending March 31, 2012, the Company has 1) derecognized the $2,378,412 of contingent consideration attributable to the Company’s warrant that was to be issued to TIPPT LLC because the warrant was never issued; and 2) performed a review of the fair value of the remaining $2,250,000 carrying value of such agreement.  The Company is taking an impairment charge for the full carrying value of such agreement.  Accordingly the carrying value as of March 31, 2012 is zero. Also, the Company has  fully reserved the $500,000 Purchase Money Note and the $1,200,656 relating to the Amended and Restated Promissory Note described above.

The foregoing description of the transaction is not complete and is qualified by reference to, and should be read in conjunction with, the full text of the Purchase Money Note, the Amended and Restated Promissory Note and the Stockholders Agreement, a copy of each of which is filed as Exhibit 10.22, 10.23, and 10.24, respectively, to the Company’s Form 10-Q filed with the SEC on May 15, 2012 and incorporated herein by reference.

Reverse Split

On June 7, 2012, the Company effectuated a 1 for 2 reverse split (the “1 for 2 Reverse Split”). Under the terms of the 1 for 2 Reverse Split, each share of common stock, issued and outstanding as of such effective date, was automatically reclassified and changed into one-half of one share of common stock, without any action by the stockholder. Fractional shares were rounded up to the nearest whole share.  All share and per share amounts have been restated to reflect both the 1 for 10 and the 1 for 2 reverse splits.

Intellectual Property Assets Acquired

In connection with the acquisition of the assets of WatchPoints, TIPPT Media Inc. and Loyalize, the Company allocated more than $9 million of the purchase prices to intellectual property, as follows:

WatchPoints

The WatchPoints acquisition allocation of $4,209,000 included patent applications for pending and unissued patents relating to audio fingerprinting technology, trade names, domain names and software.  The acquisition as treated as a defensive acquisition and the audio fingerprinting technology is different from the Company’s now in use.  Although the Company has not used the assets acquired to date (aside from continuing the patent application filings) and it is unlikely to use such assets in the future, the purchase of a potential competitor was deemed desirable and its senior officer became a Company officer.

Loyalize

The intellectual property assets (allocation was $526,000) acquired in connection with the Loyalize transaction included patent applications for the Mood-o-Meter, contracts which were acquired for defensive purposes to avoid defaults by the seller, the Loyalize trade name, employees, and software.  The Loyalize assets have been integrated into the Company and have supplemented the Viggle platform by providing real-time and scripted polls and quizzes.

The estimated fair values of assets and liabilities assumed are provisional and are based on the information that was available as of the acquisition date to estimate the fair value of assets acquired and liabilities assumed. The Company expects to finalize the valuation and complete the purchase price allocation as soon as practicable but no later than one year from the acquisition date.

TIPPT Media Inc.

In connection with the Company’s investment in TIPPT Media Inc., the primary asset acquired (allocation was $4,628,000) was the amended and restated promotional services agreement in place with The 100 Mile Group, LLC (“100 Mile”) dated December 23, 2011,  for their services in connection with the introduction to celebrities and the execution of promotional agreements (the “Promotional Services Agreement”).  As TIPPT Media Inc. was primarily an intellectual property concept and a business plan, the contract with The 100 Mile Group was the primary asset.

Under the Promotional Services Agreement, TIPPT appoints 100 Mile as its representative to negotiate celebrity engagement agreements on behalf of TIPPT.  In exchange for 100 Mile’s solicitation of certain designated individuals to sign celebrity engagement agreements, TIPPT will pay 100 Mile a fee of $35,000 per month, provided that TIPPT shall have the right to modify the compensation arrangement to a mutually agreeable fee upon review of the services prior to December 2012, provided that if there is no such agreement, the fee may be reduced to an amount not less than $10,000 per month.  The Promotional Services Agreement expires on June 30, 2015, unless terminated earlier by either party in the event of (i) a failure to cure a material breach within 30 days of written notice of the material breach or (ii) a failure to cure the adverse effects within 30 days of written notice of a material breach that is not curable within 30 days.

As part of the Company’s review of the fair value of its intangible assets for the three-month period ending March 31, 2012, the Company has 1) derecognized the $2,378,412 of contingent consideration attributable to the Company’s warrant that was to be issued to TIPPT LLC because the warrant was never issued; 2) performed a review of the fair value of the remaining $2,250,000 carrying value of such agreement.  The Company is taking an impairment charge for the full carrying value of such agreement.  Accordingly the carrying value as of March 31, 2012 is zero.

Former Business

Viggle was incorporated in Delaware in July 1994, and was formerly known as Gateway Industries, Inc.  After our incorporation and during the period from December 1996 to March 2000, we had no operating business or full time employees.  On March 21, 2000, we acquired Oaktree pursuant to a stock purchase agreement.  Through Oaktree, we provided cost effective marketing solutions to organizations needing sophisticated information management tools.  The purchase price of Oaktree was approximately $4,100,000, consisting of $2,000,000 in cash, the issuance of 600,000 restricted shares of common stock of the Company (30,000 shares post 1 for 10 and 1 for 2 reverse splits) and the assumption of approximately $650,000 of debt, which was repaid at the closing date, plus certain fees and expenses.  In December 2007, Oaktree sold 5,624  shares of its common stock (281 shares post 1 for 10 and 1 for 2 reverse splits) to Marketing Data, Inc., an affiliate of an officer of Oaktree, for $1,000.  As a result, our ownership interest in Oaktree was reduced to 20% of Oaktree’s outstanding common stock.  In connection with this transaction, we agreed to make a capital contribution of $225,000 to Oaktree at closing.  As a result of this transaction, we recorded a loss on sale of subsidiary in the amount of $4,238,000 during the year ended December 31, 2007.

 In July 2005, we sold 500,000 shares (25,000 shares post 1 for 10 and 1 for 2 reverse splits) of 10% Series A Preferred Stock to Steel Partners II, L.P., an affiliate of Jack L. Howard, a director and officer of the Company prior to the Recapitalization, and, at the time, our largest stockholder, for a purchase price of $1,467,000.  In addition, we sold to Steel Partners II warrants to purchase 1,500,000 shares of common stock (75,000 shares post 1 for 10 and 1 for 2 reverse splits), with an exercise price of $0.22 per share ($4.40 per share post 1 for 10 and 1 for 2 reverse splits), for a purchase price of $33,000.  On May 15, 2008, we repurchased all of the Preferred Stock and Warrants originally issued to Steel Partners II for a purchase price of $1,000.  None of the Warrants were ever exercised by Steel Partners II and no dividend was paid on the Preferred Stock.

On October 24, 2010, Oaktree repurchased our remaining 20% interest in Oaktree for $100.  As a result, Marketing Data, Inc. owned 100% of the outstanding common stock of Oaktree.  The disposition of our interest in Oaktree enabled us to begin to explore the redeployment of our existing assets by identifying and merging with, or acquiring, or investing in, one or more operating businesses, which resulted in the Recapitalization.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the name, age and position of each of our current directors .

Name	Age*	Position
Robert F.X. Sillerman	64	Director*
Mitchell J. Nelson	64	Director*
Benjamin Chen	46	Director
Peter Horan	57	Director
John D. Miller	67	Director
Joseph F. Rascoff	66	Director
Harriet Seitler	56	Director
* Also an executive officer (see below)
________________________

The following table sets forth the name, age and position of each of our current executive officers:

Robert F.X. Sillerman	64	Executive Chairman and Chief Executive Officer**
Mitchell J. Nelson	64	Executive Vice President, General Counsel, Secretary**
Chris Stephenson	46	Chief Marketing Officer
William B. Manning	55	Principal Financial Officer

** Also a director (see above)

Robert F.X. Sillerman

Robert F.X. Sillerman was elected a Director of the Company and Executive Chairman of the Board of Directors effective as of the closing of the Recapitalization, and Chief Executive Officer effective June 19, 2012.  He has, since January 2008, served as Chairman and Chief Executive Officer of Circle Entertainment Inc.  Mr. Sillerman also served as the Chief Executive Officer and Chairman of CKX from February 2005 until May 2010. From August 2000 to February 2005, Mr. Sillerman was Chairman of FXM, Inc., a private investment firm. Mr. Sillerman is the founder and has served as managing member of FXM Asset Management LLC, the managing member of MJX Asset Management, a company principally engaged in the management of collateralized loan obligation funds, from November 2003 through April 2010. Prior to that, Mr. Sillerman served as the Executive Chairman, a Member of the Office of the Chairman and a director of SFX Entertainment, Inc., from its formation in December 1997 through its sale to Clear Channel Communications in August 2000.  The Board of Directors selected Mr. Sillerman as a director because it believes he possesses significant entertainment and financial expertise, which will benefit the Company.

Mitchell J. Nelson

Mitchell J. Nelson was appointed Director, Executive Vice President, General Counsel, and Secretary effective as of the closing of the Recapitalization.  Mr. Nelson also serves as Executive Vice President, General Counsel and Secretary of Circle Entertainment, Inc., having served in such capacity since January 2008, and served as President of its wholly-owned subsidiary, FX Luxury Las Vegas I, LLC (which was reorganized in bankruptcy in 2010) during 2010.  He also served as President of Atlas Real Estate Funds, Inc., a private investment fund which invested in United States-based real estate securities, from 1994 to 2008, as Senior Vice President, Corporate Affairs for Flag Luxury Properties, LLC from 2003.  Prior to 2008, Mr. Nelson served as counsel to various law firms, having started his career in 1973 at the firm of Wien, Malkin & Bettex.  At Wien, Malkin & Bettex, which he left in 1992, he became a senior partner with supervisory responsibility for various commercial real estate properties. Mr. Nelson is an Adjunct Assistant Professor of Real Estate Development at Columbia University.  He was a director of The Merchants Bank of New York and its holding company until its merger with, and remains on the Advisory Board of Valley National Bank. Additionally, he has served on the boards of various not-for-profit organizations, including as a director of the 92nd Street YMHA and a trustee of Collegiate School, both in New York City.  The Board has selected Mr. Nelson as a director because it believes his legal and business experience will benefit the Company.

Benjamin Chen

Benjamin Chen was appointed as a Non-Executive Board Member of the Company on February 15, 2011.  Chen is a leader in business and technology and was appointed as a Non-Executive Board Member of the Company.  Mr. Chen is the Founder, Chairman and CEO of Mochila, Inc., a leading digital content and syndication platform, serving since November 2001.  Mr. Chen previously founded multiple internet and marketing related businesses, including AppGenesys, Inc., serving as its CEO/CTO from January 2000 until August 2001.  He served as CTO/CIO from 1996 until 2000 at iXL Enterprises, Inc. a strategic interactive agency (now part of Publicis), where he served on the management team that took the company public in 1999. Previously he was at Ironlight Digital Corporation, serving as its CTO from 1995 until 1996.  Mr. Chen has worked as an external entrepreneur in residence for JP Morgan and Mission Ventures, as well as an advisor for GE Capital.  The Board of Directors has selected Mr. Chen as a director because it believes his experience in technology and startup businesses will benefit the Company.

Peter Horan

Peter C. Horan was appointed as a Non-Executive Board Member of the Company on February 15, 2011.  Mr. Horan is currently President and Chief Operating Officer of Answers Media Group, a major internet media company. He is also Executive Chairman of Social Chorus, a next generation digital media company, a position he has held since February 2010.  Mr. Horan has served as CEO of many internet companies, including Goodmail Systems, Inc. from 2008 to 2010.  Previously, Mr. Horan was CEO of IAC’s Media and Advertising group from 2007 to 2008.  He was CEO of AllBusiness.com from 2005 to 2007.  As CEO of About.com from 2003 to 2005, Mr. Horan led the sale of the company to the New York Times Company. Mr. Horan was CEO of DevX.com from 2000 to 2003.  Previously at International Data Group, he served as Senior Vice President from 1991 until 2000, where he was also the publisher of their flagship publication Computerworld.  He held senior account management roles at leading advertising agencies including BBD&O and Ogilvy & Mather.  Mr. Horan was selected as a director because the Board of Directors believes that his technology, internet and advertising experience will benefit the Company.

John D. Miller

John D. Miller was appointed as a Non-Executive Board Member of the Company on February 15, 2011.  Mr. Miller was elected a director of Circle Entertainment Inc. in January 2009. Mr. Miller is the Chief Investment Officer of W.P. Carey & Co. LLC, a net lease real estate company. Mr. Miller is also a founder and Non-Managing Member of StarVest Partners, L.P., a $150 million venture capital investment fund formed in 1998. From 1995 to 1998 Mr. Miller was President of Rothschild Ventures Inc., the private investment unit of Rothschild North America, a subsidiary of the worldwide Rothschild Group. He was also President and CEO of Equitable Capital Management Corporation, an investment advisory subsidiary of The Equitable, where he worked for 24 years beginning in 1969. From February 2005 through January 2009, when he resigned, Mr. Miller served as a director of CKX, Inc.  The Board of Directors believes that Mr. Miller’s venture capital and financial experience will benefit the Company, and have selected him as a director for that reason.

Joseph F. Rascoff

Joseph F. Rascoff was appointed as a Non-Executive Board Member of the Company on February 15, 2011.  Mr. Rascoff is the co-founder of The RZO Companies, and since 1978 has been representing artists in recording contract negotiations, music publishing administration, licensing, royalty compliance, and worldwide touring. From 1974 to 1978, Mr. Rascoff was a partner in Hurdman and Cranstoun, a predecessor accounting firm of KPMG. Mr. Rascoff has been an Advisory Director of Van Wagner Communications LLC since 2005.  Mr. Rascoff has served as a Trustee of The University of Pennsylvania (1992-1996), is on the Board of Overseers of the University of Pennsylvania Libraries, and is a Trustee and former President of the Board of Trustees of The Bishop’s School, La Jolla, California.   The Board of Directors believes that Mr. Rascoff’s business and entertainment experience and financial expertise will benefit the Company and, therefore, has selected him as a director.

Harriet Seitler

Harriet Seitler was appointed as a Non-Executive Board Member of the Company on February 15, 2011.  Ms. Seitler is currently Executive Vice President for Oprah Winfrey’s Harpo Studios.  Joining Harpo over 15 years ago in 1995, Ms. Seitler is responsible for marketing, development of strategic brand partnerships, and digital extensions for the Oprah Winfrey Show.  Ms. Seitler was also instrumental in the development and launch of “The Dr. Oz Show”.  Prior to working at Harpo, Ms. Seitler served as Vice President, Marketing at ESPN from 1993 to 1994.  She was responsible for the branding of ESPN, SportsCenter, as well as the branding and launch of ESPN2.  Ms. Seitler began her career at MTV Networks serving from 1981 to 1993 in marketing and promotions, rising to the rank of Senior Vice President.  At MTV, Ms. Seitler pioneered branded entertainment initiatives and built major new franchises such as the MTV Movie Awards and MTV Sports.  Ms. Seitler has served on the Board of Directors of The Oprah Winfrey Foundation, and is currently a board member of Sharecare.com.  The Board of Directors selected Ms. Seitler as a director because it believes that her experience in TV and digital media, sponsorships and marketing will benefit the Company.

Chris Stephenson

Chris Stephenson, the Company’s Chief Marketing Officer, was most recently Chief Marketing Officer at Interscope Records, part of Universal Music Group and home to Lady Gaga, Eminem, U2 and many other multi-platinum artists, from September 2009 to May 2011.  From March 2006 to September 2009, Stephenson was General Manager, Global Marketing for Microsoft Entertainment, where he led product marketing in the development of the software and hardware businesses.

Stephenson was also Senior Vice President of Marketing at House of Blues Entertainment, focused on brand development and online content. Before this, based in London, Stephenson was Senior Vice President of Marketing for MTV and VH1 and ran multiple award-winning advertising campaigns internationally. He also developed multiple sponsor-driven programs including the European Music Awards and was an early digital pioneer at MTV Networks.

William B. Manning

Mr. Manning was appointed the Principal Financial Officer and Principal Accounting Officer of the Company on November 10, 2011.  From March 2011 to October 2011, Mr. Manning was a private consultant in finance and accounting.  From September 2002 to February 2011, Mr. Manning was the Executive Vice President and Chief Financial Officer of Flag Luxury Properties, LLC.  Mr. Manning has participated in numerous corporate finance transactions and developed financial reporting systems for companies ranging from start-up to publicly traded international entities.  He is a CPA and holds a MBA from Pace University.

EXECUTIVE COMPENSATION

On February 15, 2011 we entered into an employment agreement with Janet Scardino for her services as Chief Executive Officer.  The term of the agreement is for three years, with automatic renewal for one additional three-year term, unless either party provides written notice of intention not to renew or unless sooner terminated.  Ms. Scardino’s base salary is $500,000 (payable in cash or shares of common stock) to be increased by at least five percent annually.  She is to receive additional compensation at the sole discretion of the board of directors in the form of additional cash bonus and/or grant of restricted stock, stock options or other equity award.   Ms. Scardino will receive the following minimum grants of restricted stock:  (i) 750,000 shares (375,000 shares post 1 for 2 reverse split), subject to adjustment for stock dividends, subdivisions, reclassifications, recapitalizations and other similar events~~)~~, of the Company’s common stock at the beginning of the first year of employment and (ii) 250,000 shares (125,000 shares post 1 for 2 reverse split), subject to adjustment for stock dividends, subdivisions, reclassifications, recapitalizations and other similar events~~)~~, of common stock at the beginning of each employment year of the initial term. On June 18, 2012, Janet Scardino was removed without cause as a director of the Company by the majority shareholder in accordance with the Company’s bylaws.   Effective June 19, 2012, Ms. Scardino was removed without cause as Chief Executive Officer of the Company by the Company’s board of directors in accordance with the Company’s bylaws.  Ms. Scardino’s employment agreement remains in place as the Company and Ms. Scardino discuss her future role, if any, with the Company.

On February 16, 2011 we entered into an employment agreement with Robert F.X. Sillerman for his services as Executive Chairman of the board of directors and Director.  The term of the agreement is for five years.  Mr. Sillerman’s base salary is $1,000,000 (payable in cash or shares of common stock) to be increased annually by the greater of:  (i) five percent or (ii) the current base salary multiplied by the percentage increase in the Consumer Price Index published by the Federal Bureau of Labor Statistics for the New York, New York metropolitan area during the previous twelve calendar months.  He is to receive additional compensation at the sole discretion of the board of directors in the form of additional cash bonus and/or grant of restricted stock, stock options or other equity award.   Mr. Sillerman will receive a minimum grant of restricted stock in the amount of 5,000,000 shares (2,500,000 shares post 1 for 2 reverse split), subject to adjustment for stock dividends, subdivisions, reclassifications, recapitalizations and other similar events~~)~~, of the Company’s common stock at the beginning of the first year of employment. On June 19, 2012, Mr. Sillerman was appointed Chief Executive Officer of the Company by the Board of Directors.  The terms of his employment agreement with the Company did not change as a result of this appointment.

The Company entered into an employment agreement with Chris Stephenson, pursuant to which Mr. Stephenson shall serve as Chief Marketing Officer of the Company. The initial term of Mr. Stephenson’s employment is three years. The agreement requires that Mr. Stephenson devote his full working time to the Company. During the term of the agreement, the Company shall pay Mr. Stephenson an initial annualized base salary equal to $400,000.  Mr. Stephenson shall be entitled to a restricted share grant of 250,000 shares of the Company’s common stock (125,000 shares post 1 for 2 reverse split) at the beginning the first employment year, 1/3 of which will vest at the end of each employment year (assuming Mr. Stephenson is still employed by the Company) and 100,000 shares of the Company’s common stock (50,000 shares post 1 for 2 reverse split) at the beginning of each year of Mr. Stephenson’s employment term, 1/3 of which vest at the end of each employment year (assuming Mr. Stephenson is still employed by the Company).

The foregoing descriptions of the employment agreements with Ms. Scardino and Messrs. Sillerman and Stephenson are not complete and are qualified by reference to, and should be read in conjunction with, the complete text of the Agreements.  A copy of the employment agreement with Mr. Sillerman is filed as Exhibit 10.4 to the Company’s Form 8-K filed with the SEC on February 16, 2011, and a copy of the employment agreement with Mr. Stephenson is filed as Exhibit 13.1 to the Company’s quarterly report on Form 10-Q filed with the SEC on May 12, 2011, each of which is incorporated herein by reference.

2011 Summary Compensation Table

The table below summarizes the compensation earned for services rendered to the Company for the fiscal years ended June 30, 2011 and June 30, 2010 by our Chief Executive Officer and the two other most highly compensated executive officers of the Company (the “named executive officers”) who served in such capacities at the end of the fiscal year ended June 30, 2011. Except as provided below, none of our named executive officers received any other compensation required to be disclosed by law or in excess of $10,000 annually.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	All Other Compensation ($)	Total ($)
Robert F.X. Sillerman	2011	379,000		85,000,000		650	85,380,000	(2)
Executive Chairman (3)	2010	--	--	--	--	--	--
Janet Scardino	2011	189,000		38,250,000		2,000	38,441,000	(2)
Chief Executive Officer (3)	2010	--	--	--	--	--	--
Christopher Stephenson	2011	67,000		3,588,000		300	3,655,000
Chief Marketing Officer	--	--	--	--	--	--	--

(1)  Amounts equal to the fair value of the stock at the grant date, valued in accordance with ASC 718. The grant date of the RSUs issued to Mr. Sillerman was February 24, 2011, the grant date of the RSUs issued to Ms. Scardino was February 15, 2011 and the grant date of the RSUs issued to Mr. Stephenson was May 11, 2011.

(2)  The compensation charges of $85,380,000 for Mr. Sillerman and $38,441,000 for Ms. Scardino are largely attributed to the fair value of stock based awards issued to Mr. Sillerman and Ms. Scardino after the Recapitalization. Stock-based awards issued to date are comprised principally of restricted stock units (RSUs). The executive compensation awards related to the RSUs are subject to the terms of the 2011 Executive Incentive Plan.

(3)  As of June 19, 2012, Ms. Scardino was removed as Chief Executive Officer.  Robert F.X. Sillerman was appointed Chief Executive Officer.  Her employment agreement has not been terminated.

On February 21, 2011, the 2011 Executive Incentive Plan of the Company was approved by the written consent of the holder of a majority of the Company’s outstanding common stock.  The 2011 Executive Incentive Plan was previously recommended for approval by the Board of Directors of the Company on February 15, 2011.  The 2011 Executive Incentive Plan provides the Company the ability to grant to any officer, director, employee, consultant or other person who provides services to the Company or any related entity, options, stock appreciation rights, restricted stock awards, dividend equivalents and other stock-based awards and performance awards.  All awards granted under the 2011 Executive Incentive Plan are subject to risk of forfeiture in the event of termination of an employee’s continuous employment.  The Company reserved 30,000,000 shares of common stock (15,000,000 shares post 1 for 2 reverse split) for delivery under the 2011 Executive Incentive Plan.

On August 26, 2011, the Company granted to certain directors and executive officers, excluding Mr. Sillerman and Ms. Scardino, 1,535,000 options (767,900 options post 1 for 2 reverse split) which will vest in three years and 2,007,500 options (1,003,750 options post 1 for 2 reverse split) which will vest in four years.  On November 16, 2011, the Company granted to officers and employees, excluding Mr. Sillerman, Ms. Scardino and Mr. Stephenson, 294,375 options (147,188 options post 1 for 2 reverse split) which will vest in four years.  On February 16, 2012, the Company granted to officers and employees, excluding Mr. Sillerman, Ms. Scardino and Mr. Stephenson, 244,792 options (122,396 options post 1 for 2 reverse split) which will vest in four years.

Each executive eligible to participate in the 2011 Executive Incentive Plan adopted by the Board of Directors, is eligible to receive an annual grant of restricted stock, stock options or other equity award, as determined by the Compensation Committee of the Board of Directors. The determination whether to award any annual cash bonus or equity grant and the form and amount thereof is at the discretion of the Compensation Committee, provided that the executive receives a minimum grant of restricted stock in accordance with the executive incentive plan adopted during the first year of employment. The minimum grant of restricted stock is based on such executive’s employment agreement.

In negotiating the employment agreements with Mr. Sillerman and Ms. Scardino, the Company considered the following material factors: (i) the Company was a shell with no business, operations, assets or revenues; (ii) the future success of the Company would depend greatly on the vision and leadership of Mr. Sillerman and Ms. Scardino; (iii) each of Mr. Sillerman and Ms. Scardino had been working during the previous six months assembling the ideas for the Company’s new direction; (iv) viewing the Company as a start-up, the risk that Mr. Sillerman and Ms. Scardino would be foregoing other opportunities to undertake the responsibilities for leading the Company; (v) the cash compensation of each of Mr. Sillerman and Ms. Scardino at their prior jobs; (vi) the need to supplement the executive’s cash compensation with stock awards; and (vii) the vesting of stock awards to ensure that each executive stay with the Company for an extended period of time.

Although the employment agreements were entered into by the Company and each of Mr. Sillerman and Ms. Scardino on February 16, 2011 and February 15, 2011, respectively, the employment agreements were ratified and approved by the Compensation Committee, which is made of independent directors, and by all of the independent directors of the Board of Directors.  The Compensation Committee approved the employment agreements on February 24, 2011.

In their respective employment agreements, Mr. Sillerman’s minimum grant of restricted stock is 5,000,000 shares (2,500,000 post 1 for 2 reverse split) and Ms. Scardino’s minimum grant of restricted stock is 1,500,000 shares (750,000 post 1 for 2 reverse split).  Mr. Sillerman’s and Ms. Scardino’s RSUs will become fully vested in five years, so long as they are employed by the Company for such five-year period.  These amounts were determined and agreed to at the time of the Recapitalization.  On February 16, 2011, we completed a private placement of our stock with Adage for a purchase price of $0.76 per share ($1.52 post 1 for 2 reverse split).  As a result of the Recapitalization and the announcement of the transaction, the price of our stock rose dramatically from $0.01 ($0.02 post 1 for 2 reverse split) to a high of $26.00 ($52.00 post 1 for 2 reverse split).  The compensation charges related to the restricted stock grants reflected in the chart above are based on the product the amount of the stock grant and the closing price on the grant date, valued in accordance with ASC 718, which resulted in a fair value of $85,000,000 and $38,250,000 for Mr. Sillerman and Ms. Scardino, respectively.

In the future, the Compensation Committee will award restricted stock grants based on benchmarking against comparable companies.  All such grants will be made under the 2011 Executive Incentive Plan.  In addition, each year, the Compensation Committee will exercise in its sole discretion its compensation policy consistently with all of our executives.

Outstanding Equity Awards at June 30, 2011

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Robert F.X. Sillerman (2)	--	--	--	--	2,500,000	85,000,000	--	--
	--	--	--	--	--	--	--	--
Janet Scardino (2) (3)	--	--	--	--	750,000	25,500,000	--	--
	--	--	--	--	--	--	--	--
Christopher Stephenson (2) (4)	--	--	--	--	275,000	3,588,000	--	--

(1)	As adjusted for the 1 for 2 Reverse Split.

(2)	No options have been granted. For information regarding restricted stock units, see also Note 9 to our audited Consolidated Financial Statements, Share-Based Payments.

(3)
Includes 1,000,000 shares (500,000 shares post 1 for 2 reverse split) which will vest over a three-year period starting at the commencement of the first employment year, 250,000 shares (125,000 shares post 1 for 2 reverse split) which will vest over a three-year period starting at the commencement of the second employment year, and 250,000 shares (125,000 shares post 1 for 2 reverse split) which will vest over a three-year period starting at the commencement of the third employment year. All shares were deemed granted on the date of execution of the employment agreement and will be fully vested in five years so long as Ms. Scardino is employed by the Company for such five-year period.

(4)
Includes 350,000 shares (175,000 shares post 1 for 2 reverse split) which will vest at the commencement of the first employment year, 100,000 shares (50,000 shares post 1 for 2 reverse split) at the commencement of the second employment year, and 100,000 shares (50,000 shares post 1 for 2 reverse split) at the commencement of the third employment year. All shares were deemed granted on the date of execution of the employment agreement and will be fully vested in five years so long as Mr. Stephenson is employed by the Company for such five-year period.

Potential Payments upon Termination without Cause or Change-in-Control

The following disclosure is for our Executive Chairman, Mr. Sillerman.

Upon a (i) termination by our Company without “cause” or (ii) a “constructive termination without cause” the employment agreement for Mr. Sillerman provides for the following benefits: (a)  payments equal to (x) the cash equivalent of three years’ base salary at the rate in effect on the date of termination (or immediately prior to a constructive termination due to salary reduction) and (y) three times the average of all cash and equity bonuses paid during the three years prior to the termination, or if no annual bonuses were paid, a payment in the amount of $100,000 per year for each year a cash bonus was not paid and $100,000 per year for each year an equity grant was not made, (b) continued eligibility to participate in any benefit plans of our Company for one year, plus (c) accelerated vesting of any stock options, restricted stock or other equity based instruments previously issued to the executive officer. Additionally, upon termination by our company for a “change of control”, Mr. Sillerman will receive the benefits set forth in (a), (b), and (c) above, plus all options to purchase the Company’s capital stock shall remain exercisable for the full maximum term of the original option grant or ten years from the closing of the change of control transaction, whichever is greater.  As a result, Mr. Sillerman would receive benefits valued at $48,875,000 if a change of control were to occur as of June 30, 2011.  In addition, in the event that the aggregate of such payments would constitute a “parachute payment” under the rules set forth in Section 280G of the Internal Revenue Code of 1986, then the Company shall also pay Mr. Sillerman a gross-up payment such that after the imposition of Federal, State and local income taxes, Mr. Sillerman would be entitled to retain the foregoing amount.  Such additional amount is $15,498,000.

The following disclosure is for our former Chief Executive Officer, Ms. Scardino.

Upon a (i) termination by our Company without “cause” or (ii) a “constructive termination without cause” or (iii) a “change of control”, the employment agreement for Ms. Scardino provides for the following benefits: (a)  payments equal to (x) the cash equivalent of six months’ base salary at the rate in effect on the date of termination (or immediately prior to a constructive termination due to salary reduction) and (y) a pro-rated annual cash bonus based on the annual cash bonus paid to Ms. Scardino for the immediately preceding employment year or $125,000, whichever is greater, (b) continued eligibility to participate in any benefit plans of our Company for one year, plus (c) accelerated vesting of any stock options, restricted stock or other equity based instruments previously issued to the executive officer. However, in the event that any amount payable to Ms. Scardino upon a “change of control” would be nondeductible by the Company under the rules set forth in Section 280G of the Internal Revenue Code of 1986, then the amount payable to Ms. Scardino shall be reduced to the maximum amount that would be payable but which would remain deductible under Section 280G of the IRC. If a change of control were to occur as of June 30, 2011, Ms. Scardino would receive $13,975,000.

The following disclosure is for our Chief Marketing Officer, Mr. Stephenson.

Upon a (i) termination by our Company without “cause” or (ii) a “constructive termination without cause” or (iii) a “change of control”, the employment agreement for Mr. Stephenson provides for the following benefits: (a)  payments equal to (x) the cash equivalent of six months’ base salary at the rate in effect on the date of termination (or immediately prior to a constructive termination due to salary reduction) and (y) a pro-rated annual cash bonus based on the annual cash bonus paid to Mr. Stephenson for the immediately preceding employment year or $100,000, whichever is greater, (b) continued eligibility to participate in any benefit plans of our Company for one year, (c) accelerated vesting of any stock options, restricted stock or other equity based instruments previously issued to the executive officer, plus (d) a $75,000 relocation allowance. However, in the event that any amount payable to Mr. Stephenson upon a “change of control” would be nondeductible by the Company under the rules set forth in Section 280G of the Internal Revenue Code of 1986, then the amount payable to Mr. Stephenson shall be reduced to the maximum amount that would be payable but which would remain deductible under Section 280G of the IRC. If a change of control were to occur as of June 30, 2011, Mr. Stephenson would receive $5,303,000.

Potential Payments upon Death or Disability

The following disclosure is for our continuing named executive officers, Mr. Sillerman, Ms. Scardino, and Mr. Stephenson.

The employment agreement of Mr. Sillerman provides for the following benefits in the event of his death: (a)  payments equal to (x) the cash equivalent of three years’ base salary at the rate in effect on the date of termination (or immediately prior to a constructive termination due to salary reduction) and (y) three times the average of all cash and equity bonuses paid during the three years prior to the termination, or if no annual bonuses were paid, a payment in the amount of $100,000 per year for each year a cash bonus was not paid and $100,000 per year for each year an equity grant was not made, (b) continued eligibility to participate in any benefit plans of our Company for one year, plus (c) accelerated vesting of any stock options, restricted stock or other equity based instruments previously issued to him.  The approximate amount that would be due to the estate of Mr. Sillerman in the event of his death as of June 30, 2011 would be $48,875,000.

The employment agreement of Ms. Scardino provides for : (a)  payments equal to (x) the cash equivalent of one year’s base salary at the rate in effect on the date of termination (for death; for disability, the executive officer would receive payments equal to 75% of one year’s base salary from the date of disability to the end of the term, reduced by the disability insurance policy benefits) and (y) a pro-rated annual cash bonus based on the annual cash bonus paid to the executive officer for the immediately preceding employment year or $125,000, whichever is greater, (b) continued eligibility to participate in any benefit plans of our Company for one year, plus (c) accelerated vesting of any stock options, restricted stock or other equity based instruments previously issued to the executive officer (if disability occurs after the end of the first Employment Year, all stock options vest).  The approximate amount that would be due to the estate of Ms. Scardino in the event of her death as of June 30, 2011 would be $14,225,000.

The employment agreements of Mr. Stephenson provides for : (a)  payments equal to (x) the cash equivalent of one year’s base salary at the rate in effect on the date of termination (for death; for disability, the executive officer would receive payments equal to 75% of one year’s base salary from the date of disability to the end of the term, reduced by the disability insurance policy benefits) and (y) a pro-rated annual cash bonus based on the annual cash bonus paid to the executive officer for the immediately preceding employment year or $100,000, whichever is greater, (b) continued eligibility to participate in any benefit plans of our Company for one year, plus (c) accelerated vesting of any stock options, restricted stock or other equity based instruments previously issued to the executive officer (if disability occurs after the end of the first Employment Year, all stock options vest).  The approximate amount that would be due to the estate of Mr. Stephenson in the event of his death as of June 30, 2011 would be $5,503,000.

Compensation of Non-Employee Directors

Employee directors do not receive any separate compensation for their board service. Non-employee directors receive the compensation described below.

Each of our non-employee directors receives an annual fee of $80,000, which includes attendance fees for four meetings a year. Each non-employee director will also receive an additional $750 for attendance at additional Board Meetings (over four). The chairperson of the Audit Committee will receive an additional fee of $15,000 per annum and the chairpersons of each other committee will receive an additional fee of $5,000 per annum. Each of the other members of the Audit Committee will receive $3,000 per annum and the other members of each of the other committees will receive a fee of $1,000 per annum. All fees described above will be payable in cash for calendar year 2011.  After 2011, directors can elect to receive up to 100% of their compensation in cash or equity or any combination, and can elect to take their payments in any form of any equity instrument available and permissible under the Company’s stock incentive plan.  All equity will be priced based on the closing price on the last day of each fiscal quarter.  Election with respect to any quarterly payment in equity must be made before the end of the quarter.

The Company pays non-employee directors for all compensation in lieu of cash on a quarterly basis and prices all grants of Common Stock at the closing price on the last day of the quarter for which such fees relate or options therefor on the date granted.  During 2011, fees earned were paid.

The total compensation received by our non-employee directors during the fiscal year ended June 30, 2011 is shown in the following table (1):

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

Benjamin Chen (1)	30,000	---	---	---	30,000
Peter Horan	32,000	---	---	---	32,000
John D. Miller	35,000	---	---	---	35,000
Joseph Rascoff	36,000	---	---	---	36,000
Harriet Seitler	30,000	---	---	---	30,000

(1)    Does not include $72,000 earned by Mr. Chen as a consultant to the Company.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee was at any time during the past fiscal year an officer or employee of us, was formerly an officer of us or any of our subsidiaries or has an immediate family member that was an officer or employee of us or had any relationship requiring disclosure under Item 13. Certain Relationships, Related Transactions, and Director Independence.

During the last fiscal year, none of our executive officers served as:

●
a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) or another entity, one of whose executive officers served on our compensation committee;

●	a director of another entity, one of whose executive officers served on our compensation committee; and

●
a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of us.

CORPORATE GOVERNANCE

Board Composition

Our directors are elected to serve until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified.

On February 11, 2011, our board of directors increased the number of members of our board from two to three and elected Robert F.X. Sillerman as Executive Chairman and Director, Mitchell J. Nelson as Executive Vice President, General Counsel and Director and Michael Burrows as Director and accepted the resignation of Jack L. Howard as Chairman of the Board and Chief Executive Officer and Ronald W. Hayes as director of the Company.

On February 22, 2011, our board increased the number of members of our board from three to eight and elected Janet Scardino as Chief Executive Officer and Director, and Benjamin Chen, Peter Horan, John D. Miller, Joseph F. Rascoff and Harriet Seitler to serve as members of our board and accepted the resignation of Michael Burrows.

On February 24, 2011, the Board of Directors approved the formation of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.  Our board appointed Mr. Rascoff, Mr. Horan and Mr. Miller to serve as members of the Audit Committee; Mr. Miller and Mr. Horan to serve as members of the Compensation Committee; and Mr. Miller and Ms. Seitler to serve as members of the Nominating and Corporate Governance Committee.

On June 18, 2012, Janet Scardino was removed without cause as a director of the Company by the majority shareholder in accordance with the Company’s bylaws.   A successor director was not named.  Effective June 19, 2012, the Board of Directors reduced the number of Board members from eight to seven.

Election of Directors

Our bylaws provide that all elections for the board of directors will be decided by a plurality of the votes cast by the stockholders of the holders of shares entitled to vote.

Director Independence

Our board has determined that Benjamin Chen, Peter Horan, John D. Miller, Joseph F. Rascoff and Harriet Seitler satisfy the criteria for independence under the SEC rules for independence of directors and of committee members.

Audit Committee

On February 24, 2011, our board established an Audit Committee.  The Audit Committee has adopted a written charter, a printed copy of which is available to any shareholder requesting a copy by writing to: Viggle Inc. Attn: Corporate Governance, 902 Broadway, 11th Floor, New York, New York 10010.  The Audit Committee did not hold any meetings during 2010.  Messrs. Joseph F. Rascoff, Peter Horan and John D. Miller are currently serving as members of the Audit Committee.

The purpose of the Audit Committee is as follows:

1.
To oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company, in consultation with the Chief Accounting Officer and senior accounting staff of the Company.

2.	To provide assistance to the Board of Directors with respect to its oversight of:

(a)	The integrity of the Company’s financial statements;

(b)
The Company’s compliance with legal and regulatory requirements, including an evaluation of the performance and competence of the Company’s legal personnel as they relate to the audit function and general maintenance of corporate financial standards;

(c)	The independent auditor’s qualifications and independence;

(d)	The performance of the Company’s internal audit function and independent auditors; and

(e)	An evaluation of the performance and competence of the Company’s senior financial employees, including the Chief Accounting Officer.

Compensation Committee

On February 24, 2011, our board established a Compensation Committee.  The Compensation Committee has adopted a written charter, a printed copy of which is available to any shareholder requesting a copy by writing to: Viggle Inc. Attn: Corporate Governance, 902 Broadway, 11th Floor, New York, New York 10010.  The Compensation Committee did not hold any meetings during 2010.  The current members of the Compensation Committee are Messrs. John D. Miller and Peter Horan.

The purpose of the Compensation Committee is as follows:

1.	To discharge the responsibilities of the Board of Directors relating to the Company’s compensation programs and compensation of the Company’s executives; and

2.
To produce an annual report on executive compensation for inclusion in the Company’s annual proxy statement, if and when required, in accordance with applicable rules and regulations of the NASDAQ Stock Market, SEC, and other regulatory bodies.

Nominating and Corporate Governance Committee

On February 24, 2011, our board established a Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee has adopted a written charter, a printed copy of which is available to any shareholder requesting a copy by writing to: Viggle Inc. Attn: Corporate Governance, 902 Broadway, 11th Floor, New York, New York 10010.  The Nominating and Corporate Governance Committee did not hold any meetings during 2010.   Mr. John D. Miller and Ms. Harriet Seitler are the current members of the Nominating and Corporate Governance Committee.

The purpose of the Nominating and Corporate Governance Committee is as follows:

1.	To identify individuals qualified to become Board members and to select, or to recommend that the Board of Directors select, the director nominees for the next annual meeting of stockholders;

2.	To develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company; and

3.	To oversee the selection and composition of committees of the Board of Directors and, as applicable, oversee management continuity planning processes.

Code of Business Conduct and Ethics

Our board of directors adopted a Code of Business Conduct and Ethics that applies to all directors and employees of the Company. The Code of Business Conduct and Ethics addresses, among, other things, honesty and ethical conduct, compliance with laws, rules and regulations, conflicts of interest, insider trading, corporate opportunities, competition and fair dealing, discrimination and harassment, health and safety, record keeping, confidentiality, protection and proper use of company assets, payments to government personnel, waivers of the Code of Business Conduct and Ethics, reporting of illegal or unethical behavior and compliance procedures.  In addition to the Code of Business Conduct and Ethics, the Chief Executive Officer and senior financial officers are subject to the additional specific policies set forth in the Code of Ethics for the Chief Executive Officer and senior financial officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Asset Contribution Agreement

At the closing of the Recapitalization, as discussed more fully above in the section entitled “Our Business,” the Company entered into an asset contribution agreement with SIC, an affiliate of Robert F.X. Sillerman our Executive Chairman, whereby SIC assigned certain intellectual property assets used in its business to the Company in exchange for an agreement by the Company to reimburse SIC for expenses incurred in connection with the development of such intellectual property assets and its related business, whenever incurred, at or after the closing, in an aggregate amount not to exceed $2,000,000.  Pursuant the asset contribution agreement, $1,300,000 was reimbursed.  Because such transaction was subject to certain rules regarding “affiliated” transactions, the Audit Committee and a majority of the independent members of the board of directors approved such reimbursement.

Debt Owed to J. Howard Inc.

J. Howard Inc. has been supporting the daily operations of the Company since 2007.  As of December 31, 2010, the Company owed J. Howard, Inc. $82,000 as a result thereof, which amount was increased as of the completion of the Recapitalization on February 15, 2011 to $171,000.  As part of the Recapitalization, the Company issued 250,000 shares (125,000 shares post 1 for 2 reverse stock split), at a fair market value of $0.03 per share) ($0.06 post 1 for 2 reverse split), to J. Howard, Inc., a director and officer of the Company prior to the Recapitalization, and its designees (which included former directors of the Company) in connection with partially extinguishing outstanding debt owed to J. Howard, Inc.  The remaining debt of $163,000 was satisfied on February 15, 2011 by payment to J. Howard, Inc. in such amount.  In addition, J. Howard, Inc. was paid $37,000 to be used for payment of expenses incurred in connection with the Recapitalization on behalf of the Company.

Recapitalization Notes and Expenses

In connection with the Recapitalization, Robert F.X. Sillerman (and his spouse and entities controlled by him), and Mitchell Nelson, each executive officers of the Company, executed promissory notes in accordance with their subscription agreements for the payment of the purchase price of the shares, in the amounts of $3,242,000 and $10,000, respectively.  Each note is an unsecured five-year note with interest accruing at the annual rate equal to the long-term Applicable Federal Rate in effect as of the date of the Recapitalization Agreement (which was 4.15% per annum).  Mr. Nelson satisfied his note on April 1, 2011.  The notes are due five years after issuance, with interest accrued at the rate of 4.15% per annum, and have been presented as a reduction of the related paid in capital in the accompanying financial statements.

In addition, Sillerman Investment Company, LLC was relieved of the obligation to pay $200,000 in connection with the initial structure of the Recapitalization to J. Howard, Inc. as reimbursement of advances made by J. Howard, Inc. to the Company to support its daily obligations since 2007.  The obligation arose from the initial proposal that investors would invest directly in Sillerman Investment Company, LLC prior to the Recapitalization.  When the structure of the Recapitalization changed, resulting in investments directly in the Company in connection with the Recapitalization, the obligation to pay J. Howard, Inc. became the obligation of the Company.  Because such transaction involved a related party, the Audit Committee of the Company’s Board of Directors approved and the independent members of the Board ratified the payment of the obligation by the Company.

Shared Services Agreement

In an effort to economize on costs and be efficient in its use of resources, the Company entered into a shared services agreement with Circle Entertainment Inc. (“Circle”) as of February 15, 2011, pursuant to which it shares costs for legal and administrative services in support of Mitchell J. Nelson, its General Counsel and General Counsel to Circle.

The shared services agreement provides, in general, for sharing on a 50/50 basis of the applicable support provided by either company to Mr. Nelson in connection with his capacity as General Counsel, and an allocation generally based on the services provided by Mr. Nelson, which are initially estimated to be divided evenly between the companies.  The Company will initially be responsible for advancing the salary to Mr. Nelson for both companies and will be reimbursed by Circle for such salary and benefits (but not for any bonus, option or restricted share grant made by either company, which will be the responsibility of the company making such bonus, option or restricted share grant).  The agreement provides for the President of each Company to meet periodically to assess whether the services have been satisfactorily performed and to discuss whether the allocation has been fair.  The Audit Committee of each company’s Board of Directors will then review and, if appropriate, approve the allocations made and whether payments need to be adjusted or reimbursed, depending on the circumstances.

Because this transaction is subject to certain rules regarding “affiliate” transactions, the Audit Committee and a majority of the independent members of the Company’s Board of Directors have approved the shared services agreement.  This is deemed to be an affiliate transaction because Mr. Sillerman is Chairman and Mr. Nelson is Executive Vice President and General Counsel of Circle.

For the year ended June 30, 2011, the Company incurred and billed Circle $107,000 for support, consisting primarily of legal and administrative services. These services provided were approved by Circle’s Audit Committee and the Company’s Audit Committee and the related fees were paid.

In addition, certain of the Company’s accounting personnel may provide personal accounting services to our Executive Chairman, Robert F.X. Sillerman.  To the extent such services are rendered, Mr. Sillerman shall reimburse the Company therefor.  The reimbursement for any such services shall be reviewed by the Company’s Audit Committee.  For the year ended June 30, 2011, $18,000 was incurred and paid by Mr. Sillerman for such services.

Director Compensation

Each of our non-employee directors will receive an annual fee of $80,000, which includes attendance fees for four meetings a year. Each non-employee director will also receive an additional $750 for attendance at additional Board Meetings (over four). The chairperson of the Audit Committee will receive an additional fee of $15,000 per annum and the chairpersons of each other committee will receive an additional fee of $5,000 per annum. Each of the other members of the Audit Committee will receive $3,000 per annum and the other members of each of the other committees will receive a fee of $1,000 per annum. All fees described above will be payable in cash for calendar year 2011.  After 2011, directors can elect to receive up to 100% of their compensation in cash equity and can elect to take their payments in any form of any equity instrument available and permissible under the Company’s stock incentive plan.  All equity will be priced based on the closing price on the last day of each fiscal quarter.  Election with respect to any quarterly payment in equity must be made before the end of the quarter.

Consultant

Benjamin Chen, an independent director, is acting as a consultant to the Company in the area of technology, systems architecture and technical operations.  He has been paid $72,000 for his services through June 30, 2011.

NetJets

The Company executed an agreement with NetJets to bundle a 3.125% fractional share of a G-IV jet owned by Mr. Sillerman with a value of $336,000 with a new 6.25% fractional share of a G-IV jet which was purchased from NetJets by the Company, to be used by the Company solely for business purposes.  The purchase price for the 6.25% interest was $1,175,000, payable $235,000 upon signing and the balance of $940,000 financed with interest at 6% per annum, monthly payments of $9,000 and, a five-year balloon of $661,000.   Monthly management fees (aggregate for both shares) are approximately $26,000.  Pursuant to his employment agreement, Mr. Sillerman is entitled to fly on a private charter jet when he travels for business. The Company’s Audit Committee approved entering into this related party transaction and on June 17, 2011, the independent members of the Company’s Board of Directors approved the transaction.   The Company accounted for the transaction by recording the interests as investment assets and the related debt amounts to NetJets.

Private Placements

On May 10, 2012, the Company completed the placement of 3,418,182 units (the “Private Placement Units”) (1,709,091 units post 1 for 2 reverse split) to accredited and institutional investors at an aggregate purchase price of $9,400,000.  Each Private Placement Unit consists of (i) one (1) share of common stock (one-half share post 1 for 2 reverse split), $0.001 par value per share of the Company and (ii) one (1) detachable three (3) year warrant to purchase one (1) share of common stock (one-half share post 1 for 2 reverse split) of the Company with an exercise price of $4.00 per warrant share ($8.00 per warrant share post 1 for 2 reverse split), at a purchase price of $2.75 per Private Placement Unit ($5.50 per Unit post 1 for 2 reverse split).  If the Company sells shares of its common stock for the purpose of raising capital at a price below $4.00 per share ($8.00 per share post 1 for 2 reverse split) before the expiration of the exercise period of the warrant, the exercise price of all warrants will be adjusted to the lowest price at which the shares were sold.  Robert F.X. Sillerman purchased, in the aggregate, $3,000,000 worth of Private Placement Units in the placement. The Company will take a compensation charge in the fourth quarter of approximately $1,600,000 as a result of the foregoing, resulting from selling shares to executives below fair value.

The foregoing description of the Private Placement Units is not complete and is qualified by reference to, and should be read in conjunction with, the full text of the agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Form 10-Q filed with the SEC on May 15, 2012 and incorporated herein by reference.

On August 25, 2011, the Company completed the placement of 14,000,000 units (the “Units”), each Unit consisting of (i) one (1) share of common stock (one-half share post 1 for 2 reverse split), $0.001 par value per share of the Company and (ii) one (1) detachable three (3) year warrant to purchase one (1) share of common stock of the Company (one-half share post 1 for 2 reverse split) with an exercise price of $4.00 per warrant share ($8.00 per warrant share post 1 for 2 reverse split), at a purchase price of $2.50 per Unit ($5.00 per Unit post 1 for 2 reverse split), for an aggregate purchase price of $35,000,000 to accredited and institutional investors.  The three-year warrants are callable by the Company after February 26, 2012 if a registration statement for the resale of the shares of common stock issuable upon exercise of the warrants has been declared effective for 30 days and the closing bid price of such shares equals at least $4.00 per share ($8.00 per share post 1 for 2 reverse split) for a period of at least 20 consecutive trading days after effectiveness of such registration statement.  The Units issued in such placement were exempt from registration under the Securities Act, pursuant to an exemption from registration for transactions not involving a public offering under Section 4(2) of the Securities Act, and the safe harbors for sales under Section 4(2) provided by Regulation D promulgated pursuant to the Securities Act.  Transfer of the shares was restricted by the Company in accordance with the requirements of the Securities Act.  Sillerman Investment Company, LLC purchased, in the aggregate, $11,376,000 worth of Units in the placement. The Company will take a compensation charge in the first quarter of approximately $17,162,000 as a result of the foregoing, resulting from selling shares to executives below fair value.

The foregoing description of the Units is not complete and is qualified by reference to, and should be read in conjunction with, the full text of the agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on August 26, 2011 and incorporated herein by reference.

Line of Credit

On June 29, 2012, Sillerman Investment Company LLC (the “Lender”), an affiliate of Robert F.X. Sillerman, the Executive Chairman and Chief Executive Officer of the Company, advanced $2,500,000 to the Company.  The advance is evidenced by a $10,000,000 line of credit grid promissory note, dated as of June 29, 2012, that was executed and delivered by the Company in favor of the Lender (the “Grid Note”) on July 6, 2012.  Under the Grid Note, the Company may periodically draw on the line of credit in amounts of no less than $100,000, and interest will accrue on all unpaid principal amounts at a simple interest rate equal to 9% per annum.  The Company is not permitted to make draws more than once per month.  The Grid Note matures on the earlier to occur of (i) June 29, 2013 or (ii) upon the receipt of net proceeds by the Company or any of its wholly-owned subsidiaries from one or more debt or equity offerings by the Company or any of its wholly-owned subsidiaries in an amount equal to at least the amount of principal and accrued and unpaid interest outstanding under the Grid Note.  At maturity, the Company must pay to the Lender all principal amounts then outstanding, plus accrued and unpaid interest thereon.  All net proceeds received by the Company or any of its wholly owned subsidiaries from any debt or equity offering by the Company or any of its wholly-owned subsidiaries must first be applied toward the payment in full of all outstanding principal and accrued but unpaid interest outstanding under the Grid Note.  The Company may make prepayments in whole or in part under the Grid Note at any time, provided accrued, but unpaid interest is paid through the prepayment date.

The Company intends to use the proceeds from the Grid Note to fund working capital requirements and for general corporate purposes.  Because the Lender is an affiliate of the Company’s Executive Chairman and Chief Executive Officer, a majority of the Company’s independent directors approved the Grid Note.

The foregoing description of the line of credit is not complete and is qualified by reference to, and should be read in conjunction with, the full text of the Line of Credit Grid Promissory Note, a copy of which is filed as Exhibit 10.25 hereto.

CHANGE IN ACCOUNTANTS

On February 24, 2011, the Company approved the engagement of BDO USA, LLP ("BDO") as the Company's independent registered public accounting firm hired to re-audit the Company’s financial statements for the years ended December 2009 and 2010, and to audit the Company’s financial statements for the period ending June 30, 2011. During the years ended December 31, 2009 and December 31, 2010, and through February 25, 2011, neither the Company nor anyone on its behalf has consulted with BDO with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

On February 25, 2011, the board of directors dismissed Radin, Glass & Co., LLP ("RGC") as the Company's independent registered public accounting firm. The reports of RGC on the Company's financial statements for the years ended December 31, 2009 and December 31, 2010 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.  During the years ended December 31, 2009 and December 31, 2010 and through February 24, 2011, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with RGC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RGC, would have caused RGC to make reference to the subject matter of the disagreements in its reports on the Company's financial statements for such years.  During the years ended December 31, 2009 and December 31, 2010 and through February 25, 2011, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

CHANGE OF FISCAL YEAR

On February 24, 2011, the board of directors of the Company approved a change to the Company's fiscal year end from December 31 to June 30.

SELLING STOCKHOLDERS

The following table sets forth certain information regarding the selling stockholders and the shares offered by them in this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a selling stockholder and the percentage of ownership of such stockholder, shares of common stock underlying shares of warrants held by such stockholder that are exercisable within 60 days of July 30, 2012 are included. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder. Each selling stockholder’s percentage of ownership in the following table is based upon 76,470,041 shares of common stock outstanding as July 30, 2012.

On May 10, 2012, the Company completed the placement of 3,418,182 units (the “Private Placement Units”) (1,709,091 units post 1 for 2 reverse split) to accredited and institutional investors at an aggregate purchase price of $9,400,000.  Each Private Placement Unit consists of (i) one (1) share of common stock (one-half share post 1 for 2 reverse split), $0.001 par value per share of the Company and (ii) one (1) detachable three (3) year warrant to purchase one (1) share of common stock (one-half share post 1 for 2 reverse split) of the Company with an exercise price of $4.00 per warrant share ($8.00 per warrant share post 1 for 2 reverse split), at a purchase price of $2.75 per Private Placement Unit ($5.50 per Unit post 1 for 2 reverse split).  If the Company sells shares of its common stock for the purpose of raising capital at a price below $4.00 per share ($8.00 per share post 1 for 2 reverse split) before the expiration of the exercise period of the warrant, the exercise price of all warrants will be adjusted to the lowest price at which the shares were sold.  Robert F.X. Sillerman purchased, in the aggregate, $3,000,000 worth of Private Placement Units in the placement. The Company will take a compensation charge in the fourth quarter of approximately $1,600,000 as a result of the foregoing, resulting from selling shares to executives below fair value.

On December 31, 2011, in consideration for its purchase of the Loyalize assets, the Company paid Trusted Opinion three million dollars ($3,000,000) in cash and delivered 275,038 shares of the Company's common stock (137,510 shares post 1 for 2 reverse split). Trusted Opinion, Inc. distributed its shares to its lender and shareholder, CRTG Holdings Limited, of which 32,627 shares are being registered in this offering.

On August 25, 2011, the Company completed the placement of 14,000,000 units (7,000,000 units post 1 for 2 reverse split) (the “Units”), each Unit consisting of (i) one (1) share of common stock (one-half share post 1 for 2 reverse split), $0.001 par value per share of the Company and (ii) one (1) detachable three (3) year warrant to purchase one (1) share of common stock of the Company (one-half share post 1 for 2 reverse split) with an exercise price of $4.00 per warrant share ($8.00 per warrant share post 1 for 2 reverse split), at a purchase price of $2.50 per Unit ($5.00 per Unit post 1 for 2 reverse split), for an aggregate purchase price of $35,000,000 to accredited and institutional investors.  The three-year warrants are callable by the Company after February 26, 2012 if a registration statement for the resale of the shares of common stock issuable upon exercise of the warrants has been declared effective for 30 days and the closing bid price of such shares equals at least $4.00 per share ($8.00 per share post 1 for 2 reverse split) for a period of at least 20 consecutive trading days after effectiveness of such registration statement.  Sillerman Investment Company, LLC purchased, in the aggregate, $11,376,000 worth of Units in the placement. The Company will take a compensation charge in the first quarter of approximately $17,162,000 as a result of the foregoing, resulting from selling shares to executives below fair value.  In addition, Company paid to Tejas Securities Group, Inc. (“Tejas”), who acted as placement agent, a fee of $1,350,000 of which $713,000 was used by Tejas to acquire 285,000 Units and warrants to purchase 285,000 shares of common stock at an exercise price of $4.00 per warrant share.  In addition, Tejas received a fee of one three (3) year warrant to purchase 100,000 shares of common stock at an exercise price of $4.00 per warrant share and one five (5) year warrant to purchase 540,000 shares of common stock at an exercise price of $2.50 per warrant share.  Craig-Hallum Capital Group LLC acted as co-placement agent and received a fee of $165,000.

On September 29, 2011, the Company, through its wholly-owned subsidiary, Project Oda, Inc., purchased certain assets of Mobile Messaging Solutions, Inc.’s Watchpoints business.  The consideration for such transaction was $2,500,000 in cash and 200,000 shares (100,000 post 1 for 2 reverse split) of the Company’s common stock at a fair value of $8.00 per share ($16,00 per share post 1 for 2 reverse split).

The shares issued to the selling stockholders were issued in transactions that were exempt from registration under the Securities Act, pursuant to an exemption from registration for transactions not involving a public offering under Section 4(2) of the Securities Act, and the safe harbors for sales under Section 4(2) provided by Regulation D promulgated pursuant to the Securities Act.  No advertising or general solicitation was employed in offering the securities.  Transfer of the shares was restricted by the Company in accordance with the requirements of the Securities Act.

Except for the warrants received by Tejas as a fee and the shares received by Mobile Messaging Solutions, Inc., CRTG Holdings Limited and Meredith Dundin the selling stockholders acquired the securities being registered for resale in this prospectus in subscription agreements, by and between us and the selling stockholders.

Tejas transferred all of their shares and warrant shares to Westech Capital Corp., Stephen Kalish, Richard Schottenfeld and Schottenfeld Group LLC, selling stockholders in this prospectus.

Except for Robert F.X. Sillerman and Sillerman Investment Company, LLC, none of the selling stockholders are members of management, employees or suppliers of ours or our affiliates. All information with respect to share ownership has been furnished by the selling stockholders. The shares being offered are being registered to permit public secondary trading of such shares and each selling stockholder may offer all or part of the shares it owns for resale from time to time pursuant to this prospectus. In addition, none of the selling stockholders has any family relationships with our officers, directors or controlling stockholders. Furthermore, based on representations made to us by the selling stockholders, except for as noted in the footnotes to the table below, no selling stockholder is a registered broker dealer or an affiliate of a broker dealer.  Additionally, any selling stockholder that is a broker dealer or an affiliate of a broker dealer purchased their shares in the ordinary course of business, and at the time of the purchase of the shares being offered, such selling stockholders had no agreements or understandings, directly or indirectly, with any person to distribute the shares being offered in this registration statement.

The term “selling stockholders” also includes any transferees, pledgees, donees, or other successors in interest to the selling stockholders named in the table below. Unless otherwise indicated, to our knowledge, each person named in the table below has sole voting and investment power (subject to applicable community property laws) with respect to the shares of common stock set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling stockholders who are able to use this prospectus to resell the securities registered hereby.

Any selling stockholders who are affiliates of broker-dealers and any participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts given to any such selling stockholder or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.

Name of Beneficial Owner	Shares Beneficially Owned Before the Offering	Maximum Number of Shares to be Sold	Beneficial Shares After the Offering (1)	Percentage of Common Stock Owned After Offering (1)

Baron Investment Funds Trust FBO Baron Small Cap Fund(2)	5,090,910	5,090,910	0	9.24
John C. Gisondi(3)	285,454	285,454	0	*
Noam Gottesman(4)	1,200,000	1,200,000	0	2.17
Alicia Yuen Yee Ho(5)	80,000	80,000	0	*
KC Gamma Opportunity Fund, LP(6)	400,000	400,000	0	*
Daniel Kilmurray(7)	50,000	50,000	0	*
Koyote Trading LLC(8)	628,800	628,800	0	1.14
Myda Capital LP(9)	9,826	9,826	0	*
Steve Igor Ostromogilsky(10)	4,000	4,000	0	*
John Raphael Revocable Trust(11)	20,000	20,000	0	*
Michael Raphael 2008 Trust(12)	10,000	10,000	0	*
Tara Raphael 2005 Trust(13)	10,000	10,000	0	*
Lucas Rosen(14)	44,250	44,250	0	*
Schaps Market Portfolio, L.L.C. (15)	120,000	120,000	0	*
Richard Schottenfeld(16)	226,376	226,376	0	*
Schottenfeld Associates LP(17)	98,250	98,250	0	*
David Koch(18)	98,250	98,250	0	*
Sillerman Investment Company, LLC(19)	4,128,000	4,128,000	0	7.49
Andrew T. Slabin(20)	8,000	8,000	0	*
Frank J. Small(21)	20,000	20,000	0	*
TCS Global Equity Master Fund, LP(22)	2,000,000	2,000,000	0	3.63
Ronald W. Weiss(23)	98,250	98,250	0	*
Michele Whalen & Edward Whalen(24)	30,000	30,000	0	*
Westech Capital Corp. (25)	312,500	100,000	212,500	*
John Gorman IV(26)	65,000	65,000	0	*
John Randolph(27)	15,000	15,000	0	*
Robert Halder(28)	10,000	10,000	0	*
Jacob Biddle(29)	5,000	5,000	0	*
Stephen Kalish(30)	79,000	79,000	0	*
Schottenfeld Group LLC(31)	39,500	39,500	0	*
Mobile Messaging Solutions, Inc. (32)	100,000		0	*
Adage Capital Partners, L.P. (33)	7,707,208	1,090,910	6,616,298	10
Robert F.X. Sillerman(34)	1,090,910	1,090,910	0	1.98
Meredith Dundin(35)	1,200,000	1,200,000	0	2.17
CRTG Holdings Limited (36)	32,627	32,627	0	*
________
 * Less than 1%

(1) Share amounts are listed post 1 for 2 Reverse Split.

Assumes that all securities offered are sold.

(2) Includes an aggregate of 2,545,455 shares underlying warrants to purchase shares of our common stock.  The registered holder of the securities is Coralnet & Co.  Ronald Baron has voting power and investment power over securities held by Coralnet &Co.

(3) Includes an aggregate of 142,727 shares underlying warrants to purchase shares of our common stock.  John C. Gisondi has voting power and investment power over securities held by John C. Gisondi.

(4) Includes an aggregate of 600,000 shares underlying warrants to purchase shares of our common stock.  Noam Gottesman has voting power and investment power over securities held by Noam Gottesman.

(5) Includes an aggregate of 40,000 shares underlying warrants to purchase shares of our common stock.  Alicia Yuen Yee Ho has voting power and investment power over securities held by Alicia Yuen Yee Ho.

(6) Includes an aggregate of 200,000 shares underlying warrants to purchase shares of our common stock.  Kevin Casey, Managing Member of KC Gamma Opportunity Fund, LP has voting power and investment power over securities held by KC Gamma Opportunity Fund LP.

(7) Includes an aggregate of 25,000 shares underlying warrants to purchase shares of our common stock.  Daniel Kilmurray has voting power and investment power over securities held by Daniel Kilmurray.  Daniel Kilmurray is an affiliate of a broker-dealer.

(8) Includes an aggregate of 314,400 shares underlying warrants to purchase shares of our common stock.  Richard Schottenfeld, Managing Member of Koyote Trading LLC, has voting power and investment power over securities held by Koyote Trading LLC.  Koyote Trading LLC is a broker-dealer.

(9) Includes an aggregate of 4,913 shares underlying warrants to purchase shares of our common stock.  Jason Lieber, Managing Member of Myda Capital, LP’s General Partner, has voting power and investment power over securities held by Myda Capital, LP.  Myda Capital LP is an affiliate of a broker-dealer.

(10) Includes an aggregate of 2,000 shares underlying warrants to purchase shares of our common stock.  Steve Igor Ostromogilsky has voting power and investment power over securities held by Steve Igor Ostromogilsky.

(11) Includes an aggregate of 10,000 shares underlying warrants to purchase shares of our common stock.  John Raphael, as Trustee, has voting power and investment power over securities held by John Raphael Revocable Trust.

(12) Includes an aggregate of 5,000 shares underlying warrants to purchase shares of our common stock.  John Raphael, as Trustee, has voting power and investment power over securities held by Michael Raphael 2008 Trust.

(13) Includes an aggregate of 5,000 shares underlying warrants to purchase shares of our common stock.  John Raphael, as Trustee, has voting power and investment power over securities held by Tara Raphael 2005 Trust.

(14) Includes an aggregate of 22,125 shares underlying warrants to purchase shares of our common stock.  Lucas Rosen has voting power and investment power over securities held by Lucas Rosen.  Lucas Rosen is a Partner at Koyote Trading LLC and Schottenfeld Group, both broker-dealers.

(15) Includes an aggregate of 60,000 shares underlying warrants to purchase shares of our common stock.  Richard Schaps, Manager of Schaps Market Portfolio, L.L.C., has voting power and investment power over securities held by Schaps Market Portfolio, L.L.C.

(16) Includes an aggregate of 134,688 shares underlying warrants to purchase shares of our common stock, 36,000 of which were issued to Tejas Securities Group Inc. as a placement fee in connection with the private placement.  Richard Schottenfeld has voting power and investment power over securities held by Richard Schottenfeld.  Richard Schottenfeld is Managing Member of Koyote Trading LLC and Schottenfeld Group, both broker-dealers.

(17) Includes an aggregate of 49,125 shares underlying warrants to purchase shares of our common stock.  Richard Schottenfeld, Managing Member of Schottenfeld Associates, L.P., has voting power and investment power over securities held by Schottenfeld Associates, L.P.  Schottenfeld Associates, L.P. is an affiliate of Koyote Trading LLC and Schottenfeld Group, both broker-dealers.

(18) Includes an aggregate of 49,125 shares underlying warrants to purchase shares of our common stock.  David Koch has voting power and investment power over securities held by David Koch.  David Koch is a Partner of Koyote Trading LLC and Schottenfeld Group, both broker-dealers.

(19) Includes an aggregate of 2,064,000 shares underlying warrants to purchase shares of our common stock.  Robert F.X. Sillerman, Managing Member of Sillerman Investment Company, LLC, has voting power and investment power over securities held by Sillerman Investment Company, LLC.

(20) Includes an aggregate of 4,000 shares underlying warrants to purchase shares of our common stock.  Andrew T. Slabin has voting power and investment power over securities held by Andrew T. Slabin.

(21) Includes an aggregate of 10,000 shares underlying warrants to purchase shares of our common stock.  Frank J. Small has voting power and investment power over securities held by Frank J. Small.

(22) Includes an aggregate of 1,000,000 shares underlying warrants to purchase shares of our common stock.  Eric Semler, Managing Member of TCS Global Equity Master Fund, LP, has voting power and investment power over securities held by TCS Global Equity Master Fund, LP.

(23) Includes an aggregate of 49,125 shares underlying warrants to purchase shares of our common stock.  Ronald Weiss has voting power and investment power over securities held by Ronald Weiss.  Ronald Weiss is a Partner of Koyote Trading LLC and Schottenfeld Group, both broker-dealers.

(24) Includes an aggregate of 15,000 shares underlying warrants to purchase shares of our common stock.  Michele Whalen, Managing Director, has voting power and investment power over securities held by Michele Whalen & Edward Whalen.

(25) Includes an aggregate of 262,500 shares underlying warrants to purchase shares of our common stock, 180,000 of which were issued to Tejas Securities Group Inc. as a placement fee in connection with the private placement, and 50,000 of which are being offered in this registration statement.  John Gorman, President of Westech Capital Corp., has voting power and investment power over securities held by Westech Capital Corp.  Westech Capital Corp. is an affiliate of Tejas Securities Group Inc., a broker-dealer.

(26) Includes an aggregate of 32,500 shares underlying warrants to purchase shares of our common stock.  John Gorman IV has voting power and investment power over securities held by John Gorman IV.  John Gorman IV is an affiliate of Tejas Securities Group Inc., a broker-dealer.

(27) Includes an aggregate of 7,500 shares underlying warrants to purchase shares of our common stock.  John Randolph has voting power and investment power over securities held by John Randolph.  John Randolph is an affiliate of Tejas Securities Group Inc., a broker-dealer.

(28) Includes an aggregate of 5,000 shares underlying warrants to purchase shares of our common stock.  Robert Halder has voting power and investment power over securities held by Robert Halder. Robert Halder is an affiliate of Tejas Securities Group Inc., a broker-dealer.

(29) Includes an aggregate of 2,500 shares underlying warrants to purchase shares of our common stock.  Jacob Biddle has voting power and investment power over securities held by Jacob Biddle.  Jacob Biddle is an affiliate of Tejas Securities Group Inc., a broker-dealer.

(30) Includes an aggregate of 61,000 shares underlying warrants to purchase shares of our common stock, 36,000 of which were issued to Tejas Securities Group Inc. as a placement fee in connection with the private placement.  Stephen Kalish has voting power and investment power over securities held by Stephen Kalish.  Stephen Kalish is an employee of Schottenfeld Group, a broker-dealer.

(31) Includes an aggregate of 30,500 shares underlying warrants to purchase shares of our common stock, 18,000 of which were issued to Tejas Securities Group Inc. as a placement fee in connection with the private placement.  Richard Schottenfeld, Managing Member of Schottenfeld Group LLC, has voting power and investment power over securities held by Schottenfeld Group LLC.  Schottenfeld Group LLC is a broker-dealer and an affiliate of Koyote Trading LLC, also a broker-dealers.

(32) Includes shares paid to Mobile Messaging Solutions, Inc. as consideration of purchase price of certain assets of Mobile Messaging Solutions, Inc.’s Watchpoints business.

(33) Includes an aggregate of 545,455 shares underlying warrants to purchase shares of our common stock.  Adage Capital Management L.P. has voting power and investment power over securities held by Adage Capital Partners L.P.

(34) Includes an aggregate of 545,455 shares underlying warrants to purchase shares of our common stock.  Robert F.X. Sillerman has voting power and investment power over securities held by Robert F.X. Sillerman.

(35) Meredith Dundin has voting power and investment power over securities held by Meredith Dundin.

(36) Includes shares paid to Trusted Opinion, Inc. as consideration of purchase price of the Loyalize assets. Trusted Opinion, Inc. distributed its shares to its lender and shareholder, CRTG Holdings Limited. Vladimir Kiselev has voting power and investment power over securities held by CRTG Holdings Limited.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Securities Authorized for Issuance under Equity Compensation Plans

The table below shows information with respect to our Executive Equity Incentive Plan as of  July 30, 2012 (as adjusted post 1 for 2 reverse split).  For a description of our Executive Equity Incentive Plan, see Note 9 to our audited Consolidated Financial Statements.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1)(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(#)	($)	(#)

Equity compensation plans approved by security holders	6,678,126	$6.18	8,321,875

Equity compensation plans not approved by security holders	-	-	-

(1)    3,520,001 restricted stock units (post 1 for 2 reverse split) are outstanding vest 1/3 on the first, second and third anniversary of the date of grant.  There is no exercise price and no shares have vested.  914,500 (post 1 for 2 reverse split) have been forfeited.
(2)    3,158,125 stock options (post 1 for 2 reverse split) were granted to directors, officers, and employees at exercise prices between $5.00 (post 1 for 2 reverse split) and $11.00 (post 1 for 2 reverse split) per share.  The options vest over three or four year periods and not are exercisable until August 2012, except that 162,250 stock options (post 1 for 2 reverse split) granted to directors are exercisable now at $5.00 (post 1 for 2 reverse split) per share.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of July 30, 2012 by:

●	each person or entity known by us to beneficially own more than 5% of the outstanding shares of our common stock,
●	each of our named executive officers;
●	each of our directors; and
●	all of our directors and executive officers, named as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. Unless otherwise noted, each beneficial owner has sole voting and investing power over the shares shown as beneficially owned except to the extent authority is shared by spouses under applicable law. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, any shares of common stock subject to common stock purchase warrants or stock options held by that person that are exercisable as of July 30, 2012 or will become exercisable within 60 days thereafter are deemed to be outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

As of July 30, 2012, there were 76,470,041 shares of the registrant’s common stock outstanding.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned**	Percentage of Common Stock

Beneficial Owners of 5% or More
Robert F.X. Sillerman (2)	57,306,910	75.0%

Adage Capital Management, L.P. (3)	7,707,208	10.0%

Directors and Named Executive Officers (not otherwise included above):

Benjamin Chen (4)	62,500	*
Peter C. Horan (5)	62,500	*
John D. Miller (6)	662,500	*
Mitchell J. Nelson (7)	195,300	*
Joseph Rascoff (8)	62,500	*
Chris Stephenson (9)	74,925	*
Harriet Seitler (10)	62,500	*
All directors and named executive officers as a group (9 people)	58,530,634	73.7%
________
*       Represents less than 1%.

**    All share numbers are shown post 1 for 2 reverse split.

(1)    Except as otherwise set forth below, the business address and telephone number of each of the persons listed above is c/o Viggle Inc., 902 Broadway, New York, New York 10010, telephone (212) 231-0092.

(2)    Sillerman beneficially owns (i) directly 3,030,455 shares of Common Stock owned by Sillerman and indirectly 54,276,455 shares of Common Stock (consisting of (A) 46,267,000 shares of Common Stock owned by Sillerman Investment Company, LLC; (B) 2,599,455 shares of Common Stock issuable upon the exercise of warrants held by Sillerman Investment Company which are exercisable at $8.00 per share; (C) 2,700,000 shares of Common Stock owned of record by Laura Baudo Sillerman, Sillerman’s spouse and (D) 2,700,000 shares of Common Stock owned by a trust for the benefit of Sillerman’s descendants).

(3)    Adage beneficially owns 7,161,753 shares of Common Stock and 545,455 shares of Common Stock issuable upon the execution of warrants at $8 per share.  Its business address is 200 Clarendon Street, 52nd Floor, Boston, MA 02116, telephone (617) 867-2830.

(4)    Chen beneficially owns 62,500 shares of Common Stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of July 30, 2012 at $5.00 per share.

(5)    Horan beneficially owns 62,500  shares of Common Stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of July 30, 2012 at $5.00 per share.

(6)    Miller beneficially owns (i) 200,000 shares of Common Stock, (ii) 62,500 shares of Common Stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of July 30, 2012 at $5.00 per share and (iii) 400,000 shares of Common Stock subject to a restrictive agreement with Robert F.X. Sillerman, 200,000 of which will be released on each of February 15, 2013 and February 15, 2014, under certain conditions.

(7)    Nelson beneficially owns (i) 162,000 shares of Common Stock and (ii) 33,000 shares of Common Stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of July 30, 2012 at $5.00 per share.

(8)    Rascoff beneficially owns 62,500 shares of Common Stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of July 30, 2012 at $5.00 per share.

(9)    Stephenson beneficially owns 74, 925 shares of Common Stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of July 30, 2012 at $5.00 per share.

(10)  Seitler beneficially owns 62,500 shares of Common Stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of July 30, 2012 at $5.00 per share.

DESCRIPTION OF CAPITAL STOCK

Common Stock

We are authorized to issue up to 300,000,000 shares of common stock, par value $0.001 per share.

Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters.  Corporate action to be taken by a stockholder vote may be authorized by the affirmative vote of a majority of the votes cast at a meeting of stockholders, or by written consent in lieu of a meeting, unless otherwise required by law.  In general, stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

We are authorized to issue 1,000,000 shares of preferred stock, par value $0.001 per share. We may issue shares of preferred stock in one or more series as may be determined by our board of directors, who may establish the designation and number of shares of any series, and may determine, alter or revoke the rights, preferences, privileges and restrictions pertaining to any wholly unissued series (but not below the number of shares of that series then outstanding).

Warrants

On February 16, 2011, we issued a five year warrant for 100,000 shares (50,000 shares post 1 for 2 reverse split) with an exercise price of $0.80 per share ($1.60 post 1 for 2 reverse split) to Berenson Investments LLC.  Berenson & Company, LLC, an affiliate of Berenson Investments LLC, was the financial advisor to Sillerman in connection with the Recapitalization, as discussed more fully above in the section entitled “Our Business.”  On May 9, 2011, Berenson Investments LLC exercised the warrant and paid $80,000 for 100,000 shares of our common stock (50,000 shares post 1 for 2 reverse split).

On August 25, 2011, the Company completed the placement of 14,000,000 units (7,000,000 units post 1 for 2 reverse split) (the “Units”), each Unit consisting of (i) one (1) share of common stock (one-half share post 1 for 2 reverse split), $0.001 par value per share of the Company and (ii) one (1) detachable three (3) year warrant to purchase one (1) share of common stock of the Company (one-half share post 1 for 2 reverse split) with an exercise price of $4.00 per warrant share ($8.00 per warrant share post 1 for 2 reverse split), at a purchase price of $2.50 per Unit ($5.00 per Unit post 1 for 2 reverse split), for an aggregate purchase price of $35,000,000 to accredited and institutional investors. The three-year warrants are callable by the Company after February 26, 2012 if a registration statement for the resale of the shares of common stock issuable upon exercise of the warrants has been declared effective for 30 days and the closing bid price of such shares equals at least $4.00 per share ($8.00 per share post 1 for 2 reverse split) for a period of at least 20 consecutive trading days after effectiveness of such registration statement.  Tejas Securities Group, Inc. (“Tejas”) acted as one of the placement agents in connection with the offering.  Tejas received 285 Units in the offering and also received as compensation (in addition to cash commission paid) a five-year non-callable warrant for 540,000 common shares (270,000 shares post 1 for 2 reverse split) at $2.50 per share ($5.00 post 1 for 2 reverse split) and 100,000 warrants (50,000 post 1 for 2 reverse split) on the same basis as the investors.

On May 10, 2012, the Company completed the placement of 3,418,182 units (the “Private Placement Units”) (1,709,091 units post 1 for 2 reverse split) to accredited and institutional investors at an aggregate purchase price of $9,400,000.  Each Private Placement Unit consists of (i) one (1) share of common stock (one-half share post 1 for 2 reverse split), $0.001 par value per share of the Company and (ii) one (1) detachable three (3) year warrant to purchase one (1) share of common stock (one-half share post 1 for 2 reverse split) of the Company with an exercise price of $4.00 per warrant share ($8.00 per warrant share post 1 for 2 reverse split), at a purchase price of $2.75 per Private Placement Unit ($5.50 per Unit post 1 for 2 reverse split).  If the Company sells shares of its common stock for the purpose of raising capital at a price below $4.00 per share ($8.00 per share post 1 for 2 reverse split) before the expiration of the exercise period of the warrant, the exercise price of all warrants will be adjusted to the lowest price at which the shares were sold.

Indemnification of Directors and Officers

Our bylaws and articles of incorporation provide that we will indemnify and hold harmless any of our officers, directors, employees or agents and reimburse such persons for any and all judgments, fines, liabilities, amounts paid in settlement and expenses, including attorney’s fees, incurred directly or indirectly in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, for which such persons served in any capacity at the request of the Company, to which such person is, was or is threatened to be made a party by reason of the fact that such person is, was or becomes a director, officer, employee or agent of the Company; provided that, (i) such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (ii) no indemnification is payable if a court having jurisdiction determined such indemnification to be unlawful.  Additionally, no indemnification will be made in respect of any claim, issue or matter as to which such person was determined to be liable to the Company, unless and only to the extent that the court in which the action was brought determines that such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Transfer Agent and Registrar

Our independent stock transfer agent is American Stock Transfer & Trust Company, LLC. Their mailing address is 6201 15th Avenue, Brooklyn, New York 11219. Their phone number is (718) 921-8206.

SHARES ELIGIBLE FOR FUTURE SALE

As of July 30, 2012, we had 76,470,041 shares of common stock issued and outstanding.

Shares Covered by this Prospectus

All of the 18,388,313 shares of common stock being registered in this offering may be sold without restriction under the Securities Act, so long as the registration statement of which this prospectus is a part is, and remains, effective.

Rule 144

In general, pursuant to Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale of shares of our common stock, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the current public information requirement.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares of our common stock that does not exceed the greater of (i) one percent of the then outstanding shares of our common stock or (ii) the average weekly trading volume of our common stock during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Because we were a shell company prior to the Recapitalization, under SEC rules Rule 144 became available to our stockholders in May 2012, twelve months following the filing with the SEC of “Form 10 information” which constitutes a part of this prospectus.

PLAN OF DISTRIBUTION

Each selling stockholder and any pledgees, assignees and successors-in-interest of any selling stockholder may, from time to time, sell any or all of their shares of common stock covered hereby on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;
●	block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker dealer as principal and resale by the broker dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
●	in transactions through broker dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker dealers engaged by the selling stockholders may arrange for other brokers dealers to participate in sales.  Broker dealers may receive commissions or discounts from the selling stockholders (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.  In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of common stock.

The selling stockholders will be subject to the prospectus delivery requirements of the Securities Act or any exemption therefrom, including Rule 172 thereunder.  The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person.  We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the common stock offered by this prospectus has been passed upon for us by Kramer Levin Naftalis & Frankel LLP, New York.

EXPERTS

The financial statements as of June 30, 2011 and 2010 and for each of the two years in the period ended June 30, 2011 included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Trusted Opinion Inc. as of December 31, 2010 and 2009 and for the period from March 7, 2005 (inception) to December 31, 2010 included in the Prospectus and in the Registration Statement have been so included in reliance on the report of Citrin Cooperman & Company, LLP, an independent accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC, a registration statement on Form S-1 under the Securities Act with respect to the common stock offered in this offering. This prospectus does not contain all of the information set forth in the registration statement. For further information with respect to us and the common stock offered in this offering, we refer you to the registration statement and to the attached exhibits. With respect to each such document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matters involved.

You may inspect our registration statement and the attached exhibits and schedules without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of our registration statement from the SEC upon payment of prescribed fees. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

Our SEC filings, including the registration statement and the exhibits filed with the registration statement, are also available from the SEC’s website at www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

VIGGLE INC.
(FORMERLY FUNCTION(X) INC.)

Trusted Opinion Inc.

Independent Auditors' Report	S-27

Trusted Opinion Inc. Balance Sheets as of December 31, 2010 and 2009	S-28

Trusted Opinion Inc. Statements of Operations for the years ended December 31, 2010 and 2009 and the period from March 7, 2005 (Inception) to December 31, 2010	S-29

Trusted Opinion Inc. Statements of Changes Stockholders’ Equity /(Deficit) for the years ended December 31, 2010 and 2009 and the period from March 7, 2005 (Inception) to December 31, 2010	S-30

Trusted Opinion Inc. Statements of Cash Flows for the years ended December 31, 2010 and 2009 and the period from March 7, 2005 (Inception) to December 31, 2010	S-32

Trusted Opinion Inc. Notes to Financial Statements	S-33

Trusted Opinion Inc. Balance Sheets as of September 30, 2011 and 2010 (Unaudited)	S-49

Trusted Opinion Inc. Statements of Operations for the nine months ended September 30, 2011 and 2010, and the period from March 7, 2005 (Inception) to September 30, 2011 (Unaudited)	S-50

Trusted Opinion Inc. Statements of Changes in Shareholders' Equity (Deficit) for the nine months ended September 30, 2011 and 2010, and the period from March 7, 2005 (Inception) to September 30, 2011 (Unaudited)
S-51

Trusted Opinion Inc. Statements of Cash Flows for the nine months ended September 30, 2011 and 2010, and the period from March 7, 2005 (Inception) to September 30, 2011 (Unaudited)	S-53

Trusted Opinion Inc. Notes to Financial Statements (Unaudited)	S-54

Viggle Inc.
Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Viggle Inc.:
New York, New York

We have audited the accompanying consolidated balance sheets of Viggle Inc. (the “Company”, formerly Function(x) Inc.) as of June 30, 2011 and 2010, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Viggle Inc. at June 30, 2011 and 2010, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

New York, NY
September 28, 2011, except for Note 13.C as to which the date is June 7, 2012

Viggle Inc.
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)

	June 30,	June 30,
	2011	2010
ASSETS
CURRENT ASSETS:
Cash and Cash Equivalents	$3,794	---
Prepaid Expenses	46	---
Other Receivables	29	---
TOTAL CURRENT ASSETS	3,869	---
Restricted Cash	695	---
Investment in Interests in Corporate Jet	1,511	---
Capitalized Software Costs, Net	317	---
Equipment, Net	79	---
TOTAL ASSETS	$6,471	---

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts Payable and Accrued Expenses	$1,105	78
Current Portion of Loan Payable	49	---
TOTAL CURRENT LIABILITIES	1,154	---
Loans Payable, less current portion	891	---
Other Long-Term Liabilities	342	---
TOTAL LIABILITIES	$2,387	78

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $0.001 par value, authorized 1,000,000 shares, no shares issued and outstanding	$ ---	---
Common stock, $0.01 par value: authorized 300,000,000 shares, issued and outstanding 67,470,899 shares as of June 30, 2011 and authorized 1,000,000 shares, issued and outstanding 209,600 shares as of June 30, 2010	67	2
Additional paid-in-capital	39,779	12,483
Due from Executive Officer	(3,291)	---
Accumulated deficit	(32,471)	(12,563)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	4,084	(78)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$6,471	---

See accompanying notes to consolidated financial statements

Viggle Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except share and per share data)

	Year Ended	Year Ended
	June 30, 2011	June 30, 2010
REVENUES	$0	$0

GENERAL AND ADMINISTRATIVE EXPENSES	19,970	9

OPERATING LOSS	$(19,970)	$(9)

OTHER INCOME:
Interest income, net	62	---

Total Other Income	62	---

NET LOSS BEFORE INCOME TAXES	$(19,908)	$(9)

INCOME TAXES	---	---

NET LOSS	$(19,908)	$(9)

Net loss per common share - basic and diluted	$(.40)	$(.04)

Weighted average common shares outstanding - basic and diluted	50,354,024	209,600

See accompanying notes to consolidated financial statements

Viggle Inc.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
(amounts in thousands)

	Preferred Stock		Common Stock	Additional Paid-In Capital	Due from Executive Officer		Accumulated Deficit	Total
Balance July 1, 2009	$	---	$2	$12,483	$	---	$(12,554)	$(69)
Net Loss		---	---	---		---	(9)	(9)
Balance June 30, 2010	$	---	$2	$12,483		---	$(12,563)	$(78)
						---
Balance July 1, 2010	$	---	$2	$12,483		---	$(12,563)	$(78)
Net Loss		---	---	---		---	(19,908)	(19,908)
Issuance of Common Stock		---	65	14,043		---	---	14,108
Notes Receivable from Shareholders		---	---	(128)		---	---	(128)
Note Receivable Executive Officer						(3,291)		(3,291)
Warrants Issued for Services		---	---	2,529		---	---	2,529
Exercise of Warrants		---		80		---	---	80
Restricted Stock Issued for Services		---	---	10,772		---	---	10,772
Balance June 30, 2011	$	---	$67	$39,779		$(3,291)	$(32,471)	$4,084

See accompanying notes to consolidated financial statements

Viggle Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)

	Year Ended June 30, 2011	Year Ended June 30, 2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(19,908)		$(9)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Restricted Stock issued for services	10,772		---
Warrants issued for services	2,529		---
Depreciation	4		---
Changes in operating assets and liabilities:
Other Receivables	(29)		---
Prepaid Expenses	(46)		---
Accounts payable and accrued expenses	1,027		9
Other liabilities	6		---
Net Cash Used in Operating Activities	$(5,645)	$	---

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Equipment	(83)		---
Increase in Restricted Cash	(695)		---
Investment in Interests in Corporate Jet	(235)		---
Capitalized Software Costs	(317)		---
Net Cash Used in Investing Activities	(1,330)		---

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of Common Stock for Cash	10,769		---
Net Cash from Financing Activities	10,769		---

NET INCREASE IN CASH	3,794		---

Cash at Beginning of Period	---		---

Cash at End of Period	$3,794	$	---

Supplemental Cash Flow Information:
Non-Cash Financing Activities:

Issuance of shares relating to payment of a portion of the debt due to J. Howard, Inc.	$8	$	---

Purchase of interests in G-IV jets	$1,276	$	---

Stock issued for promissory notes	$3,380	$	---

See accompanying notes to consolidated financial statements

Viggle Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

1.  Basis of Presentation

On February 24, 2011, the Company changed its year-end from December 31 to June 30. The consolidated financial statements as of June 30, 2011 and June 30, 2010 have been presented to reflect twelve months of activities and reflect the results of the Company and its consolidated subsidiaries. The consolidated financial statements of  the Company include the accounts of all subsidiaries. All intercompany accounts and transactions have been eliminated.

On May 31, 2012, the Company changed its name from Function(x) Inc. to Viggle Inc.  It now conducts business under the name Viggle Inc.  As described below in subsection C. 1 for 2 Reverse Split of footnote 13, the Company effectuated a 1 for 2 Reverse Split on June 7, 2012.

2.  Organization and Background

Formation and Former Business

The Company was incorporated in Delaware in July 1994 and had no operating business or full-time employees from December 1996 to 2000, when it acquired all of the outstanding Common Stock of Oaktree Systems, Inc. (“Oaktree”).  Through Oaktree, the Company provided cost effective marketing solutions to organizations needing sophisticated information management tools.  In December 2007, Marketing Data, Inc. acquired an 80% interest in Oaktree for $1 and the Company’s ownership interest in Oaktree was reduced to 20% of Oaktree’s outstanding Common Stock.   On October 24, 2010, Oaktree repurchased the Company’s remaining 20% interest in Oaktree for $0.10.  As a result, Marketing Data, Inc. owned 100% of the outstanding Common Stock of Oaktree.   After the disposition of the Company’s interest in Oaktree and prior to the Recapitalization, the Company was not active and had no operating business.  After the disposition of the Oaktree interest, the Company began to explore the redeployment of its existing assets by identifying and merging with or investing in one or more operating businesses.  The Board of Directors approved the Recapitalization effecting such change.

The Recapitalization

As previously disclosed, on February 7, 2011, Function(x) Inc. (formerly Gateway Industries, Inc., the “Company”) entered into the Agreement and Plan of Recapitalization (the “Recapitalization Agreement”) by and among the Company, Sillerman Investment Company LLC, a Delaware limited liability company (“Sillerman”), and EMH Howard LLC, a New York limited liability company (“EMH Howard”).

Pursuant to the Recapitalization Agreement, Sillerman, together with other investors approved by Sillerman, invested in the Company by acquiring 60,000,000 newly issued shares of common stock of the Company in a private placement transaction at a price of $0.06 per share (on a post-split basis as described below), as a result of which Sillerman and the other investors acquired approximately 99% of the outstanding shares of common stock, with Sillerman (together with Robert F.X. Sillerman personally) directly or indirectly beneficially owning more than a majority of the outstanding shares of common stock. Upon consummation, the proceeds of the private placement of $3,600 ($220 in cash and $3,380 in five-year promissory notes with interest accruing at the annual rate equal to the long-term Applicable Federal Rate in effect as of the date of the Recapitalization Agreement, which was 4.15% per annum) were received.

On February 16, 2011, immediately after the Recapitalization was consummated, the Company issued 6,616,299 shares of common stock to an institutional investor (for $10,000) at a price of approximately $1.52 per share, and 470,000 shares of common stock to an accredited investor ($500) at a price of approximately $1.06 per share. The shares of common stock issued in such placements were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption from registration for transactions not involving a public offering under Section 4(2) of the Securities Act, and the safe harbors for sales under Section 4(2) provided by Regulation D promulgated pursuant to the Securities Act.  Transfer of the shares was restricted by the Company in accordance with the requirements of the Securities Act.

On February 16, 2011, the Company issued a five year warrant for 50,000 shares with an exercise price of $1.60 per share to Berenson Investments LLC.  Berenson & Company, LLC, an affiliate of Berenson Investments LLC, was the financial advisor to Sillerman in connection with the Recapitalization.  On May 9, 2011, Berenson Investments LLC exercised the warrant and paid $80 for 50,000 shares of the Company’s common stock.

As part of the Recapitalization, the Company also issued 125,000 shares to J. Howard, Inc., an entity affiliated with Jack L. Howard, a director and officer of the Company prior to the Recapitalization, and its designees (which included former directors of the Company) in connection with partially extinguishing outstanding debt of $171 owed to J. Howard, Inc. The fair market value of the shares at issuance was $0.06 per share.  The remaining debt of $163 was satisfied on February 15, 2011 by payment to J. Howard, Inc. in such amount.  In addition, J. Howard, Inc. was paid $37 to be used for payment of expenses incurred in connection with the Recapitalization on behalf of the Company.

As part of the Recapitalization, the Company effectuated a 1 for 10 reverse split of its issued and outstanding common stock (the “Reverse Split”). The Reverse Split became effective on February 16, 2011. Under the terms of the Reverse Split, each share of common stock, issued and outstanding as of such effective date, was automatically reclassified and changed into one-tenth of one share of common stock, without any action by the stockholder. Fractional shares were rounded up to the nearest whole share.  All share and per share amounts have been restated to reflect the Reverse Split.

The newly recapitalized company changed its name to Function (X) Inc. effective as of the date of the Recapitalization and changed its name to Function(x) Inc. on June 22, 2011.  It now conducts its business under the name Function(x) Inc., with the ticker symbol FNCX.  The Company has two wholly-owned subsidiaries, Project Oda, Inc. and Viggle Inc, each a Delaware corporation.

The Company’s loyalty program will be delivered to consumers in the form of a free application, or app, that works on multiple device types, including mobile phones, tablets and laptops.  The user experience is simple.  The consumer downloads the app, creates an account and while watching TV, taps the check in button.  Using the device’s microphone, the application collects an audio sample of what the user is watching on television and uses proprietary technology to convert that sample into a digital fingerprint. Within seconds, that digital fingerprint is matched against a database of reference fingerprints that are collected from over 150 English and Spanish television channels within the United States.  The Company is able to verify TV check-ins across broadcast, cable, online, satellite, time-shifted and on-demand content. The ability to verify check-ins is critical because users are rewarded points for each check in. Users can redeem the points within the app’s rewards catalogue for items that have a monetary value such as movie tickets, music and gift cards.

In addition to television show check-in points, users can earn additional points by engaging with brand or network sponsored games, videos, polls or quizzes related to the show that they are watching and by inviting friends or sharing their activities via social media. There will also be sweepstakes opportunities and instant win games for higher value prizes or unique experiences in addition to rewards. The Company’s product will be limited to participants who are 13 years of age or older.

The Company intends to complete the first version of the application to the fourth calendar quarter of 2011. If the app is approved by Apple, the Company's intention is to make the app available to the public in the Apple iTunes App Store at the beginning of the first calendar quarter of 2012. If approved the app will work on Apple iOS devices such as the iPhone and iPod Touch.

The iOS release will be followed by a version of the application for use on Android smartphones and tablets, which the Company anticipates to be within the first calendar quarter of 2012. In order to complete the Android version of the application, the Company must complete the conversion and testing of its existing software used for the Apple application on Android smartphones and tablets.  The Company will consider adding versions for other mainstream mobile operating systems such as Windows Phone and Blackberry based on demand and other business factors. Distribution of the product will occur via regular online marketplaces for content and applications used by such mobile operating systems, and will include iTunes for iOS devices or the Android marketplace for devices using the Android operating system.

The back-end technology for the application has been designed to accommodate the significant numbers of simultaneous check-ins required to support primetime television audiences. This back-end technology is currently operational and there are no material steps required prior to the launch of our mobile applications.  The Company’s plan is to expand its capacity to support simultaneous check-ins around major television events such as the Super Bowl. In addition to the Company’s own dedicated co-location facilities on the east and west coasts, the Company is using third-party cloud computing services from Amazon Web Services to help the Company scale its technical capacity as efficiently as possible.

While most people watch television, the Company is targeting male and female consumers between the ages of 18-49.  This target audience was selected due to the amount of television they consume on a weekly basis as well as the likelihood that they will have smartphones and other wireless devices such as tablets and laptops with them while viewing television. To build its user base, the Company will target this audience using traditional media techniques such as direct response, banner, and mobile advertising, public relations, search engine optimization and search engine marketing across online, broadcast and print media outlets.

When a user signs up for and downloads the Company’s app, the Company will collect the user’s email, zip code and television provider. The email enables the Company to verify the user and reduces the chance of fraud. The zip code allows the Company to present a relevant list of cable and satellite providers to the user to deliver the correct channel listing data. Knowing the television provider in turn helps the Company to increase the rate of success for television show matching. The Company encourages the user to provide additional information such as their birthday and physical mailing address.  The user’s birthday information helps the Company verify that a user is at least 13 years old. The physical mailing address is required for the delivery of physical goods selected by the user in the application rewards catalogue.  This information also helps the Company better target relevant advertising to the user. The Company  manages this information in adherence with standard privacy policies and regulations.

Operations

The Company is creating a product that encourages consumer participation and active engagement through incentives and brand- and network-sponsored content.  The Company intends to market its product through various channels, including online advertising, broad-based media (such as television and radio), as well as various strategic partnerships.  The Company intends to utilize co-location facilities and the services of third-party cloud computing providers, more specifically, Amazon Web Services, to help it efficiently manage and operate certain aspects of its platform.

Like many applications, the Company’s initial product integrates into users’ existing social media networks, making it possible for users to share their activity with friends, family and followers. The social media experience within the Company’s product is important, and will be complementary to the core value proposition of generating revenue through advertising sales.

Revenue

The Company plans to generate revenue from advertising sales. Because the application is not yet available to the public, the Company has not yet generated any revenues. Advertising will be sold primarily to brand marketers and television networks by the Company’s dedicated sales team. The Company’s  focus is on brand marketers that are most relevant to its target demographic of consumers between the ages of 18-49, and are active in television, digital and retail marketing. The Company’s sales team is also briefing large advertising and media agencies on its capabilities so that they might recommend integration of the Company’s application into their client proposals.  Regarding television marketers, the Company is focusing on TV networks and producers based on their relevance to our target audience, their reach and popularity. The Company is prioritizing networks and shows that it knows to be actively engaged in digital extensions, such as Social TV or second screen technology.  Additionally, the Company expects to gain revenue from the sale of television show related merchandise such as show music, DVDs and apparel, all of which is featured within the application and sold through online retail partners such as iTunes and Amazon.

Initially, the Company anticipates revenues to be generated substantially in the United States.

Seasonality

The Company expects its business to be affected by regular retail seasonality and by the normal rhythm of TV industry programming. Retail seasonality will impact how much brand marketers will spend to market their products and services at different points throughout the year. TV industry seasonality will impact the Company’s business because the amount network marketers will spend to promote certain TV programming will change during series premieres, summer time, ratings weeks or around major TV events such as the Super Bowl, Oscars, or Grammys. The Company believes revenues will be slowest during the summer, or the third calendar quarter. Variable expenses associated with marketing, future product releases, consumer incentives and advertising services will fluctuate in relation to revenue, but not necessarily by the same percentage.

3.  Summary of Significant Accounting Policies

Change of Fiscal Year:  On February 24, 2011, the Board of Directors of the Company approved a change to the Company's fiscal year end from December 31 to June 30.

Cash, Cash Equivalents and Restricted Cash

The Company considers all highly liquid securities purchased with remaining maturities of 90 days or less to be cash equivalents.  Cash equivalents are stated at cost which approximates market value and primarily consists of money market funds that are readily convertible into cash.  Restricted cash comprises amounts held in deposits that were required as collateral under the lease of office space.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.  These estimates include, among others, fair value of financial assets and liabilities, net realizable values on long-lived assets, certain accrued expense accounts, and estimates related to stock-based compensation.  Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments.  The Company’s debt approximates fair value as current borrowing rates for the same or similar issues are the same as those that were given to the Company at the issuance of its debt.

Equipment

Equipment (consisting of computers, software, furniture and fixtures) is recorded at historical cost and is depreciated using the straight-line method over their estimated useful lives.  The useful life and depreciation method are reviewed periodically to ensure that the depreciation method and period are consistent with the anticipated pattern of future economic benefits.  Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized.  Gains and losses on disposals are included in the results of operations.  The useful life of the equipment is being depreciated over three years.

Impairment of Long-Lived Assets.

The Company applies the provisions of Accounting Standards Codification (“ASC”) Topic 360, “Property, Plant, and Equipment”, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets.  ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts.  In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets.  Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal.  Based on its review, the Company believes that as of June 30, 2010 and June 30, 2011, there was no significant impairment of its long-lived assets.

Internal Use Software

The Company capitalizes costs related to the development of internal use software in accordance with ASC 350-40.  When capitalized, the Company will amortize the costs of computer software developed for internal use on a straight-line basis or appropriate usage basis over the estimated useful life of the software.  Currently, the Company is in the application development stage of its computer software development and, appropriately, certain costs have been capitalized in the amounts of $317 and $0 as of June 30, 2011 and June 30, 2010, respectively.

Marketing

Marketing costs are expensed as incurred.  Marketing expense for the Company in 2011 and 2010 was $1,005 and $0, respectively.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes.  Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse.  A valuation allowance is recorded when it is more likely than not that some of the deferred tax assets will not be realized.  We assess our income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date.  For those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information.  For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation.  Under the fair value recognition provisions of ASC 718, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense ratably over the requisite service period.  The Company uses the Black-Scholes option pricing model to determine the fair value of stock options and warrants issued.  Stock-based awards issued to date are comprised principally of restricted stock awards (RSUs).

Recently Issued Accounting Pronouncements

In October 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-13, Multiple-Deliverable Revenue Arrangements.  The new standard changes the requirements for establishing separate units of accounting in a multiple element arrangement and requires the allocation of arrangement consideration to each deliverable based on the relative selling price.  The selling price for each deliverable is based on vendor-specific objective evidence (“VSOE”) if available, third-party evidence if VSOE is not available, or estimated selling price if neither VSOE or third-party evidence is available.  ASU 2009-13 is effective for revenue arrangements entered into in fiscal years beginning on or after June 15, 2010.  The Company does not expect that the provisions of the new guidance will have a material effect on its consolidated financial statements.

In January 2010, the FASB issued ASU No. 2010-06, Improving Disclosures about Fair Value Measurements, which requires additional disclosures about the amounts of and reasons for significant transfers in and out of Level 1 and Level 2 fair value measurements.  This standard also clarifies existing disclosure requirements related to the level of disaggregation of fair value measurements for each class of assets and liabilities and disclosures about inputs and valuation techniques used to measure fair value for both recurring and non-recurring Level 2 and Level 3 measurements.  Since this new accounting standard only required additional disclosure, the adoption of the standard in the first quarter of 2010 did not impact the Company’s consolidated financial statements.  Additionally, effective for interim and annual periods beginning after December 15, 2010, this standard will require additional disclosure and require an entity to present disaggregated information about activity in Level 3 fair value measurements on a gross basis, rather than one net amount.

In May 2011, the Financial Accounting Standards Board (FASB) released ASU 2011-04 “Fair Value Measurement”, which amends ASC 820 “Fair Value Measurements and Disclosures”. This standard will be effective beginning in the first calendar quarter of 2012 and the Company is in the process of assessing the impact of this standard on the Company’s Consolidated Financial Statements.

In May 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2011-05, Comprehensive Income: Presentation of Comprehensive Income.  The ASU amends FASB Codification Topic 220, Comprehensive Income, to require an entity to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements.  ASU 2011-05 is effective for fiscal years, and interim periods within those fiscal years beginning after December 15, 2011, and early adoption is permitted.  The adoption of this standard will not have an impact on the Company’s financial statements as they currently conform.

4.  Interest in Corporate Jet

The Company executed an agreement with NJI Sales, Inc. (“NetJets”) to bundle a 3.125% fractional share of a G-IV jet owned by Mr. Sillerman with a value of $336 with a new 6.25% fractional share of a G-IV jet which was purchased from NetJets by the Company.  The purchase price for the 6.25% interest was $1,175, payable $235 upon signing and the balance of $940 in debt with interest at 6% per annum, monthly payments of $9 and, a five-year balloon of $661.   Monthly management fees (aggregate for both shares) are approximately $26.  The Company’s Audit Committee approved entering into this related party transaction and on June 17, 2011, the independent members of the Company’s Board of Directors approved the transaction.   The Company accounted for the transaction by recording the interests as investment assets and the related debt amounts to Mr. Sillerman and NetJets.

5.  Equipment

Equipment, consisting of computers, software, furniture and furnishings, were purchased in connection with setting up the Company’s office space.  The amount of such purchase was $83.

6. Loans Payable

J. Howard, Inc. had been supporting the daily operations of the Company from 2007 until the Recapitalization.  As of December 31, 2010, the Company owed J. Howard, Inc. $82 as a result thereof, which amount was increased as of the completion of the Recapitalization on February 15, 2011 to $171.  As part of the Recapitalization, the Company issued 125,000 shares (at a fair market value of $0.06 per share) to J. Howard, Inc., a director and officer of the Company prior to the Recapitalization, and its designees (which included former directors of the Company) in connection with partially extinguishing outstanding debt owed to J. Howard, Inc.  The remaining debt of $163 was satisfied on February 15, 2011 by payment to J. Howard, Inc. in such amount.  In addition, J. Howard, Inc. was paid $37 to be used for payment of expenses incurred in connection with the Recapitalization on behalf of the Company.

As described in footnote 4 above, the Company financed the purchase of a 6.25% fractional interest in a G-IV jet.  The financing of $940 provides for interest at the rate of 6% per annum, monthly payments of $9 and a balloon payment at maturity in 5 years of $661.  Total payments on this debt in the next five years are as follows:

Years Ending June 30,	(in thousands)
2012	$49
2013	52
2014	56
2015	59
2016	724

Total	$940

7. Commitments and Contingencies

Total rent expense for the Company under operating leases for the years ended June 30, 2011 and 2010 was less than $65 and $0, respectively. The Company’s future minimum rental commitments under noncancelable operating leases are as follows:

(in thousands)
Years Ending June 30,
2012	$338
2013	595
2014	611
2015	628
2016	647
Thereafter	3,912
Total	$6,731

As of June 30, 2011, the Company has entered into employment contracts with certain key executives and employees, which include provisions for severance payments in the event of specified terminations of employment. Expected payments under existing employment contracts are as follows:

(in thousands)
Year Ending June 30,
2012	$2,229
2013	2,326
2014	2,427
2015	2,534
Thereafter	—
Total	$9,516

As of June 30, 2011, the Company has entered into an agreement for network services with Carpathia Hosting Inc. (“Carpathia”) for a two-year term.  The anticipated payments under this agreement are $71 per month.  The exact amount may vary from month to month depending on usage and additional services which may be supplied by Carpathia.

There are no lawsuits or claims pending against the Company.

8. Stockholders’ Equity (Deficit)

As of June 30, 2011 and 2010, there were 300,000,000 and 1,000,000 shares of authorized common stock, respectively, and 67,470,899 and 209,640 shares of common stock issued and outstanding, respectively. Except as otherwise provided by Delaware law, the holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders.

The Company’s Board of Directors is authorized to issue 1,000,000 shares of preferred stock, par value $0.001 per share. We may issue shares of preferred stock in one or more series as may be determined by our board of directors, who may establish the designation and number of shares of any series, and may determine, alter or revoke the rights, preferences, privileges and restrictions pertaining to any wholly unissued series (but not below the number of shares of that series then outstanding).

9. Share-Based Payments

Equity Incentive Plan

Stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period, which is the vesting period, on a straight-line basis. The Company uses the Black-Scholes option pricing model to determine the fair value of stock options and warrants issued. Stock-based awards issued to date are comprised principally of restricted stock awards (RSUs).

The 2011 Executive Incentive Plan (the "Plan") of the Company was approved on February 21, 2011 by the written consent of the holder of a majority of the Company's outstanding common stock. The Plan provides the Company the ability to grant to any officer, director, employee, consultant or other person who provides services to the Company or any related entity, options, stock appreciation rights, restricted stock awards, dividend equivalents and other stock-based awards and performance awards, provided that only employees are entitled to receive incentive stock options in accordance with IRS guidelines. The Company reserved 15,000,000 shares of common stock for delivery under the Plan. Pursuant to the Executive Incentive Plan and the employment agreements, between February 15, 2011 and June 30, 2011 the Compensation Committee of the Company’s Board of Directors authorized the grants of restricted stock described below.  The per share fair value of RSUs granted with service conditions was determined on the date of grant using the fair market value of the shares on the date of grant.

	Date of Grant	Common Shares	Aggregate Fair Value on Date of Grant	Weighted Average Grant Date Fair Value
Seven (7) Executives	Various	3,937,500	$142,918	$35.02

The Company is accounting for these values at fair market value of the shares on the date of grant, with the value being recognized over the requisite service period.  No shares were vested and no shares are forfeited as of June 30, 2011.

The total compensation expense of $10,772 was included in the accompanying Statement of Operations in general and administrative expenses for the year ended June 30, 2011.  There were no such expenses for the year ended June 30, 2010.  No shares actually vested during the periods and the grants provide for vesting annually in arrears over the next five years.  As of June 30, 2011 there was approximately $127,134 of total unrecognized stock-based compensation cost.

On February 16, 2011, the Company issued a five year warrant for 50,000 shares with an exercise price of $1.60 per share to Berenson & Company, LLC, financial advisor to Sillerman in connection with the Recapitalization, which vested on issuance. The fair value of the Berenson Warrant was determined to be $2,529 using the Black-Scholes option pricing model considering the contractual life of 5 years; expected volatility of 60%; and risk-free interest rate of 2.37%.  This amount was charged to general and administrative expense at the date of issuance.  On May 9, 2011, Berenson Investments LLC exercised the warrant and paid $80 for 50,000 shares of our common stock.

10.  Income Taxes

For the year ended June 30, 2011 and 2010, the Company did not record an income tax benefit because it has incurred taxable losses, it has no history of generating taxable income, and the Company cannot presently anticipate the realization of a tax benefit on its Net Operating Loss carryforward of $12,017 and $5,490 as of June 30, 2011 and 2010, respectively.  Accordingly, a full valuation allowance has been established on the related deferred tax assets.   Because of the change of control pursuant to the Recapitalization, utilization of prior fiscal year net operating loss carryforwards of $5,490 will be substantially limited.

The Company will recognize interest and penalties related to any uncertain tax positions through income tax expense.

The Company may in the future become subject to federal, state and city income taxation for years 2008 through 2010 under the normal statute of limitations. Generally, for state tax purposes, the Company’s 2008 through 2010 tax years remain open for examination by the tax authorities under a four year statute of limitations.  However, certain states may keep their statute open for six to ten years.  There are no income tax audits currently in process with any taxing jurisdictions.

11.  Related Party Transactions

Asset Contribution Agreement

At the closing of the Recapitalization, the Company entered into an Asset Contribution Agreement with Sillerman Investment Corporation, a Delaware corporation (“SIC”), an affiliate of Robert F.X. Sillerman our Executive Chairman, whereby SIC assigned certain intellectual property assets used in its business to the Company in exchange for an agreement by the Company to reimburse SIC for expenses incurred in connection with the development of such intellectual property assets and its related business, whenever incurred, at or after the closing, in an aggregate amount not to exceed $2,000.  Pursuant thereto, $1,312 was reimbursed and charged to general and administrative expense in the fiscal year.  This total amount was expensed since the reimbursement related to business operating expenses and expenses related to the development of the Company’s product which were incurred during the preliminary stages of product development and are to be expensed under the guidance of ASC 350-40.  Because such transaction was subject to certain rules regarding “affiliated” transactions, the Audit Committee and a majority of the independent members of the Board of Directors approved such reimbursement.

Debt Owed to J. Howard Inc.

As of the Recapitalization, the Company owed J. Howard Inc. the amount of $171 in connection with supporting the daily operations of the Company since 2007.  As part of the Recapitalization, the Company issued 125,000 shares at fair market value of $0.06 per share  to J. Howard, Inc., a director and officer of the Company prior to the Recapitalization, and its designees (which included former directors of the Company) in connection with partially extinguishing outstanding debt owed to J. Howard, Inc and the remaining portion of the debt was satisfied by the Company as part of the Recapitalization on February 15, 2011. The remaining debt of $163 was satisfied on February 15, 2011 by payment to J. Howard, Inc. in such amount.  In addition, J. Howard, Inc. was paid $37 to be used for payment of expenses incurred in connection with the Recapitalization on behalf of the Company.

Recapitalization Notes and Expenses

In connection with the Recapitalization, Robert F.X. Sillerman (and his spouse and entities controlled by him), and Mitchell Nelson, each executive officers of the Company, executed promissory notes in accordance with their subscription agreements for the payment of the purchase price of the shares, in the amounts of $3,242 and $10, respectively.  Each note is an unsecured five-year note with interest accruing at the annual rate equal to the long-term Applicable Federal Rate in effect as of the date of the Recapitalization Agreement (which was 4.15% per annum).  Mr. Nelson satisfied his note on April 1, 2011.  The notes are due five years after issuance, with interest accrued at the rate of 4.15% per annum, and have been presented as a reduction of the related paid in capital in the accompanying financial statements.  Interest income recorded on these notes in the year ended June 30, 2011 is $49.

In addition, Sillerman Investment Company, LLC was relieved of the obligation to pay $200 in connection with the initial structure of the Recapitalization to J. Howard, Inc. as reimbursement of advances made by J. Howard, Inc. to the Company to support its daily obligations since 2007.  The obligation arose from the initial proposal that investors would invest directly in Sillerman Investment Company, LLC prior to the Recapitalization.  When the structure of the Recapitalization changed, resulting in investments directly in the Company in connection with the Recapitalization, the obligation to pay J. Howard, Inc. became the obligation of the Company.  Because such transaction involved a related party, the Audit Committee of the Company's Board of Directors approved and the independent members of the Board ratified the payment of the obligation by the Company.

Shared Services Agreement

In an effort to economize on costs and be efficient in its use of resources, the Company entered into a shared services agreement with Circle Entertainment Inc. (“Circle”) as of February 15, 2011, pursuant to which it shares costs for legal and administrative services in support of Mitchell J. Nelson, its General Counsel and General Counsel to Circle.  The shared services agreement provides, in general, for sharing on a 50/50 basis of the applicable support provided by either company to Mr. Nelson in connection with his capacity as General Counsel, and an allocation generally based on the services provided by Mr. Nelson, which are initially estimated to be divided evenly between the companies.  The Company is responsible for advancing the salary to Mr. Nelson for both companies and will be reimbursed by Circle for such salary and benefits (but not for any bonus, option or restricted share grant made by either company, which will be the responsibility of the company making such bonus, option or restricted share grant).  The agreement provides for the Chief Executive Officer or President of each Company to meet periodically to assess whether the services have been satisfactorily performed and to discuss whether the allocation has been fair.  The Audit Committee of each company’s Board of Directors will then review and, if appropriate, approve the allocations made and whether payments need to be adjusted or reimbursed, depending on the circumstances.  Because this transaction is subject to certain rules regarding “affiliate” transactions, the Audit Committee and a majority of the independent members of the Company’s Board of Directors have approved the shared services agreement.  This is deemed to be an affiliate transaction because Mr. Sillerman is Chairman and Mr. Nelson is Executive Vice President and General Counsel of Circle.  For the fiscal year ended June 30, 2011, the Company incurred and billed Circle $107 for support, consisting primarily of legal and administrative services. These services provided were approved by Circle’s Audit Committee and the Company’s Audit Committee and the related fees were paid ($25 was paid after June 30, 2011).

In addition, certain of the Company’s accounting personnel may provide personal accounting services to our Executive Chairman, Robert F.X. Sillerman.  To the extent such services are rendered, Mr. Sillerman shall reimburse the Company therefor.  The reimbursement for any such services shall be reviewed by the Company’s Audit Committee.  For the fiscal year ended June 30, 2011, $18 was incurred and paid by Mr. Sillerman for such services ($4 was paid after June 30, 2011).

Consultant

Benjamin Chen, an independent director, is acting as a consultant to the Company in the area of technology, systems architecture and technical operations.  He has been paid $72 for his services through June 30, 2011.

NetJets

The Company executed an agreement with NetJets to bundle a 3.125% fractional share of a G-IV jet owned by Mr. Sillerman with a value of $336 with a new 6.25% fractional share of a G-IV jet which was purchased from NetJets by the Company.  The purchase price for the 6.25% interest was $1,175, payable $235 upon signing and the balance of $940 financed with interest at 6% per annum, monthly payments of $9 and, a five-year balloon of $661.   Monthly management fees (aggregate for both shares) are approximately $26.  The Company’s Audit Committee approved entering into this related party transaction and on June 17, 2011, the independent members of the Company’s Board of Directors approved the transaction.   The Company accounted for the transaction by recording the interests as investment assets and the related debt amounts to Mr. Sillerman and NetJets.

12. Fair Value Measurement

The Company values its assets and liabilities using the methods of fair value as described in ASC 820, Fair Value Measurements and Disclosures.  ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.  The three levels of fair value hierarchy are described below:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs that are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible, and considers counter-party credit risk in its assessment of fair value.  Observable or market inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s assumptions based on the best information available.

The Company has certain assets and liabilities that are required to be recorded at fair value on a recurring basis in accordance with accounting principles generally accepted in the United States.  The Company’s investment in overnight money market institutional funds, which amounted to $3,797 as of June 30, 2011,is included in Cash and Cash Equivalents on the accompanying consolidated balance sheets is classified as a Level 1 input.  The carrying value for Cash and Cash Equivalents and Accounts Payable approximate fair value because of the immediate or short-term maturity of these financial instruments.  The Company’s debt of $940 to finance the purchase of an interest in a G-IV jet approximates fair value due to market interest rates.  It is not practical to fair value the $336 for the related party debt.

13.  Subsequent Events

A.    Private Placement

On August 25, 2011, the Company completed the placement of 7,000,000 units (the “Units”), each Unit consisting of (i) one (1) share of common stock, $0.001 par value per share of the Company and (ii) one (1) detachable three (3) year warrant to purchase one (1) share of common stock of the Company with an exercise price of $8.00 per warrant share, at a purchase price of $5.00 per Unit, for an aggregate purchase price of $35,000 to accredited and institutional investors.  The three-year warrants are callable by the Company after February 26, 2012 if a registration statement for the resale of the shares of common stock issuable upon exercise of the warrants has been declared effective for 30 days and the closing bid price of such shares equals at least $8.00 per share for a period of at least 20 consecutive trading days after effectiveness of such registration statement.  The Units issued in such placement were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption from registration for transactions not involving a public offering under Section 4(2) of the Securities Act, and the safe harbors for sales under Section 4(2) provided by Regulation D promulgated pursuant to the Securities Act.  Transfer of the shares was restricted by the Company in accordance with the requirements of the Securities Act.  The proceeds of the offering, $35,000, are to be used for general corporate purposes, including marketing and product development.  Tejas Securities Group, Inc. (“Tejas”) and Craig-Hallum Capital Group, LLC acted as placement agents in connection with the offering and received compensation of $1,350 and $165, respectively.  Tejas purchased units in the offering for $713 and received as additional compensation a five-year non-callable warrant for 270,000 common shares at $5.00 per share and 50,000 warrants on the same basis as the investors.  Sillerman Investment Company, LLC purchased $5,000 worth of Units in the placement, and Sillerman Investment Company, LLC, as nominee purchased $6,376 of Units in the placement. The Company will take a compensation charge in the first quarter of approximately $17,162 as a result of the foregoing, resulting from selling shares to executives below fair value.

B.    Stock Option Grants

On August 26, 2011, the Compensation Committee adopted a Company-wide stock option program and granted to 32 employees an aggregate of 1,772,500 non-qualified stock options at $5.00 per share or $10.00 per share, depending on recipient, vesting over three to four years, depending on when the employee started at the Company.  The Company will take a compensation charge in the first quarter of approximately $1,037 as a result of the foregoing.

On August 12, 2011, the Compensation Committee of the Board of Directors approved a stock option plan for non-management directors.  Each director is to receive 125,000 non-qualified stock options for common shares of the Company under the Executive Equity Incentive Plan.  The initial grant was made on August 26, 2011 at $5.00 per share.  One-fourth of the grant vested on the grant date and the balance will vest pro-rata annually in arrears over the next three years, so long as the director remains in office on the vesting date. The Company will take a compensation charge in the first quarter of approximately $1,566 as a result of the foregoing.

C.   1 for 2 Reverse Split

On June 7, 2012, the Company effectuated a 1 for 2 reverse split (the “1 for 2 Reverse Split”).  Under the terms of the 1 for 2 Reverse Split, each share of common stock, issued and outstanding as of such effective date, was automatically reclassified and changed into one-half of one share of common stock, without any action by the stockholder.  Fractional shares were rounded up to the nearest whole share.  All share and per share data have been restated to reflect the 1 for 2 Reverse Split.

Viggle Inc.
CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands, Except Share Data)

	March 31,	June 30,
	2012	2011
	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$4,297	$3,794
Accounts receivable	603	--
Prepaid expenses	1,013	46
Other receivables	959	29
Total current assets	6,872	3,869
Restricted cash	695	695
Interest in corporate jet, net	1,269	1,511
Capitalized software costs	3,801	317
Property & equipment, net	2,584	79
Intellectual property, net	4,034	--
Goodwill	3,015	--
Other assets	40	--
Total assets	$22,310	$6,471

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable and accrued expenses	$4,028	$1,105
Reward points payable	1,983	--
Other current liabilities	244	--
Deferred revenue	681	--
Current portion of loan payable	38	49
Total current liabilities	6,974	1,154
Loan payable, less current portion	865	891
Other long-term liabilities	1,272	342
Total liabilities	$9,111	$2,387

Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, authorized 1,000,000 shares, no shares issued and outstanding	--	--
Common stock, $0.001 par value, authorized 300,000,000 shares, issued and outstanding 74,708,531 shares as of December 31, 2011 and authorized 300,000,000 shares, issued and outstanding 67,470,899 shares as of June 30, 2011	75	67
Additional paid-in capital	126,105	39,779
Due from Executive Officer	(3,394)	(3,291)
Accumulated deficit	(109,372)	(32,471)
Function(x) Inc. stockholders’ equity	13,414	4,084
Noncontrolling interest	(215)	--
Total Equity	13,199	4,084
Total liabilities and stockholders’ equity	$22,310	$6,471

See Notes to Consolidated Financial Statements (Unaudited)

Viggle Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, Amounts in Thousands, Except Share and Per Share Data)

	Nine Months Ended March 31, 2012	Nine Months Ended March 31, 2011
Revenues	$556	$--
Cost of watchpoints and engagement points	(3,197)	--
Selling, general and administrative	(74,605)	(8,458)
Operating loss	(77,246)	(8,458)

Other income:
Interest income, net	130	24
Total other income	130	24

Net loss	(77,116)	(8,434)

Net loss attributable to non-controlling interest	(215)	--

Net loss attributable to Function(x) Inc.	$(76,901)	$(8,434)

Net loss per common share attributable to Function(x) common stockholders - basic and diluted	$(1.05)	(0.68)

Weighted average common shares outstanding - basic and diluted	73,184,724	12,474,456

See Notes to Consolidated Financial Statements (Unaudited)

Viggle Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, Amounts in Thousands, Except Share and Per Share Data)

	Three Months Ended March 31, 2012	Three Months Ended March 31, 2011

Revenues	$556	$--
Cost of watchpoints and engagement points	(3,197)	--
Selling, general and administrative	(24,324)	(8,431)
Operating loss	(26,965)	(8,431)

Other income:
Interest income, net	35	24
Total other income	35	24

Net loss	(26,930)	(8,407)

Net loss attributable to non-controlling interest	(215)	--

Net loss attributable to Function(x) Inc.	$(26,715)	$(8,407)

Net loss per common share attributable to Function(x) common stockholders - basic and diluted	$(0.36)	$(0.00)

Weighted average common shares outstanding - basic and diluted	74,708,531	37,549,274

See Notes to Consolidated Financial Statements (Unaudited)

Viggle Inc.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
(Unaudited, Amounts in Thousands, Except Share and Per Share Data)

	Viggle Inc. Stockholders
	Common Stock	Additional Paid-In Capital	Due from Executive Officer	Accumulated Deficit	Stockholders’ Equity	Non-Controlling Interest	Total Equity

Balance June 30, 2011	$67	$39,779	$(3,291)	$(32,471)	$4,084	$--	$4,084
Net loss				(76,901)	(76,901)	(215)	(77,116)
Private placement of common stock and warrants for cash	8	33,405	--	--	33,413	--	33,413
Compensation charge for fair value of common stock and warrants issued in
connection with private placement	--	19,456	--	--	19,456	--	19,456
Interest income on notes receivable from shareholders	--	(2	--	--	(2)	--	(2)
Note Receivable from Executive Officer	--		(103)		(103)		(103)
Employee stock options - share based compensation	--	4,619	--	--	4,619	--	4,619
Restricted stock - share based compensation	--	25,190	--	--	25,190	--	25,190
Stock issued for WatchPoints acquisition	--	1,600	--	--	1,600	--	1,600
Stock issued for Loyalize acquisition	--	1,719	--	--	1,719	--	1,719
Capital related to corporate jet	--	336	--	--	336	--	336
Notes receivable from shareholders	--	3	--	--	3	--	3
Balance March 31, 2012	$75	$126,105	$(3,394)	$(109,372)	$13,414	$(215)	$13,199

See Notes to Consolidated Financial Statements (Unaudited)

Viggle Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, Amounts in Thousands, Except Share Data)

	Nine Months Ended March 31, 2012	Nine Months Ended March 31, 2011

Operating activities:
Net loss	$(77,116)	(8,434)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Restricted stock - share based compensation	25,190	2,678
Warrants issued for services	--	2,529
Employee stock options - share based compensation	4,619	--
Common stock and warrants issued in connection with Private Placement-share based compensation	19,456	--
Depreciation and Amortization	1,328	--
Impairment of TIPPT intangible asset	2,250	--
Increase in fair value of Loyalize guarantee	125	--
		--
Changes in operating assets and liabilities:
Accounts receivable	(603)	--
Other receivables	(930)	(156)
Prepaid expenses	(967)	(71)
Other assets	(40)	--
Deferred revenue	197	--
Accounts payable and accrued expenses	2,923	847
Reward points liability	1,983	--
Other liabilities	1,266	--
Net cash used in operating activities	(20,319)	(2,607)

Investing activities:
Purchase of property and equipment	(2,629)	(15)
WatchPoints acquisition	(2,620)	--
TIPPT acquisition	(2,250)	--
Loyalize acquisition	(3,094)	--
Capitalized software costs	(1,859)	--
Net cash used in investing activities	(12,452)	(15)

Financing activities:
Issuance of common stock and warrants for cash	33,413	10,718
Payments on loan	(37)	--
Payments on shareholder notes	3	--
Interest income on notes receivable from shareholders and officer	(105)	--
Net cash provided by financing activities	33,274	10,718
		--
Net increase in cash	503	8,096

Cash at Beginning of Period	3,794	--

Cash at End of Period	$4,297	8,096

Supplemental cash flow information:
Non-cash investing and financing activities
Stock issued for WatchPoints acquisition	$1,600
Stock issued for Loyalize acquisition	$1,719
Cash paid during the year for interest	$28
Capital related to corporate jet	$336
Loyalize guarantee	$120

See Notes to Consolidated Financial Statements (Unaudited)

Viggle Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited, Amounts in Thousands, Except Share Data)

1.  Basis of Presentation

On February 24, 2011, the Company changed its year-end from December 31 to June 30. The financial statements for the three and nine months ended March 31, 2012 and 2011 reflect the results of operations of Function(x) Inc. and its consolidated subsidiaries (collectively, the “Company”), each a Delaware corporation. The financial information in this report for the three and nine months ended March 31, 2012 and 2011 has not been audited, but in the opinion of management all adjustments (which include normal recurring adjustments) necessary for a fair presentation have been made. The operating results for the three and nine months ended March 31, 2012 and 2011 are not necessarily indicative of the results for the full year.

The financial statements included herein should be read in conjunction with the financial statements and notes included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011.

On May 31, 2012, the Company changed its name from Function(x) Inc. to Viggle Inc.  It now conducts business under the name Viggle Inc.  As described below in the subsection 1 for 2 Reverse Split of footnote 13, the Company effectuated a 1 for 2 Reverse Split on June 7, 2012.

2.  Organization and Background

Formation and Former Business

The Company was incorporated in Delaware in July 1994 and had no operating business or full-time employees from December 1996 to 2000, when it acquired all of the outstanding Common Stock of Oaktree Systems, Inc. (“Oaktree”).  Through Oaktree, the Company provided cost effective marketing solutions to organizations needing sophisticated information management tools.  In December 2007, Marketing Data, Inc. acquired an 80% interest in Oaktree for $1 and the Company’s ownership interest in Oaktree was reduced to 20% of Oaktree’s outstanding Common Stock.   On October 24, 2010, Oaktree repurchased the Company’s remaining 20% interest in Oaktree for $0.10.  As a result, Marketing Data, Inc. owned 100% of the outstanding Common Stock of Oaktree.   After the disposition of the Company’s interest in Oaktree and prior to the Recapitalization, the Company was not active and had no operating business.  After the disposition of the Oaktree interest, the Company began to explore the redeployment of its existing assets by identifying and merging with or investing in one or more operating businesses.  The Board of Directors approved the Recapitalization effecting such change.

The Recapitalization

As previously disclosed, on February 7, 2011, Function(x) Inc. (formerly Gateway Industries, Inc., the “Company”) entered into the Agreement and Plan of Recapitalization (the “Recapitalization Agreement”) by and among the Company, Sillerman Investment Company LLC, a Delaware limited liability company (“Sillerman”), and EMH Howard LLC, a New York limited liability company (“EMH Howard”).

As part of the Recapitalization, the Company effectuated a 1 for 10 reverse split of its issued and outstanding common stock (the “Reverse Split”). The Reverse Split became effective on February 16, 2011. Under the terms of the Reverse Split, each share of common stock, issued and outstanding as of such effective date, was automatically reclassified and changed into one-tenth of one share of common stock, without any action by the stockholder. Fractional shares were rounded up to the nearest whole share.  All share and per share amounts have been restated to reflect the Reverse Split.

The Company conducts its business under the name Function(x) Inc., with the ticker symbol FNCX.  The Company has four wholly-owned subsidiaries, Project Oda, Inc., Viggle Inc., Loyalize, Inc. (formerly known as Fn(x)I Holding Corporation), and Sports Hero, Inc., each a Delaware corporation, and a majority-owned subsidiary, TIPPT Media, Inc., a Delaware corporation, which has its financial information consolidated with Function(x) Inc.

The Company’s New Line of Business

General

Our business is built on a simple concept: Watch TV. Earn Rewards.  The business, which operates under the name ‘Viggle’, is a loyalty program that rewards our users for watching television.  Users receive points for checking in to and interacting with their favorite TV shows and can then redeem these points for real items such as movie tickets, music and gift cards.  We plan to generate revenue through advertising and the sale of merchandise related to the TV shows and other entertainment viewed by users that would appear in users’ mobile devices through the use of the application.  We currently do not have any agreements in place with advertisers or vendors whereby the advertisers or vendors issue rewards to our users when the users redeem their points.  We have purchased and will continue to purchase gift cards from vendors that we will issue to users upon the redemption of their points.  The Company has only generated nominal revenue to date, and there is no guarantee that we will be able to generate sufficient revenue in the future to continue to purchase gift cards from vendors.

Going Concern

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company is unlikely to pay dividends or generate significant revenue or earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders, the ability of the Company to obtain necessary equity or debt financing to continue development of its new business and to generate revenue. Management intends to raise additional funds through equity and/or debt offerings until sustainable revenues are developed. There is no assurance such equity and/or debt offerings will be successful or that development of the new business will be successful. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

3.  Summary of Significant Accounting Policies

Cash and Cash Equivalents and Restricted Cash

The Company considers all highly liquid securities purchased with remaining maturities of 90 days or less to be cash equivalents.  Cash equivalents are stated at cost which approximates market value and primarily consists of money market funds that are readily convertible into cash.  Restricted cash comprises amounts held in deposits that were required as collateral under the lease of office space.

Revenue

Advertising Revenue:  We generate advertising revenue primarily from display and video advertising, which is typically sold on a cost-per-thousand impressions, or CPM basis, and completed engagements on a cost per engagement (CPE) basis.  Advertising campaigns typically range from one to 12 months, and advertisers generally pay us based on a minimum of delivered impressions or the satisfaction of other criteria, such as click-throughs.

The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured. For all revenue transactions, the Company considers a signed agreement, a binding insertion order or other similar documentation to be persuasive evidence of an arrangement.

Deferred Revenue:  Our deferred revenue consists principally of both prepaid but unrecognized revenue and advertising fees received or billed in advance of the delivery or completion of the delivery of services.  Deferred revenue is recognized as revenue when the services are provided and all other revenue recognition criteria have been met.

Watchpoints and Engagement Points

The Company issues points to its users as an incentive to utilize the Viggle app and its features.  Users can redeem these points for rewards.  The Company records the cost of these points based on the weighted average cost of redemptions during the period.   Points earned but not redeemed are classified as a liability.

Users earn points for various activities and the Company reports points earned for checking into shows and points earned for engaging in advertiser sponsored content as a separate line in its statement of operations.  All other points earned by users are reflected as a marketing expense in selling, general and administrative expense.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.  These estimates include, among others, fair value of financial assets and liabilities, net realizable values on long-lived assets, certain accrued expense accounts, and estimates related to stock-based compensation.  Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, receivables, accounts payable, and other current liabilities approximate fair value because of the immediate or short-term maturity of these financial instruments.  The Company’s debt approximates fair value as current borrowing rates for the same or similar issues are the same as those that were given to the Company at the issuance of its debt.

Property and Equipment

Property and equipment (consisting of computers, software, furniture and fixtures, and leasehold improvements) is recorded at historical cost and is depreciated using the straight-line method over their estimated useful lives.  The useful life and depreciation method are reviewed periodically to ensure that the depreciation method and period are consistent with the anticipated pattern of future economic benefits.  Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized.  Gains and losses on disposals are included in the results of operations.  Equipment, software, furniture and fixtures are being depreciated over a useful life of three years, leasehold improvements are depreciated over a useful life of 10 years consistent with the life of the underlying lease.

Impairment of Long-Lived Assets

The Company applies the provisions of Accounting Standards Codification (“ASC”) Topic 360, “Property, Plant, and Equipment”, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets.  ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts.  In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets.  Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal.  Based on its review, the Company believes that as of March 31, 2012, the carrying value of the intellectual property for TIPPT’s contract with the 100 Mile Group is impaired and accordingly the company has taken a charge in the current period for approximately $2,250 related to the asset impairment.  The Company, through its acquisition of the assets of WatchPoints, purchased certain intellectual property (trademark applications, patent applications, and domain names).  This acquisition has been deemed to be a defensive acquisition and the fair value of the intellectual property acquired of $4,209 is being amortized over the estimated useful life of the Company’s Viggle software of three years on a straight-line basis.  Amortization expense of the intellectual property for the three and nine months ended March 31, 2012 was $351 and $701, respectively.

The Company, through its acquisition of a 65% common stock interest in TIPPT, acquired identifiable intangible assets valued at $4,628.  As of March 31, 2012, $2,378 of warrants payable contingent consideration for the acquisition has been derecognized and is no longer included as part of the fair value of the consideration paid to acquire the asset. As a result of this derecognition and the $2,250 impairment noted above, the carrying value of the TIPPT intangible assets as of March 31, 2012 is $0.  (See Note #14, Subsequent Events).

The Company, through its acquisition of the assets of Loyalize on December 31, 2011 acquired certain intellectual property (patent application, trade names and domain names) and recorded goodwill.  As of March 31, 2012, the fair value of the intangibles is $526 and the goodwill is $3,015.

Internal Use Software

The Company recorded $1,842 of capitalized software as part of the Loyalize acquisition as of March 31, 2012.  The Company records amortization of the software on a straight-line basis over the estimated useful life of the software.  As revenue producing activities commenced in the third quarter of 2012, $116 of amortization expense has been recorded for the three months and nine months ended March 31, 2012.

The Company records and capitalizes computer software costs and, appropriately, certain costs have been capitalized in the amounts of $2,176 and $317 as of March 31, 2012 and June 30, 2011, respectively, in accordance with ASC 350-40.  The Company records amortization of the software on a straight-line basis over the estimated useful life of the software. As revenue producing activities commenced in the third quarter of 2012, $100 of amortization expense has been recorded for the three months and nine months ended March 31, 2012.

Marketing

Marketing costs are expensed as incurred.  Marketing expense for the Company for the three and nine months ended March 31, 2012 was $2,402 and $4,126, respectively, and for the three and nine months ended March 31, 2011 was $0.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes.  Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse.  A valuation allowance is recorded when it is unlikely that the deferred tax assets not be realized.  We assess our income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date.  In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information.  For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation.  Under the fair value recognition provisions of ASC 718, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense ratably over the requisite service period.  The Company uses the Black-Scholes option pricing model to determine the fair value of stock options and warrants issued.  Stock-based awards issued to date are comprised of both restricted stock awards (RSUs) and employee stock options.

Recently Issued Accounting Pronouncements

In January 2010, the FASB issued ASU No. 2010-06, Improving Disclosures about Fair Value Measurements, which requires additional disclosures about the amounts of and reasons for significant transfers in and out of Level 1 and Level 2 fair value measurements.  This standard also clarifies existing disclosure requirements related to the level of disaggregation of fair value measurements for each class of assets and liabilities and disclosures about inputs and valuation techniques used to measure fair value for both recurring and non-recurring Level 2 and Level 3 measurements.  Since this new accounting standard only required additional disclosure, the adoption of the standard in the first quarter of 2010 did not impact the Company’s consolidated financial statements.  Additionally, effective for interim and annual periods beginning after December 15, 2010, this standard will require additional disclosure and require an entity to present disaggregated information about activity in Level 3 fair value measurements on a gross basis, rather than one net amount.

In May 2011, the Financial Accounting Standards Board (FASB) released ASU 2011-04 “Fair Value Measurement”, which amends ASC 820 “Fair Value Measurements and Disclosures”. This standard will be effective beginning in the first calendar quarter of 2012 and the Company is in the process of assessing the impact of this standard on the Company’s Consolidated Financial Statements.

In May 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2011-05, Comprehensive Income: Presentation of Comprehensive Income.  The ASU amends FASB Codification Topic 220, Comprehensive Income, to require an entity to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements.  ASU 2011-05 is effective for fiscal years, and interim periods within those fiscal years beginning after December 15, 2011, and early adoption is permitted.  The adoption of this standard will not have an impact on the Company’s consolidated financial statements.

4.  Basis of Consolidation

The consolidated financial statements include the accounts of Function(x) Inc., our wholly-owned subsidiaries and our majority-owned subsidiary.  All intercompany transactions and balances have been eliminated.  As of March 31, 2012 the Company has reflected $215 of a non-controlling interest for the 35% owners of TIPPT Media, Inc. to reflect their share of the TIPPT Media, Inc. loss of $613.  There was no non-controlling interest as of June 30, 2011.

5.  Acquisitions

WatchPoints Acquisition

On September 29, 2011 in furtherance of its business plan, the Company, through its wholly-owned subsidiary, Project Oda, Inc., purchased certain assets of Mobile Messaging Solutions, Inc.’s Watchpoints business. The consideration for such transaction consisted of $2,500 in cash and 100,000 shares of the Company’s common stock with a fair value of $16.00 per share on the date of the transaction. The Watchpoints business is involved in developing, selling, maintaining and improving an interactive broadcast television application utilizing audio recognition technology. The assets purchased, and the related value allocated to each, include intellectual property ($4,209) and certain computer-related equipment ($11). The intellectual property included patent filings for audio verification technology and the provision of value-added programming/services based on such verification and trademarks for the “Watchpoints” name. The value allocated to the intellectual property is being amortized over the expected useful life of the Company’s software product. The Company also paid Kai Buehler, the CEO of Watchpoints, a $300 finder’s fee, which was recorded to selling, general and administrative expenses in the nine months ended March 31, 2012, and appointed him as a full-time Senior Vice President of the Company.

TIPPT Media Inc.

On December 23, 2011, the Company obtained a sixty-five (65%) percent ownership interest in TIPPT Media Inc., a Delaware corporation (“TIPPT”), which will sell coupons and/or discount codes on behalf of third parties by engaging individuals with a public profile to promote products via internet-based social networking and microblogging websites and other similar internet-based methods of electronic communications.   In consideration for its investment in TIPPT, the Company paid $2,000 in cash, forgave the repayment of a $250 promissory note owed to the Company by TIPPT LLC, a Delaware limited liability company and the minority stockholder of TIPPT, and agreed to issue a warrant to purchase 500,000 shares of the Company’s common stock at an exercise price equal to 115% of the 20-day trading average of the Company’s common stock if certain performance conditions are met within four months of the closing of the transaction.   The shares of common stock exercisable under the warrant were valued at $2,378 using the Black Scholes valuation model.  The value of these warrants as of March 31, 2012 is $0 (See Note #14, Subsequent Events).

In connection with the transaction, the Company entered into a five-year Line of Credit Agreement, pursuant to which the Company may provide advances to TIPPT to finance its working capital obligations, in an aggregate principal amount not to exceed $20,000, with an interest rate not to exceed four percent (4%) per annum.  The facility is secured by the remaining 35% of the common shares of TIPPT Media, Inc. owned by TIPPT, LLC, subject to release under certain circumstances described in the loan agreement in the event the shares are converted into common shares of FNCX.  The credit facility may be drawn for approved expenses in accordance with the budget approved at the time of the commitment, as updated quarterly.  In addition, the Company entered into a Stockholders Agreement with TIPPT LLC regarding, among other things, restrictions on the transfer of shares in TIPPT and the potential exchange under certain circumstances of all or a portion of the 35% interest in TIPPT held by TIPPT LLC into the Company’s common stock (See Note #14, Subsequent Events).

The Company determined that immediately before the transaction , the activities of TIPPT did not constitute a business.  Therefore, the Company accounted for the TIPPT transaction as an asset acquisition in accordance with ASC 350, Intangibles – Goodwill and Other.

TIPPT Purchase Price Allocation

The total estimated purchase price for the TIPPT assets is composed of the following:

Cash	$2,000
Forgiveness Promissory Note	250
Fair Value of Common Stock Warrant	2,378
Total Purchase Price	$4,628

The purchase price has been allocated to the assets acquired (identifiable intangible assets) as of the closing date of December 23, 2011 based on their estimated fair values.

Details of the estimated fair values of assets acquired of TIPPT Media Inc. information available at the date of preparation of the financial statements are as follows:

Assets acquired:

Intellectual Property Contracts	$4,628

The Company has included the operating results of TIPPT Media, Inc. in its consolidated financial statements since the date of acquisition.  As of March 31, 2012, the Company has written down to zero the carrying value of all of the TIPPT assets and has taken a charge which is included in selling, general, and administrative expense (see Note #14, Subsequent Events).

Loyalize

On December 31, 2011, in furtherance of its business plan, the Company, through a newly created wholly owned subsidiary, FN(x) I Holding Corporation,  now known as Loyalize Inc (“FN(x)I” or “Loyalize”), purchased from Trusted Opinion Inc. (“Trusted Opinion”), substantially all of its assets, including certain intellectual property and other assets relating to the “Loyalize” business owned by Trusted Opinion, pursuant to an asset purchase agreement executed by the Company and FN(x) I on such date (the “Asset Purchase Agreement”) .  In consideration for its purchase of the such assets, the Company agreed to pay Trusted Opinion $3,000 in cash and agreed to deliver 137,519 of the Company’s common shares as follows:  32,627 shares delivered directly to Seller within three business days of delivery of the financial statements and 104,892 shares (the “Escrowed Shares”) delivered within three business days of closing to American Stock Transfer and Trust Company LLC, as escrow agent, to be held until December 31, 2012 to secure certain representations, warranties and indemnities given by Trusted Opinion under the Asset Purchase Agreement.  The Company valued the 137,519 common shares as of the date of closing at $1,719 based on the $12.50 per share closing price of its common stock on the date of closing.  In addition to certain minor purchase price adjustments to be made post-closing, the Company is obligated to also fund as a purchase price adjustment the difference, if any, by which $1,839 exceeds the calculated value (computed based on the average closing price of the Company’s common shares during the 20 days prior to December 31, 2012) of the 137,519 shares on December 31, 2012, either in cash or in common shares of the Company, at the Company’s option.  Such additional consideration shall not be payable until claims which remain subject to determination and secured by all the Escrowed Shares are no longer outstanding.  The additional consideration shall be eliminated to the extent final claims exceed the value of the shares then remaining in escrow.

Loyalize Purchase Price Allocation

The Company accounted for the purchase of Loyalize using the acquisition method, and accordingly the consideration paid has been allocated on a preliminary basis to the fair value of assets acquired and liabilities assumed based on management’s best estimates of fair value, taking into account all relevant information available to the time these consolidated financial statements were prepared.  The Company expects that the actual amounts for each of the fair values of these assets and liabilities acquired will vary for the amounts presented below and that such variation may be significant.

The total estimated purchase price is composed of the following:

Cash	$3,185
Fair Value of Common Stock	1,719
Fair Value of Common Stock Guarantee	120
Total Initial Purchase Price	$5,024

Details of the estimated fair values of assets acquired and liabilities assumed from Trusted Opinion are based on information available at the date of preparation of the financial statements, and are as follows:

Assets acquired:

Other Receivable	$92
Equipment	33
Intellectual Property	526
Capitalized Software	1,842
Goodwill	3,015
$5,508

Less liabilities assumed:

Deferred Revenue	$(484)

Net assets acquired	$5,024

The actual adjustments that the Company will ultimately make in finalizing the allocation of the purchase price of Trusted Opinion to the fair value of the net assets acquired at December 31, 2011 will depend on a number of factors, including additional information available at such time.

The following table presents the unaudited pro forma results of the Company for the three and nine months ended March 31, 2012 as if the Trusted Opinion acquisition occurred on July 1, 2010. These results are not intended to reflect the actual operations of the Company had the acquisition occurred on July 1, 2010.

	Three Months Ended March 31		Nine Months Ended March 31
	2012	2011	2012	2011
Revenue	$556	97	$561	$98
Operating (Loss)	(26,930)	(9,903)	(78,858)	(1,926)
Loss Per Share (basic and diluted	(0.36)	(0.26)	(1.08)	(0.68)

6.  Property and Equipment

Property and Equipment consists of the following:

	March 31, 2012	June 30, 2011

Leasehold Improvements	$1,506	$	---
Furniture and Fixtures	436		9
Computer Equipment	713		60
Software	101		14

Accumulated Depreciation and amortization	(172)		(4)
Property and Equipment, net	$2,584		$79

7.  Intellectual Property

		March 31, 2012			June 30, 2011
Description	Amortization Period	Amount	Accumulated Amortization	Carrying Value	Amount	Accumulated Amortization	Carrying Value

Intellectual Property	36 months	$4,735	$(701)	$4,034	$--	$--	$--

Total		4,735	(701)	4,034	--	--	--

Amortization of intellectual property charges to selling, general and administrative expenses for the 9 months ended March 31, 2012 amounted to $701.  Future annual amortization expense expected is as follows:

Years Ending June 30,
2012	$395
2013	1,578
2014	1,578
2015	789
2016	---

8. Loans Payable

The Company financed the purchase of a 6.25% fractional interest in a G-IV jet.  The financing of $940 provides for interest at the rate of 6% per annum, monthly payments of $9 and a balloon payment at maturity in 5 years of $661.  Payments on this debt during the period ended March 31, 2012 and June 30, 2011 were $37 and $0, respectively.

9. Commitments and Contingencies

In connection with the acquisition of 65% of the common shares in TIPPT Media, Inc. on December 23, 2011, the Company agreed to provide TIPPT Media, Inc. a credit facility of $20,000, with interest to accrue at the rate of four percent (4%) per annum and be payable at its maturity in 5 years (the “TIPPT Loan”).  The facility is secured by the remaining 35% of the common shares of TIPPT Media, Inc owned by TIPPT, LLC, subject to release under certain circumstances described in the loan agreement in the event the shares are converted into common shares of FNCX.   The credit facility may be drawn for approved expenses in accordance with the budget approved at the time of the commitment, as updated quarterly.  As of March 31, 2012, $640 had been drawn by TIPPT Media, Inc. under the TIPPT Loan.  (See Note #14, “Subsequent Events”)

In connection with the purchase from Trusted Opinion Inc. of the Loyalize assets, the Company is also obligated to also fund as a purchase price adjustment the difference, if any, by which $1,839 exceeds the calculated value (computed based on the average closing price of its common shares during the 20 days prior to December 31, 2012) of the 137,519 shares on December 31, 2012, either in cash or in common shares of the Company, at Buyer’s election, provided that such additional consideration shall not be payable until claims which remain subject to determination and secured by all the Escrowed Shares are no longer outstanding and the additional consideration shall be eliminated to the extent final claims exceed the value of the shares then remaining in escrow.

We are subject to litigation and other claims that arise in the ordinary course of business. While the ultimate result of our outstanding legal matters cannot presently be determined, the Company does not expect that the ultimate disposition will have a material adverse effect on our results of operations or financial condition. However, legal matters are inherently unpredictable and subject to significant uncertainties, some of which are beyond our control. As such, there can be no assurance that the final outcome will not have a material adverse effect upon our financial condition and results of operations.

10. Stockholders’ Equity (Deficit)

As of March 31, 2012 and June 30, 2011, there were 300,000,000 shares of authorized common stock and 74,708,531 and 67,470,899 shares of common stock issued and outstanding, respectively. Except as otherwise provided by Delaware law, the holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders.

The Company’s Board of Directors is authorized to issue 1,000,000 shares of preferred stock, par value $0.001 per share. We may issue shares of preferred stock in one or more series as may be determined by our Board of Directors, who may establish the designation and number of shares of any series, and may determine, alter or revoke the rights, preferences, privileges and restrictions pertaining to any wholly unissued series (but not below the number of shares of that series then outstanding).

11. Share-Based Payments

Equity Incentive Plan

The 2011 Executive Incentive Plan (the "Plan") of the Company was approved on February 21, 2011 by the written consent of the holder of a majority of the Company's outstanding common stock. The Plan provides the Company the ability to grant to any officer, director, employee, consultant or other person who provides services to the Company or any related entity, options, stock appreciation rights, restricted stock awards, dividend equivalents and other stock-based awards and performance awards, provided that only employees are entitled to receive incentive stock options in accordance with IRS guidelines. The Company reserved 15,000,000 shares of common stock for delivery under the Plan.  Pursuant to the Executive Incentive Plan and the employment agreements, between February 15, 2011 and March 31, 2012 the Compensation Committee of the Company’s Board of Directors authorized the grants of restricted stock and stock options described below.

Restricted Stock

The per share fair value of RSUs granted with service conditions was determined on the date of grant using the fair market value of the shares on that date and is recognized as an expense over the requisite service period.

	Date of Grant	Common Shares	Aggregate Fair Value on Date of Grant	Weighted Average Grant Date Fair Value
Fifteen (15) Executives	Various	4,335,000	$142,918	$32.96

The total compensation was $8,218 and $25,190 for the three and nine months ended March 31, 2012.  The total compensation was $2,678 for the three and nine months ended March 31, 2011.  No shares actually vested.  As of March 31, 2012, there was $106,962 in total unrecognized share-based compensation costs.

Stock Options

The following table summarizes the Company’s stock option activity for the nine months ended March 31, 2012:

Number of Options
Outstanding at June 30, 2011	0
Granted	2,667,084
Exercised	0
Forfeited and cancelled	(186,250)
Outstanding at March 31, 2012	2,480,834

The Company is accounting for these options at fair market value of the options on the date of grant, with the value being recognized over the requisite service period.  No shares were vested as of March 31, 2012.  The fair value of each option award is estimated using a Black-Scholes option valuation model.  Expected volatility is based on the historical volatility of the price of comparable companies’ stock.  The risk-free interest rate is based on U.S. Treasury issues with a term equal to the expected life of the option.  The Company uses historical data to estimate expected dividend yield, expected life and forfeiture rates.  Options generally have an expiration  of 10 years and vest over a period of 3 or 4 years.  The fair value of the options granted during the three and nine months ended March 31, 2012 (none were granted in 2011) was estimated based on the following weighted average assumptions:

	Three Months Ended March 31, 2012	Nine Months Ended March 31, 2012

Expected volatility	69%	60%
Risk-free interest rate	1.14%	1.22%
Expected dividend yield	0	0
Expected life (in years)	6.25	6.25
Estimated fair value per option granted	$7.62	$8.24

The total compensation expense of $1,209 and $4,619 was included in the accompanying Statement of Operations in selling, general and administrative expenses for the three and nine months ended March 31, 2012, respectively. There were no such expenses for the three and nine months ended March 31, 2011.  No shares actually vested during the periods and the grants provide for vesting annually in arrears over the next four years.  As of March 31, 2012, there was approximately $15,757 of total unrecognized stock-based compensation cost.

On August 12, 2011, the Compensation Committee of the Board of Directors approved a stock option plan for non-management directors. Each director is to receive 125,000 non-qualified stock options for common shares of the Company under the Executive Equity Incentive Plan. The initial grant of 625,000 non-qualified stock options was made on August 26, 2011 with each option having an exercise price of $5.00 per share and a fair market value of $8.84. One-fourth of the grant vested on the grant date and the balance will vest pro-rata annually in arrears over the next three years, so long as the director remains in office on the vesting date. The Company has taken a compensation charge for the three and nine months ended March 31, 2012 of approximately $344 and $2,210, respectively, as a result of the foregoing grants.

On August 26, 2011, the Compensation Committee adopted a Company-wide stock option program and granted to 32 employees an aggregate of, 772,500 non-qualified stock options. Of this total, 255,000 were issued with an exercise price of $5.00 per share and a fair market value of $8.90 per option, 767,500 were issued with an exercise price of $5.00 per share and a fair market value of $8.84 per option, and 750,000 were issued with an exercise price of $10.00 per share and a fair market value of $7.26 per option. The options vest over three to four years. The Company has taken a compensation charge for the three and nine months ended March 31, 2012 of approximately $753 and $2,222, respectively, as a result of the foregoing grants.

On November 16, 2011, the Compensation Committee, pursuant to such program, granted to 24 employees an aggregate of 147,188 non-qualified stock options. Of this total, 72,188 were issued with an exercise price of $11.00 per share and a fair market value of $6.20 per option, and 75,000 were issued with an exercise price of $5.00 per share and a fair market value of $7.98 per option. The options vest over three to four years. The Company has taken a compensation charge in the third quarter of approximately $72 as a result of the foregoing grants.

On February 16, 2012, the Compensation Committee, pursuant to such program, granted to 41 employees an aggregate of 122,396 non-qualified stock options with an exercise price of $12.10 per share and a fair market value of $7.62 per option. The options vest over four years. The Company has taken a compensation charge in the third quarter of approximately $36 as a result of the foregoing grants.

Warrants

In connection with the August 25, 2011 private placement offering, the following warrants were issued:

Tejas Securities Group, Inc., as partial compensation for placement fees, was issued 270,000 five-year non-callable warrants with an exercise price of $5.00 per warrant, and 192,500 three-year warrants with an exercise price of $8.00 per warrant.  Each of the warrants is exercisable for one share of the Company’s common stock.  The fair value of these warrants is $3,949, accounted for as a cost of raising equity.

Robert F.X. Sillerman was issued 1,280,000 three-year warrants with an exercise price of $8.00 per warrant.  Each of the warrants is exercisable for one share of the Company’s common stock.  The fair value of these warrants is $9,216, accounted for as an expense to selling, general and administrative expenses on the Consolidated Statement of Operations for the nine months ended March 31, 2012.

12.  Income Taxes

For the three and nine months ended March 31, 2012 and 2011, the Company did not record an income tax benefit because it has incurred taxable losses and has no history of generating taxable income and therefore the Company cannot  presently anticipate the realization of a tax benefit on its Net Operating Loss carryforward of $4,923. The Company has established a full valuation allowance against its deferred tax assets related to its Net Operating Loss carryforward of $4,923 as of March 31, 2012.  As a result of the change in control pursuant to the Recapitalization, the utilization of the $4,923 Net Operating Loss carryforward will be substantially limited.

The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception.  The Company is not presently subject to any income tax audit in any taxing jurisdiction.

13.  Related Party Transactions

Recapitalization Notes

In connection with the Recapitalization, Robert F.X. Sillerman (and his spouse and entities controlled by him), and Mitchell Nelson, each executive officers of the Company, executed promissory notes in accordance with their subscription agreements for the payment of the purchase price of the shares, in the amounts of $3,242 and $10, respectively.  Each note is an unsecured five-year note with interest accruing at the annual rate equal to the long-term Applicable Federal Rate in effect as of the date of the Recapitalization Agreement (which was 4.15% per annum).  Mr. Nelson satisfied his note on April 1, 2011.  The notes are due five years after issuance, with interest accrued at the rate of 4.15% per annum, and have been presented as a reduction of the related paid in capital in the accompanying financial statements.  Interest income recorded on these notes for the three and nine months ended March 31, 2012 is $35 and $105, respectively.

Shared Services Agreements

In an effort to economize on costs and be efficient in its use of resources, the Company entered into a shared services agreement with Circle Entertainment Inc. (“Circle”) as of February 15, 2011, pursuant to which it shares costs for legal and administrative services in support of Mitchell J. Nelson, its General Counsel and General Counsel to Circle.  The shared services agreement provides, in general, for sharing on a 50/50 basis of the applicable support provided by either company to Mr. Nelson in connection with his capacity as General Counsel, and an allocation generally based on the services provided by Mr. Nelson, which are initially estimated to be divided evenly between the companies.  The Company is responsible for advancing the salary to Mr. Nelson for both companies and will be reimbursed by Circle for such salary and benefits (but not for any bonus, option or restricted share grant made by either company, which will be the responsibility of the company making such bonus, option or restricted share grant).  The agreement provides for the Chief Executive Officer or President of each Company to meet periodically to assess whether the services have been satisfactorily performed and to discuss whether the allocation has been fair.  The Audit Committee of each company’s Board of Directors will then review and, if appropriate, approve the allocations made and whether payments need to be adjusted or reimbursed, depending on the circumstances.  Because this transaction is subject to certain rules regarding “affiliate” transactions, the Audit Committee and a majority of the independent members of the Company’s Board of Directors have approved the shared services agreement.  This is deemed to be an affiliate transaction because Mr. Sillerman is Chairman and Mr. Nelson is Executive Vice President and General Counsel of Circle.  For the three and nine months ended March 31, 2012, the Company billed Circle $85 and $243, respectively. For the three and nine months ended March 31, 2011, the Company billed Circle $28 and $28, respectively.  Such billings primarily relate to support consisting of legal and administrative services. These services are to be reviewed and, if appropriate, approved by Circle’s Audit Committee and the Company’s Audit Committee. The balance due from Circle on March 31, 2012 was $57, of which $31was paid.

Certain Company accounting personnel may provide personal accounting services to our Executive Chairman, Robert F.X. Sillerman.  To the extent that such services are rendered, Mr. Sillerman shall reimburse the Company therefor.  The reimbursement for any such services shall be reviewed by the Company’s Audit Committee.  For the three and nine months ended March 31, 2012, the Company billed Mr. Sillerman $47 and $88, respectively.  For the three and nine months ended March 31, 2011, the Company billed Mr. Sillerman  $5 and $5, respectively.   The balance due from Mr. Sillerman on March 31, 2012 was $34, which has been paid.

Private Placement

Sillerman Investment Company, LLC purchased units for $11,376 in the August 25, 2011 private placement. As a result of Sillerman Investment Company, LLC’s participation in the placement, 1,280,000 units were considered to have been acquired by Robert F.X. Sillerman with a deemed fair value, based upon the traded value of the stock at the time, in excess of the price paid.  This resulted in a non-cash compensation charge of $19,456 accounted for as expensed selling, general and administrative expenses on the Consolidated Statement of Operations for the nine months ended March 31, 2012.

14.  Subsequent Events

PIPE Transaction

On May 10, 2012, the Company completed the placement of 1,709,091 units (the “Private Placement Units”) to accredited and institutional investors at an aggregate purchase price of $9,400.  Each Private Placement Unit consists of (i) one (1) share of common stock, $0.001 par value per share of the Company and (ii) one (1) detachable three (3) year warrant to purchase one (1) share of common stock of the Company with an exercise price of $8.00 per warrant share, at a purchase price of $5.50 per Private Placement Unit.  If the Company sells shares of its common stock for the purpose of raising capital at a price below $8.00 per share before the expiration of the exercise period of the warrant, the exercise price of all warrants will be adjusted to the lowest price at which the shares were sold, the result of this re-pricing feature will result in liability accounting which will be marked to market.  The proceeds of the offering, less expenses, are to be used for general corporate purposes, including marketing and product development. The Company is obligated to file a registration statement for the common shares and the shares underlying the warrant which are the subject of the PIPE within 30 days of the effectiveness of the currently pending Form S-1 and to use commercially reasonable efforts thereafter to have the registration statement declared effective within 120 days.  An executive of the Company participated in the private placement and as a result the Company will record a stock based compensation charge of approximately $1,600 in the 4th quarter.

Line of Credit

On April 4, 2012, the Company’s Board of Directors authorized the Company to raise $20 million through a line of credit, the proceeds of which were to be used for general corporate obligations and working capital.  The terms of the line of credit are simple interest accruing at 6% until maturity, which will be on the earlier of (i) 12 months from the date of first draw or (ii) upon the funding of at least $40 million from one or more debt or equity transactions of the Company or any of its wholly-owned subsidiaries.  On April 4, 2012, MJX, LLC, an affiliate of Robert F.X. Sillerman, the Company’s Executive Chairman, committed the first $10 million of a line of credit pursuant to a line of credit grid promissory note.  In consideration for entering into the line of credit, Mr. Sillerman was entitled to certain options.  However, on May 10, 2012, the line of credit agreement with MJX LLC was terminated.  The Company has no obligations under the line of credit agreement.  No options to purchase shares of the Company’s common stock were issued in connection with the line of credit.

On June 29, 2012, Sillerman Investment Company LLC (the “Lender”), an affiliate of Robert F.X. Sillerman, the Executive Chairman and Chief Executive Officer of the Company, advanced $2,500,000 to the Company.  The advance is evidenced by a $10,000,000 line of credit grid promissory note, dated as of June 29, 2012, that was executed and delivered by the Company in favor of the Lender (the “Grid Note”) on July 6, 2012.  Under the Grid Note, the Company may periodically draw on the line of credit in amounts of no less than $100,000, and interest will accrue on all unpaid principal amounts at a simple interest rate equal to 9% per annum.  The Company is not permitted to make draws more than once per month.  The Grid Note matures on the earlier to occur of (i) June 29, 2013 or (ii) upon the receipt of net proceeds by the Company or any of its wholly-owned subsidiaries from one or more debt or equity offerings by the Company or any of its wholly-owned subsidiaries in an amount equal to at least the amount of principal and accrued and unpaid interest outstanding under the Grid Note.  At maturity, the Company must pay to the Lender all principal amounts then outstanding, plus accrued and unpaid interest thereon.  All net proceeds received by the Company or any of its wholly owned subsidiaries from any debt or equity offering by the Company or any of its wholly-owned subsidiaries must first be applied toward the payment in full of all outstanding principal and accrued but unpaid interest outstanding under the Grid Note.  The Company may make prepayments in whole or in part under the Grid Note at any time, provided accrued, but unpaid interest is paid through the prepayment date.

The Company intends to use the proceeds from the Grid Note to fund working capital requirements and for general corporate purposes.  Because the Lender is an affiliate of the Company’s Executive Chairman and Chief Executive Officer, a majority of the Company’s independent directors approved the Grid Note.

TIPPT Media, Inc.

On May 14, 2012, the Company sold to TIPPT LLC a 50% ownership interest in TIPPT for $500, payable by a Purchase Money Note with interest accruing at 4% per annum and maturing on December 31, 2016.  The Company retains a 15% ownership interest in TIPPT.  As part of the transaction, the Company’s obligation to provide advances to TIPPT under the $20,000 line of credit was terminated.  Instead TIPPT issued an Amended and Restated Promissory Note to the Company pursuant to which TIPPT agrees to pay the Company $1,201, which represents $701 that was outstanding under the line of credit on April 30, 2012 and an additional $500 that the Company has agreed to loan to TIPPT.  In addition, as part of the transaction, the Company terminated the stockholders agreement and entered into an Amended and Restated Stockholders Agreement (the “Stockholders Agreement”) with TIPPT LLC to provide the Company with certain stockholder protections regarding the Company’s remaining interest in TIPPT.  The Company’s representatives on the TIPPT Media Inc. board of directors, Mr. Sillerman, Ms. Scardino, and Mr. Nelson, resigned from the TIPPT Media Inc. board of directors.  The Company is entitled to a board observer on the TIPPT Media Inc. board.  The warrant to purchase one million shares of the Company’s common stock to TIPPT LLC was never issued.

As part of the Company’s review of the fair value of its intangible assets for the three-month period ending March 31, 2012, the Company has 1) derecognized the $2,378 of contingent consideration attributable to the Company’s warrant that was to be issued to TIPPT LLC because the warrant was never issued; and 2) performed a review of the fair value of the remaining $2,250 carrying value of such agreement.  The Company is taking an impairment charge for the full carrying value of such agreement.  Accordingly the carrying value as of March 31, 2012 is zero.  Also, the Company has fully reserved the $500 Purchase Money Note and the $1,201 relating to the Amended and Restated Promissory Note described above.

1 for 2 Reverse Split

On June 7, 2012, the Company effectuated a 1 for 2 reverse split (the “1 for 2 Reverse Split”).  Under the terms of the 1 for 2 Reverse Split, each share of common stock, issued and outstanding as of such effective date, was automatically reclassified and changed into one-half of one share of common stock, without any action by the stockholder.  Fractional shares were rounded up to the nearest whole share.  All share and per share amounts have been restated to reflect the 1 for 2 Reverse Split.

Settlement

As of June 18, 2012, in connection with the settlement of a dispute, the Company in part issued 51,282 shares of common stock to a former employee and her counsel, subject to the right of the recipient to require the Company to repurchase the stock at a price of $6.00 per share and further subject to the Company’s right to repurchase the shares for $8.00 a share one year after the date of issuance.  The Company anticipates recording an expense for approximately $330,000 related to the issuance of the stock.

Viggle Inc.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited, Amounts in Thousands, Except Share and Per Share Data)

	Viggle Inc. 12 Months Ended June 30, 2011	Trusted Opinion Inc. 12 Months Ended September 30, 2011	Pro Forma Adjustment	Notes	Pro Forma Statement of Operations
Revenues	$-	$102	$-		$102
General and administrative expenses	(19,970)	(2,517)	(489)	4(a)(i)(ii)	(22,976)

Operating loss	(19,970)	(2,415)	(489)		(22,874)

Other income:
Interest income (expense), net	62	(310)	310	4(a)(iii)	62
Other	-	(1)	1	4(a)(iii)	-
Total other income (expense)	62	(311)	311		62

Net loss before income taxes	(19,908)	(2,726)	(178)		(22,812)

Income taxes	-	-	-		-

Net loss	$(19,908)	$(2,726)	$(178)		$(22,812)

Net loss per common share - basic and diluted	$(0.40)				$(0.45)

Weighted average common shares outstanding - basic and diluted	50,354,024				50,491,543

See Notes to Pro Forma Consolidated Financial Statements (Unaudited)

Viggle Inc.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited, Amounts in Thousands, Except Share and Per Share Data)

	Viggle Inc. 9 Months Ended March 31, 2012	Trusted Opinion Inc. 6 Months Ended December 31, 2011	Pro Forma Adjustment	Notes	Pro Forma Statement of Operations
Revenues	$556	$5	$-		$561
General and administrative expenses	(77,802)	(1,380)	(367)	4(b)(i))(ii)	(79,549)

Operating loss	$(77,246)	$(1,375)	$(367)		$(79,988)

Other income:
Interest income (expense), net	130	(105)	105	4(b)(iii)	130
Other	-	-	-		-
Total other income (expense)	130	(105)	105		130

Net loss before income taxes	(77,116)	(1,480)	(262)		(78,858)

Income taxes	-	-	-		-

Net loss	$(77,116)	$(1,480)	$(262)		$(78,858)

Net loss per common share -basic and diluted	$(1.05)				$(1.08)

Weighted average common shares outstanding - basic and diluted	73,184,724				73,253,157

See Notes to Pro Forma Consolidated Financial Statements (Unaudited)

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)

1.   Description of Transaction

As previously reported on the Company's Form 8-K filed on January 4, 2012 in furtherance of its business plan, the Company, through a newly created wholly owned subsidiary, FN(x) I Holding Corporation ("FN(x) I"), purchased from Trusted Opinion Inc. ("Trusted Opinion" or "Seller"), substantially all of its assets, including certain intellectual property and other assets relating to the "Loyalize" business owned by Trusted Opinion, pursuant to an asset purchase agreement dated December 31, 2011 among the Company, FN(x) I and Trusted Opinion (the "Asset Purchase Agreement"). A description of the financial consideration delivered in consideration of the purchase of the Loyalize assets is set forth in the Form 8-K dated December 31, 2011 and is incorporated by reference.

As previously reported on such Form 8-K, the Loyalize business consists of technology that enables brands and content providers to engage with nationwide audiences during live TV shows by providing games, polls, real-time discussions and sharing features for smart phones, tablets, laptops and on connected TVs. The purchase of such business allows the Company to accelerate the integration of add-on features to its core Viggle product through use of the acquired software and the employment by the Company of a team of 13 employees, including software engineers, who had been involved in the development of the Loyalize technology. Because the Company had intended to extend its Viggle product into this area, and not start a standalone business, these hires filled a need that the Company had.

In addition to the software and technical team, the Company acquired certain other assets from Loyalize, which the Company has recorded at fair value. The Company assumed and recorded at fair value, liabilities pertaining to certain contracts, as part of the transaction to prevent a breach and which, under certain circumstances, would have allowed the source code for the developed software to be accessed by a contract party.

2.   Basis of Presentation

The accompanying unaudited pro forma consolidated statements of operations for the twelve months ended June 30, 2011 and six months ended December 31, 2011 for the Company  give effect to the acquisition of the Loyalize business.  The unaudited pro forma consolidated statement of operations represents the Company’s  twelve months ended June 30, 2011 and the historical unaudited statement of operations of Trusted Opinion for the twelve months ended September 30, 2011.  Also presented are the Company’s unaudited consolidated statement of operations for the nine months ended March 31, 2012 and the unaudited statement of operations of Trusted Opinion for the six months ended December 31, 2011.  The pro forma statement of operations reflects the acquisition as if the acquisition of the Loyalize business had occurred on July 1, 2010. As of the acquisition date, the operating results of Trusted Opinion have been included in the Company's results for the nine months ended March 31, 2012.

The unaudited pro forma consolidated statements of operations include, in our opinion, all material adjustments necessary to reflect this acquisition. The unaudited pro forma consolidated financial statements do not purport to represent what the Company's actual results of operations including the acquisition of Trusted Opinion would have been, nor do they purport to predict or indicate our financial position or results of operations at any future date or for any future period. The unaudited pro forma consolidated statements should be read in conjunction with our audited consolidated financial statements and the related notes thereto and Trusted Opinion's audited consolidated financial statements and the related notes thereto included herein. The statements have been prepared by management in accordance with generally accepted accounting principles ("GAAP") of the United States of America ("US GAAP"). The accounting policies used in the preparation of the unaudited pro forma consolidated statements of operations are consistent with those used by the Company in the preparation of the consolidated financial statements as of and for the twelve months ended June 30, 2011.

3.    Accounting for the Acquisition

The acquisition is accounted for using the acquisition method of accounting. The total estimated purchase price is composed of the following:

Cash	$3,185
Fair Value of Common Stock	1,719
Fair Value of Common Stock Guarantee	120
Total Initial Purchase Price	$5,024

For purposes of the pro forma presentation, the purchase price has been allocated to the assets acquired (including identifiable intangible assets) and liabilities assumed as of July 1, 2010 for purposes of the statement of operations, based on their estimated fair values.

Details of the estimated fair values of assets acquired and liabilities assumed of Trusted Opinion are based on information available at the date of preparation of these unaudited pro forma financial statements are as follows:

Assets acquired:

Other Receivable	$92
Equipment	33
Intellectual Property	526
Capitalized Software	1,842
Goodwill	3,015
$5,508
Less liabilities assumed:
Deferred Revenue	$(484)

Net assets acquired	$5,024

In preparation of these unaudited pro forma consolidated statements of operations, the purchase consideration has been allocated on a preliminary basis to the fair value of assets acquired and liabilities assumed based on management's best estimates and taking into account all relevant information available to the time these unaudited pro forma consolidated financial statements were prepared. The Company expects that the actual amounts for each the fair values of these assets and liabilities acquired will vary from the pro forma amounts and that the variation may be significant.

The actual adjustments that the Company will ultimately make in finalizing the allocation of the purchase price of Trusted Opinion to the fair value of the net assets acquired at December 31, 2011 will depend on a number of factors, including additional information available at such time. The Company has provided a guarantee to Trusted Opinion providing that the 137,519 shares of the Company’s common stock issued to them as a portion of the purchase price would have a minimum value of $1.9 million on December 31, 2012.   The future value is based on a calculation of the average closing stock price for the last 20 trading days prior to December 31, 2012.  In the event there is a short fall the Company has the option to make up the short fall by a) making a cash payment or b) issuing additional shares.  The Company believes that any adjustment based on this guarantee would not result in a material adjustment to the purchase price.

4.    Pro Forma Assumptions and Adjustment

a)
The unaudited pro forma consolidated statement of operations of the Company includes consolidated operations for the 12 months ended June 30, 2011 of the Company and operations for the 12 months ended September 30, 2011 of  Trusted Opinion incorporates the following assumptions and adjustments:

i.
Pro forma general and administrative expenses have been adjusted to eliminate compensation and related benefit costs for Trusted Opinion’s CEO who did not join the Company. Since the Company will not operate Trusted Opinion as a business, the CEO position will not be replaced and therefore, the related cost has been eliminated in the Unaudited Pro forma Consolidated Statement of Operations

ii.
Pro forma depreciation and amortization has been increased by $688 for the 12 months ending September 30, 2011 to reflect increase in amortization of capitalized software arising from the acquisition, over the estimated useful life of 3 years on a straight line basis, and other intangible assets over their estimated useful lives on a straight line basis.

iii.
Pro forma interest expense has been reduced by $310 for the 12 months ended September 30, 2011 to reflect two adjustments for items excluded from the acquisition (a) to eliminate $110 interest expense from a loan from Shareholder, (b) to eliminate $200 of interest expense related Trusted Opinion’s preferred stock.

b)	The unaudited pro forma consolidated statement of operations for the 9 months ended March 31, 2012 incorporates the following assumptions and adjustments:

i.
Pro forma general and administrative expenses have been adjusted to eliminate compensation and related benefit costs for Trusted Opinion's CEO who did not join the Company. Since the Company will not operate Trusted Opinion as a business, the CEO position will not be replaced and therefore, the related cost has been eliminated in the Unaudited Pro forma Consolidated Statement of Operations.

ii.
Pro forma depreciation and amortization has been increased by $345 for the 9 months ended March 31, 2012 to reflect increase in amortization of capitalized software arising from the acquisition, over the estimated useful life of 3 years on a straight line basis, and other intangible assets over their estimated useful lives on a straight line basis.

iii.	Pro forma interest expense has been reduced by $105 for the 9 months ended March 31, 2012 to eliminate interest expense from a loan from Shareholder. The loan was not included in the acquisition.

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009 AND
THE PERIOD FROM MARCH 7, 2005 (INCEPTION)
TO DECEMBER 31, 2010

Page

Independent Auditors' Report	S-27

Financial Statements
Balance sheets	S-28
Statements of operations	S-29
Statements of changes in shareholders' equity (deficit)	S-30-31
Statements of cash flows	S-32
Notes to financial statements	S-33

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Trusted Opinion Inc.

We have audited the accompanying balance sheets of Trusted Opinion Inc. (a development-stage enterprise) (the "Company") as of December 31, 2010 and 2009, and the related statements of operations, changes in shareholders' equity (deficit) and cash flows for the years then ended and for the period from March 7, 2005 (inception) to December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of Trusted Opinion Inc. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended and from March 7, 2005 (inception) to December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred a significant loss in both 2010 and 2009, and as of December 31, 2010, the Company's current liabilities exceeded its current assets by approximately $632,000, and its total liabilities exceeded its total assets by approximately $625,000. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

CERTIFIED PUBLIC ACCOUNTANT
January 16, 2012

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
BALANCE SHEETS
DECEMBER 31, 2010 AND 2009

	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$110,920	$599,265
Employee loans	-	3,000
Due from affiliate	65,094	-
Prepaid expenses and other assets	24,751	80,127
Total current assets	200,765	682,392
Property and equipment, net	-	20,712
Capitalized software costs, net	-	554,840
Intangible assets, net	7,312	111,039
TOTAL ASSETS	$208,077	$1,368,983

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$1,430	$60,618
Accrued expenses and other liabilities	45,701	13,767
Due to shareholder	785,616	-
Total current liabilities	832,747	74,385
Commitments and contingencies (Notes 8 and 10)
Shareholders' equity (deficit):
Preferred stock	17,160	17,160
Common stock	10,661	10,661
Additional paid-in capital	5,953,852	5,712,903
Deficit accumulated during the development stage	(6,606,343)	(4,446,126)
Total shareholders' equity (deficit)	(624,670)	1,294,598
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$208,077	$1,368,983

See accompanying notes to financial statements.

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009 AND
THE PERIOD FROM MARCH 7, 2005 (INCEPTION) TO DECEMBER 31, 2010

	Year ended December 31, 2010	Year ended December 31, 2009	Period from March 7, 2005 (inception) to December 31, 2010
Revenues	$2,094	$1,776	$5,802
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	134,127	94,990	268,108
Product development costs	443,896	172,188	1,411,339
General and administrative	314,266	211,345	1,535,317
Sales and marketing	442,684	188,191	1,165,221
Depreciation, amortization and impairment charges	787,071	41,708	1,423,916
Total costs and expenses	2,122,044	708,422	5,803,901
Loss from operations	(2,119,950)	(706,646)	(5,798,099)
Other income (expense):
Interest expense - loan	(35,616)	-	(63,133)
Interest expense - warrants	-	-	(469,287)
Loss on extinguishment of debt	-	-	(284,618)
State taxes	(800)	(1,320)	(5,944)
Other	(3,851)	3,332	24,655
Other income (expense), net	(40,267)	2,012	(798,327)

Net loss	$(2,160,217)	$(704,634)	$(6,596,426)

See accompanying notes to financial statements.

TRUSTED OPINION INC.
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009 AND
THE PERIOD FROM MARCH 7, 2005 (INCEPTION) TO  DECEMBER 31, 2010

	Preferred $.001 Par Value; 24,286,000 Shares Authorized		Common $.001 Par Value; 55,000,000 Shares Authorized		Additional paid-in capital	Deficit accumulated during the development stage	Total
	Shares Issued and Outstanding	Amount	Shares Issued and Outstanding	Amount
Balance - March 7, 2005	-	$-	-	$-	$-	$-	$-
Issuance of common stock in March	-	-	10,016,835	10,017	-	(9,917)	100
Net loss - 2005	-	-	-	-	-	(251,478)	(251,478)
Balance - December 31, 2005	-	-	10,016,835	10,017	-	(261,395)	(251,378)
Issuance of common stock in December	-	-	957,436	957	8,617	-	9,574
Issuance of preferred stock in May	2,613,950	2,614	-	-	912,386	-	915,000
Net loss - 2006	-	-	-	-	-	(254,735)	(254,735)
Balance - December 31, 2006	2,613,950	2,614	10,974,271	10,974	921,003	(516,130)	418,461
Interest expense - warrants	-	-	-	-	469,287	-	469,287
Share-based compensation	-	-	-	-	74,854	-	74,854
Repurchase of common stock in March	-	-	(558,504)	(559	(5,026)	-	(5,585)
Stock options exercised in April	-	-	245,496	246	2,210	-	2,456
Issuance of preferred stock in November	2,097,043	2,097	-	-	597,903	-	600,000
Issuance of preferred stock in exchange for convertible notes payable in November	3,711,867	3,712	-	-	1,058,317	-	1,062,029
Net loss - 2007	-	-	-	-	-	(1,870,827)	(1,870,827)
Balance - December 31, 2007	8,422,860	$8,423	10,661,263	$10,661	$3,118,548	$(2,386,957)	$750,675

See accompanying notes to financial statements.

TRUSTED OPINION INC.
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT) (CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009 AND
THE PERIOD FROM MARCH 7, 2005 (INCEPTION) TO DECEMBER 31, 2010

	Preferred $.001 Par Value; 24,286,000 Shares Authorized		Common $.001 Par Value; 55,000,000 Shares Authorized		Additional paid-in capital	Deficit accumulated during the development stage	Total
	Shares Issued and Outstanding	Amount	Shares Issued and Outstanding	Amount
Balance - December 31, 2007	8,422,860	$8,423	10,661,263	$10,661	$3,118,548	$(2,386,957)	$750,675
Share-based compensation	-	-	-	-	50,275	-	50,275
Issuance of preferred stock in December	5,242,556	5,242	-	-	1,494,758	-	1,500,000
Net loss - 2008	-	-	-	-	-	(1,354,535)	(1,354,535)
Balance - December 31, 2008	13,665,416	13,665	10,661,263	10,661	4,663,581	(3,741,492)	946,415
Share-based compensation	-	-	-	-	52,817	-	52,817
Issuance of preferred stock in September	3,495,037	3,495	-	-	996,505	-	1,000,000
Net loss - 2009	-	-	-	-	-	(704,634)	(704,634)
Balance - December 31, 2009	17,160,453	17,160	10,661,263	10,661	5,712,903	(4,446,126)	1,294,598
Share-based compensation	-	-	-	-	240,949	-	240,949
Net loss - 2010	-	-	-	-	-	(2,160,217)	(2,160,217)
BALANCE - DECEMBER 31, 2010	17,160,453	$17,160	10,661,263	$10,661	$5,953,852	$(6,606,343)	$(624,670)

See accompanying notes to financial statements.

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009 AND
THE PERIOD FROM MARCH 7, 2005 (INCEPTION) TO DECEMBER 31, 2010

	Year ended December 31, 2010	Year ended December 31, 2009	Period from March 7, 2005 (inception) to December 31, 2010

Cash flows from operating activities:
Net loss	$(2,160,217)	$(704,634)	$(6,596,426)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on sale of fixed assets	5,391	-	5,391
Loss on extinguishment of debt	-	-	284,618
Depreciation, amortization and impairment charges	787,071	41,708	1,423,916
Share-based compensation	240,949	52,818	418,895
Interest expense attributable to warrants	-	-	469,287
Changes in assets and liabilities:
Employee loans	3,000	(3,000)	-
Due from affiliate	(65,094)	-	(65,094)
Prepaid expenses and other assets	55,376	(1,886)	(24,751)
Accounts payable	(59,188)	(40,271)	1,430
Accrued expenses and other liabilities	67,550	9,728	108,728
Net cash used in operating activities	(1,125,162)	(645,537)	(3,974,006)

Investing activities:
Proceeds from sale of fixed assets	7,000	-	7,000
Additions to property and equipment	(2,749)	(4,392)	(117,371)
Additions to capitalized software costs	(110,122)	(554,840)	(1,207,901)
Additions to intangible assets	(7,312)	(9,845)	(118,347)
Net cash used in investing activities	(113,183)	(569,077)	(1,436,619)

Financing activities:
Proceeds from stock options exercised	-	-	2,456
Proceeds from issuance of common stock	-	-	9,674
Repurchase of common stock	-	-	(5,585)
Proceeds from issuance of preferred stock	-	1,000,000	4,015,000
Proceeds from shareholder loan (including convertible notes payable)	750,000	-	1,500,000
Net cash provided by financing activities	750,000	1,000,000	5,521,545

Net increase (decrease) in cash and cash equivalents	(488,345)	(214,614)	110,920
Cash and cash equivalents - beginning	599,265	813,879
CASH AND CASH EQUIVALENTS - ENDING	$110,920	$599,265	$110,920

Supplemental disclosure of cash flow information:
Taxes paid	$800	$1,320	$5,944

Noncash investing and financing activities:
Issuance of preferred stock in exchange for convertible notes payable	$-	$-	$777,411

See accompanying notes to financial statements.

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations
Trusted Opinion Inc. (the "Company") was incorporated on March 7, 2005 in the state of Delaware and began operations on May 25, 2005.

The Company is engaged in the development and marketing of software products and services in the social media and advertising industry. From its inception, the Company was engaged in the development of a social recommendations network website, trustedopinion.com ("TROP"), covering the United States, Asia and Europe, having approximately 1.5 million users worldwide. In 2010, the Company made the decision to refocus its efforts and develop a collection of "white-label" products and services ("Loyalize"), offered to media companies, and to discontinue further development of TROP.

The Company's activities since inception have been organizational activities, including recruiting personnel, establishing office facilities, conducting research and development, performing business and financial planning and raising capital. The Company has had minimal operations and generated minimal revenue to date. Accordingly, in connection with the preparation of the financial statements, the Company is considered to be in the development stage under the authoritative guidance for development stage entities, Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 915, and is subject to the risks associated with the activities of development-stage companies.

Financial Accounting Standards Board's Accounting Standards Codification
In June 2009, FASB issued authoritative guidance that established the FASB ASC as the source of authoritative accounting principles generally accepted in the United States of America ("GAAP") recognized by the FASB to be applied by nongovernmental entities. The Codification supersedes all of the existing accounting and reporting standards upon its effective date and, subsequently, the FASB will not issue new standards in the form of FASB Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts. The guidance is not intended to change or alter existing GAAP. The guidance became effective for the Company on December 31, 2009. The adoption of this guidance did not have an impact on the Company's financial position, results of operations or cash flows.

Cash and Cash Equivalents
Cash and cash equivalents consist primarily of cash on deposit and money market accounts that are readily convertible into cash and purchased with original maturities of three months or less.

Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition
The Company derives revenue from providing a free online service with display advertising. There is no downloadable software, distribution or technology delivered to consumers. Advertising income is recognized in the period it is earned. No significant revenue has been earned to date.

Software Development Costs
Costs for software developed for internal use are accounted for in accordance with FASB ASC 350, Intangibles - Goodwill and Other - Internal-Use Software. FASB ASC 350 requires the capitalization of certain costs incurred in connection with developing or obtaining internal-use software. Such capitalized costs are included in "Capitalized software costs" in the balance sheets. The Company amortizes the costs of internal-use software over two years.

Costs that are incurred in the preliminary project stage are expensed as incurred and are included in "Product development costs" in the accompanying statements of operations. Once the capitalization criteria of FASB ASC 350 have been met, external direct costs of materials and services consumed in developing or obtaining internal-use computer software, payroll and payroll-related costs for employees who are directly associated with, and who devote time to the project (to the extent their time is spent directly on the project) and interest costs incurred in connection with developing the software, are capitalized.

The Company accounts for the costs to develop software that it plans to market externally in accordance with FASB ASC 985-20, Software - Costs of Software to be Sold, Leased, or Marketed, whereby costs for the development of new software products and substantial enhancements to existing software products are expensed as incurred until technological feasibility has been established, at which time any additional costs are capitalized. Technological feasibility is established upon completion of a working model. The Company amortizes the costs of software obtained or developed to be sold, leased or marketed over three years.

For the years ended December 31, 2010 and 2009, and for the period from March 7, 2005 (inception) through December 31, 2010, software development costs not capitalized, have been charged to "Product development costs" in the accompanying statements of operations.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are expensed currently, while renewals and betterments that materially extend the life of an asset are capitalized. The costs of assets sold, retired, or otherwise disposed of and the related allowance for depreciation, are eliminated from the accounts, and any resulting gain or loss is recognized.

Depreciation is provided using the straight-line and various accelerated methods over the estimated useful lives of the assets, which are as follows:

Computers 3 years
Equipment 3 years
Furniture and fixtures 5 years

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Intangible Assets
Intangible assets are carried at cost and are amortized over their useful lives. The costs of assets sold, retired, or otherwise disposed of, and the related allowance for amortization, are eliminated from the accounts, and any resulting gain or loss is recognized.

Long-lived Assets and Impairment of Long-Lived Assets
The Company reviews long-lived assets, including property and equipment, capitalized software costs, and other intangible assets, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. When it is determined that impairment has occurred, a charge to operations will be recorded. Impairment on property and equipment or other intangible assets, if any, is assessed using discounted cash flows.

The fair value of long-lived assets is determined on a Level 3 basis in which significant unobservable inputs are utilized primarily using the "income approach," which starts with a forecast of all the expected future net cash flows, some of which are more certain than others. Some of the more significant estimates and assumptions inherent in the long-lived asset impairment estimation process include: the amount and timing of projected future cash flows; the discount rate selected to measure the risks inherent in the future cash flows; and the assessment of the asset's life cycle and the competitive trends impacting the asset.

Income Taxes
The Company files income tax returns in the U.S. federal jurisdiction and in California, With few exceptions, the Company is no longer subject to U.S. federal, state and local income tax examinations by taxing authorities for years before 2007.

The Company uses the asset and liability method of accounting for income taxes pursuant to FASB ASC 740, Income Taxes. Under the asset and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry-forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and noncurrent based on their characteristics.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Uncertain Tax Positions
Effective January 1, 2009, the Company recognizes and measures its unrecognized tax benefits in accordance with FASB ASC 740. Under that guidance, the Company assesses the likelihood, based on their technical merit, that tax positions will be sustained upon examination based on the facts, circumstances and information available at the end of each period. The measurement of unrecognized tax benefits is adjusted when new information is available, or when an event occurs that requires a change. The standard also provides guidance on interest and penalties, accounting in interim periods, disclosures and transition.

Advertising
Advertising costs are expensed as incurred. Advertising expense totaled $20, $1,278 and $22,196 for the years ended December 31, 2010 and 2009, and for the period from March 7, 2005 (inception) through December 31, 2010, respectively.

Fair Value Measurements
In January 2010, the FASB issued Accounting Standards Update ("ASU") No. 2010-06, Improving Disclosures about Fair Value Measurements. This update amends FASB ASC 820, Fair Value Measurements and Disclosures, to require new disclosures for significant transfers in and out of Level I and Level 2 fair value measurements, disaggregation regarding classes of assets and liabilities, valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements for Level 2 or Level 3. These disclosures are effective for reporting periods beginning after December 15, 2009. Additional new disclosures regarding the purchases, sales, issuances and settlements in the rollforward of activity in Level 3 fair value measurements are effective for fiscal years beginning after December 15, 2010. The Company adopted certain of the relevant disclosure provisions of ASU 2010-06 on January 1, 2010, and will adopt certain other provisions on January 1, 2011.

FASB ASC 820 establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). Categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. Under the new standard, fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date.

The three levels of the fair value hierarchy under FASB ASC 820 are described as follows:

Level 1 inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measurements (continued)

Level 2 inputs to the valuation methodology include: quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in inactive markets; inputs other than quoted prices that are observable for the asset or liability; and, inputs that are derived principally from or corroborated by observable market data by correlation or other means. If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Share-based Compensation Plan
The Company has a share-based compensation plan. This plan is administered by the board of directors to motivate certain employees in the performance of their duties by further compensating these individuals through the grant of options to purchase shares of the Company's common stock issued under the Company's 2007 Stock Plan (the "Plan"). Under the Plan, the Company may grant options for up to a total of 21,298,507 shares of common stock. The exercise price of each option is equal to the fair value of the Company's stock on the date of grant. The maximum term of the options is 10 years and the options vest over a maximum of 4 years from the vesting commencement date, pursuant to the Plan and option grant agreement.

The Company has adopted the fair value-based method of accounting prescribed in FASB ASC 718, Compensation - Stock Compensation, for its employee stock option plan. The Company applies the Black-Scholes valuation method to compute the estimated fair value of the stock options and recognizes compensation expense, net of estimated forfeitures, on a straight-line basis so that the award is fully expensed at the vesting date.

Subsequent Events
In May 2009, the FASB issued guidance related to subsequent events, which was primarily codified into FASB ASC 855, Subsequent Events. This guidance establishes general standards of accounting for and disclosure of events that occur after the date of the balance sheet but before financial statements are issued. In particular, the guidance sets forth: (1) the period after the date of the balance sheet during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; (2) the circumstances under which an entity should recognize events or transactions occurring after the date of the balance sheet in its financial statements; and (3) the disclosures that an entity should make about events or transactions that occurred after the date of the balance sheet.

In accordance with FASB ASC 855, the Company has evaluated subsequent events through January 16, 2012, the date on which these financial statements were available to be issued. There were no material subsequent events other than those described in the first paragraph of Note 14 that required recognition or additional disclosure in these financial statements.

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 2. GOING CONCERN

Since inception, the Company has generated insignificant revenue, has incurred losses from operations and has incurred cumulative net losses of approximately $6,600,000. The Company has also been dependent upon the receipt of capital investment or other financing to fund its operations. As further described in Note 14, on December 31, 2011, the Company executed an asset purchase agreement for the sale of substantially all of its intellectual property and assets. The Company currently has no source of operating revenue and the amount of capital required to sustain operations is subject to future events and uncertainties. It may be necessary for the Company to secure additional working capital through loans or sales of capital stock, and there can be no assurance that such funding will be available in the future. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The accompanying financial statements have been presented on the basis of the continuation of the Company as a going concern and do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3. CONCENTRATION OF CREDIT RISK

The Company places its cash and cash equivalents, which may at times be in excess of Federal Deposit Insurance Corporation insurance limits, with major financial institutions and attempts to limit the amount of credit exposure with any one institution.

NOTE 4. FAIR VALUE MEASUREMENTS

Assets and liabilities measured at fair value are based on one or more of three valuation techniques identified in the tables below. The valuation techniques are as follows:

(a)	Market approach. Prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities;

(b)	Cost approach. Amount that would be required to replace the service capacity of an asset (replacement cost); and

(c)	Income approach. Techniques to convert future amounts to a single present amount based on market expectations (including present value techniques, option-pricing and excess earnings models).

The following table summarizes the valuation of the Company's investments within the fair value hierarchy levels for financial assets as of December 31, 2010:

Description	Level 1	Level 2	Level 3	Total	Valuation Technique

Cash and cash equivalents:
Money market mutual funds	$100,025	$-	$-	$100,025	(a)

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 4. FAIR VALUE MEASUREMENTS (CONTINUED)

The following table summarizes the valuation of the Company's investments within the fair value hierarchy levels for financial assets as of December 31, 2009:

Description	Level 1	Level 2	Level 3	Total	Valuation Technique

Cash and cash equivalents:
Money market mutual funds	$580,045	$-	$-	$580,045	(a)

NOTE 5. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2010 and 2009:

	2010	2009
Computer	$14,897	$12,147
Machinery and equipment	3,439	96,979
Furniture and fixtures	2,460	2,460
	20,796	111,586
Less: accumulated depreciation	(20,796)	(90,874)
Property and equipment, net	$-	$20,712

Depreciation expense for the years ended December 31, 2010 and 2009, and for the period from March 7, 2005 (inception) through December 31, 2010 totaled $11,070, $19,086 and $104,980, respectively.

During 2010, the Company sold equipment with a net book value of $12,391 for $7,000. The loss on the sale is included in "Other" in the accompanying statements of operations.

NOTE 6. CAPITALIZED SOFTWARE COSTS

Capitalized software costs consisted of the following at December 31, 2010 and 2009:

	2010	2009
Website and internally developed software costs	$-	1,097,779
Less: accumulated amortization	-	(542,939)

Capitalized software costs, net	$-	$554,840

From 2005 through 2007, the Company incurred website and internally developed software costs totaling $542,939 to develop the TROP product. The initial prototype of the website ("TROP 1") was completed and placed in service on February 1, 2007 and was fully amortized through January 31, 2009. Amortization expense relating to TROP 1 for the year ended December 31, 2009 and for the period from March 7, 2005 (inception) through December 31, 2010, totaled $22,622 and $542,939, respectively.

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 6. CAPITALIZED SOFTWARE COSTS (CONTINUED)

In late 2008, the Company decided to make enhancement modifications to TROP 1 and began development of a second generation website ("TROP 2"). During 2009 and 2010, the Company capitalized $554,840 and $109,722, respectively, of website and internally developed software costs relating to TROP 2. The asset was placed in service on March 1, 2010. Amortization expense relating to TROP 2 for the year ended December 31, 2010, totaled $138,534.

On March 1, 2010, the Company removed the fully amortized website and internally developed software costs of $542,939 relating to TROP 1 from its balance sheets.

On August 1, 2010, the Company made the decision to abandon the TROP 2 product and write off the related costs. Accordingly, the Company removed $664,962 of costs and $138,534 of accumulated amortization relating to TROP 2 and recognized an impairment loss of $526,428 which is included in "Depreciation, amortization and impairment charges" in the accompanying statements of operations. Pursuant to accounting guidance contained in FASB ASC 350, the Company has written down these costs to $-0- based on the income approach (discounted cash flow analysis) as discussed in FASB ASC 820, utilizing Level 3 inputs, that is, inputs that are unobservable and significant to the fair value measurement.

NOTE 7. INTANGIBLE ASSETS

Intangible assets consisted of the following at December 31, 2010 and 2009:

	2010	2009
Patents	$2,312	$93,571
Trademarks	5,000	17,468
Intangible assets, net	$7,312	$111,039

From 2005 through 2009, the Company capitalized legal fees totaling $93,571 relating to obtaining a patent and $17,468 relating to obtaining trademarks for the TROP software.

On August 1, 2010, the Company made the decision to abandon the TROP product and wrote off the related costs. For the year ended December 31, 2010, the Company recognized an impairment loss on TROP of $93,571 for patents and $17,468 for trademarks, which are included in "Depreciation, amortization and impairment charges" in the accompanying statements of operations.

During the year ended December 31, 2010, the Company capitalized legal fees totaling $2,312 relating to obtaining a patent and $5,000 relating to obtaining a trademark for the Loyalize software.

NOTE 8. COMMITMENTS

On April 15, 2009, the Company entered into a monthly agreement to sublet office space. The agreement calls for monthly rental payments of $1,200. In May 2010, the Company subleased additional space and the monthly rent increased to $1,600.

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 8. COMMITMENTS (CONTINUED)

On December 14, 2010, the Company entered into a non-cancelable operating lease for office space through December 31, 2011 for $1,332 a month. As of December 31, 2010, future minimum rental payments under this lease are $15,984.

The Company maintains a corporate apartment used by the Chairman of the Company for business travel. As of December 31, 2010, the future minimum rental payments required under this lease are $30,000.

Rent expense incurred under these operating leases for the years ended December 31, 2010 and 2009 and for the period from March 7, 2005 (inception) through December 31, 2010, amounted to $48,332, $45,605 and $175,161, respectively.

NOTE 9. EMPLOYEE BENEFIT PLAN

The Company maintains a non-contributory defined contribution 401(k) plan (the "401k Plan") with a salary reduction feature covering substantially all full-time employees who are eligible upon employment start date. Employer contributions to the 401k Plan are discretionary. For the years ended December 31, 2010 and 2009 and for the period from March 7, 2005 through December 31, 2010, no employer contributions have been made.

NOTE 10. RELATED PARTY TRANSACTIONS

Due to shareholder
In 2010, the Company received $750,000 in unsecured interest-bearing notes from a shareholder. The notes bear interest at 10% per annum and are due on demand. "Due to shareholder" on the accompanying balance sheets, consists of principal and accrued interest in 2010 of $35,616.

Service agreement
On August 2, 1010, the Company entered into an agreement with an entity related through common ownership with a major shareholder of the Company. The Company provides services for product development, general consulting, logistical, technical and administrative support services from time to time to the related party. All costs and expenses incurred for these services are reimbursed to the Company. The amount of reimbursed expenses charged in 2010 amounted to $65,094 and was included as a reduction of the various payroll and rent expenses to which it pertained, and as "Due from affiliate" on the accompanying balance sheets.

NOTE 11. INCOME TAXES

The components of deferred tax asset as of December 31, 2010, are as follows:

	Current	Noncurrent	Total deferred tax asset, net
Share-based compensation	$-	$350,000	$350,000
Operating loss carryforward	-	2,250,000	2,250,000
Valuation allowance	-	(2,600,000)	(2,600,000)
Deferred tax asset, net	$-	$-	$-

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 11. INCOME TAXES (CONTINUED)

The components of deferred tax asset as of December 31, 2009, are as follows:

	Current	Noncurrent	Total deferred tax asset, net
Share-based compensation	$-	$250,000	$250,000
Operating loss carryforward	-	1,700,000	1,700,000
Valuation allowance	-	(1,950,000)	(1,950,000)
Deferred tax asset, net	$-	$-	$-

As of December 31, 2010, the Company has net operating loss carryforwards of approximately $5,321,396 for federal income tax purposes and $4,970,445 for California income tax purposes. As of December 31, 2009, the Company has net operating loss carryforwards of approximately $4,047,798 for federal income tax purposes and $3,699,705 for California income tax purposes. These carryforwards are available to offset future taxable income in those jurisdictions. The net operating loss carryforwards expire from 2025 through 2029 for federal and 2026 through 2029 for California if not utilized.

For financial statement purposes, the Company has incurred a loss in each period since its inception. Based on the available objective evidence, including the Company's history of losses, management believes it is more likely than not that the net deferred tax assets may not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets at December 31, 2010 and 2009.

For the years ended December 31, 2010 and 2009, and for the period from March 7, 2005 (inception) through December 31, 2010, the increase to the valuation allowance amounted to $650,000, $600,000 and $2,600,000, respectively.

NOTE 12. SHAREHOLDERS' EQUITY

Classes of Stock
The Company is currently authorized to issue shares in three separate classes: Common, Series A Preferred Stock and Series A-2 Preferred Stock. A shareholder holding shares of any class shall have all the rights, powers, duties, and obligations described herein for a shareholder of such class. Pursuant to the Company's latest amendment to its Certificate of Incorporation, dated March 11, 2011, the Company may currently issue up to 55,000,000 shares of common stock - $.001 par value, up to 4,286,000 shares of its Series A Preferred Stock - $.001 par value, and up to 20,000,000 shares of its Series A-2 Preferred Stock - $.001 par value.

At December 31, 2010, there were 10,661,263, 2,613,950 and 14,546,503 shares outstanding of common stock, Series A Preferred Stock and Series A-2 Preferred Stock, respectively.

Voting: The holders of Series A and Series A-2 Preferred Stock (the "Preferred Shareholders") have the right to vote together with common shareholders on an as-converted basis, and not as a separate class, except as required by law. The Series A Preferred Stock and Series A-2 Preferred Stock classes shall each be entitled to elect one member of the Company's board of directors. The common shareholders, voting as a separate class, shall be entitled to elect the three remaining members of the Company's board of directors.

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 12. SHAREHOLDERS' EQUITY (CONTINUED)

Classes of Stock (continued)

Dividends: The Preferred Shareholders have preferential rights with respect to the payment of dividends by the Company. Should the Company declare a dividend for any class of company stock, the Series A-2 Preferred shareholders are first entitled to a cumulative dividend. Subject to the dividend rights of the Series A-2 Preferred Stock, the Series A Preferred Stock shall receive a non-cumulative dividend. Dividends may be paid on the common stock and are subject to the prior dividend rights of the Series A and A-2 Preferred Stock.

Conversion: Each share of Series A and Series A-2 Preferred Stock is convertible into one share of common stock. Series A Preferred Stock is subject to a mandatory conversion upon the occurrence of certain "Automatic Conversion" events, as defined in the agreements.

Liquidation: In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series A-2 Preferred Stock are entitled to receive a liquidation preference on any distribution of the assets of the Company. Following the full payment of the Series A-2 distribution, the holders of the Series A Preferred Stock shall be entitled to receive a liquidation preference prior to any distributions to the holders of common stock. After payment to the Preferred Shareholders, the entire remaining assets of the Company legally available for distribution shall by distributed with equal priority and pro-rata among the holders of the common stock.

Redemption: The Series A and Series A-2 Preferred Stock are not mandatorily redeemable by the Company.

Stock Split
In 2006, the board of directors authorized a 1,005 to 1 stock split, thereby increasing the number of shares to 10,016,835 at the time of the stock split and decreasing the par value of each share to $.001 per share. All references in the accompanying financial statements to the number of common shares and per share amounts for 2005 have been restated to reflect the stock split.

Repurchase of Common Stock
In 2007, the Company repurchased 558,504 nonvested shares from a shareholder at the original purchase price of $0.01 per share. The total purchase price amounted to $5,585.

Share Warrants
In October 2007, the Company issued 1,791,172 warrants at an exercise price of $.001, to the Series A Preferred Shareholders. The warrants vested upon issuance and expire on December 21, 2012. The Company calculated the fair value of the warrants issued using the Black-Scholes option valuation model with the following assumptions; risk-free interest rate - 4.6%; expected volatility of common stock - 20.2%; dividend yield - 0%; expected option term - 5 years.

The Company recognized interest costs relating to the warrants during the year ended December 31, 2007, in the amount of $469,287, which is included in "Interest expense - warrants" in the accompanying statements of operations in the period from March 7, 2005 (inception) through December 31, 2010.

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 12. SHAREHOLDERS' EQUITY (CONTINUED)

Issuance of Preferred Stock and Extinguishment of Convertible Debt
In 2006 and 2007, the Company issued $250,000 and $500,000, respectively, of convertible notes with an interest rate of 6%. On November 7, 2007, the Company cancelled the notes and converted them to Series A-2 Preferred Shares at a discount of 30% on the $250,000 note and 25% on the $500,000 note. At the date of conversion, the balance of the notes was $777,411, including principal of $750,000 and accrued interest of $27,411. In exchange for the notes, the Preferred Shareholder received 3,711,867 Series A-2 Preferred Shares which were valued at $1,062,029. During the year ended December 31, 2007, the Company recognized a loss on extinguishment of debt of $284,618, which is included in the accompanying statements of operations in the period from March 7, 2005 (inception) through December 31, 2010.

NOTE 13. SHARE-BASED COMPENSATION PLAN

The following is a summary of the status of the share-based payment plan for the years ended December 31, 2010 and 2009, and for the period from March 7, 2005 (inception) through December 31, 2010:

		Weighted Average
	Number of Shares	Per Share Exercise Price	Grant Date Per Share Fair Value
Outstanding at March 7, 2005	-	$-	$-
Granted	1,599,977	0.10	0.12
Exercised	(245,496)	0.01	0.26
Outstanding at December 31, 2008	1,354,481	0.11	0.09
Granted	420,000	0.06	0.23
Outstanding at December 31, 2009	1,774,481	0.10	0.13
Granted	5,207,530	0.13	0.23
Forfeited	(140,000)	0.06	0.23
Outstanding at December 31, 2010	6,842,011	0.12	0.20
Options exercisable at December 31, 2010	1,797,667	0.10	0.23
Nonvested options as of December 31, 2010	5,044,344	0.06	0.24

The exercise price of stock options granted during the years ended December 31, 2010 and 2009, and for the period from March 7, 2005 (inception) through December 31, 2010 was equal to market value on the date of grant. During the years ended December 31, 2010 and 2009, and for the period from March 7, 2005 (inception) through December 31, 2010, options to purchase 5,207,530, 420,000 and 7,227,507 shares of common stock, respectively, were granted. The options vest over a maximum of 4 years. The options granted during the years ended December 31, 2010 and 2009 will be fully vested by December 31, 2014 and October 31, 2013, respectively. The options granted during the years ended December 31, 2008 and 2007 were fully vested as of December 31, 2010.

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 13. SHARE-BASED COMPENSATION PLAN (CONTINUED)

The estimated fair value of each stock option award was determined on the date of grant using the Black-Scholes option valuation model with the following assumptions:

	Years Ended December 31,
	2009	2010

Risk-free interest rate	2.5%	0.8% - 2.1%
Expected volatility of common stock	22.3%	22.5% - 30.4%
Dividend yield	0%	0%
Expected option term (in years)	5	5

The risk-free interest rate assumption is based on the yield to maturity on a U.S. Treasury security with a term commensurate to that of the option or warrant being valued. The Company has elected to use the calculated value method to account for the options and warrants granted. A nonpublic entity that is unable to estimate the expected volatility of the price of its underlying share may measure awards based on a "calculated value," which substitutes the volatility of an appropriate index for volatility of the Company's own share price. Currently, there is no active market for the Company's common shares. In addition, management has determined that it is unable to reasonably estimate the fair value of the options on the date of grant because the Company has not issued any new common stock for several years and management has not been able to identify a similar publicly held entity that can be used as a benchmark. Therefore, as a substitute for volatility, the Company used the historical volatility of the NYSE Arca Technology Index ("PSE"). The Company assumed that the volatility of the PSE, measured over a historical period commensurate with the term of the option or warrant being valued, is indicative of the future volatility of the Company's stock price. The Company has not paid any dividends since inception and does not anticipate paying dividends on the common stock in the foreseeable future. The expected option term of 5 years represents an estimate of the effective term of each option and warrant considering (1) the options are employee stock options that are subject to forfeiture and (2) estimated time horizon until a liquidity event.

As share-based compensation expense recognized in the accompanying statements of operations is based on stock option awards ultimately expected to vest, such expense should be reduced for estimated forfeitures. The authoritative guidance for compensation under FASB ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company has very few employees and the stock options vest periodically; therefore, the Company did not estimate any forfeitures during the years ended December 31, 2010 and 2009, and the period from March 7, 2005 (inception) through December 31, 2010, and the Company adjusts share-based compensation expense for any forfeitures as they occur.

The Company's determination of fair value is affected by the stock price, as well as a number of assumptions that require judgment. The weighted average fair value of the options granted during the years ended December 31, 2010 and 2009, and the period from March 7, 2005 (inception) through December 31, 2010, were $0.23, $0.23 and $0.21 per share, respectively.

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 13. SHARE-BASED COMPENSATION PLAN (CONTINUED)

During the years ended December 31, 2010 and 2009, and for the period from March 7, 2005 (inception) through December 31, 2010, the Company recognized compensation costs relating to vested share-based compensation of $240,949, $52,817 and $418,895, respectively. The costs have been charged to operations.

In 2007, an employee exercised options to purchase 245,496 shares at an exercise price of $.01 per share. The total purchase price for the shares was $2,456.

In 2010, an employee left the Company and forfeited 140,000 stock options at a fair value of $0.232 per share at the date of the grant. Accordingly, the Company reduced its share-based compensation for the year ended December 31, 2010, by $9,473, the portion of the grant that had vested.

The following is a summary of nonvested shares as of December 31, 2010:

	Number of Shares	Weighted Average Grant Date Per Share Fair Value
Balance - December 31, 2009	549,397	$0.21
Granted during the year	5,207,530	0.23
Vested during the year	(572,583)	0.21
Forfeited during the year	(140,000)	0.23
Balance - December 31, 2010	5,044,344	0.24

As of December 31, 2010, there was $1,210,642 of unrecognized compensation cost related to nonvested share-based compensation, which is expected to be recognized over a period of five years, as follows:

Year ending December 31:	Amount
2011	$404,609
2012	317,271
2013	314,565
2014	174,197
$1,210,642

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 14. OTHER MATTERS

On December 31, 2011 (the "Closing Date"), the Company executed an asset purchase agreement with an unaffiliated entity (the "Buyer") with respect to the acquisition of substantially all of the Company's assets, consisting primarily of the Company's intellectual property (the Loyalize technology) and various other assets. The purchase price for the transferred intellectual property and other assets was $4,638,815, payable in cash of $3,000,000 and shares of the Buyer's stock valued at $1,638,815 on the Closing Date. As of January 16, 2012, the Company has received consideration of $2,750,000, including cash of $1,500,000 and shares valued at $1,250,000, and the Company expects the remaining balance of the purchase price to be received by January 30, 2012, in accordance with the terms of the asset purchase agreement. If on December 31, 2012, the aggregate fair value of the stock consideration, based on the average closing price of the Buyer's stock for the 20 days preceding December 31, 2012, is not at least $1,838,815, then the Buyer will provide $200,000 of additional consideration to the Company. The additional consideration will be provided in either cash or shares of the Buyer's stock, at the Buyer's discretion, by January 10, 2013, in accordance with the terms of the asset purchase agreement.

Pursuant to the Company's employment agreements with various employees, in the event of a change of control, including a sale of substantially all of the Company's assets as discussed above, these employees are entitled to additional compensation as set forth in these agreements.

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010,
AND THE PERIOD FROM MARCH 7, 2005 (INCEPTION)
TO SEPTEMBER 30, 2011

Page

Financial Statements (Unaudited)
Balance sheets	S-49
Statements of operations	S-50
Statements of changes in shareholders' equity (deficit)	S-51-52
Statements of cash flows	S-53
Notes to financial statements	S-54

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
BALANCE SHEETS
SEPTEMBER 30, 2011 AND 2010
(Unaudited)

	2011	2010

ASSETS
Current assets:
Cash and cash equivalents	$195,243	$162,039
Accounts receivable, net	67,533	224
Prepaid expenses and other assets	13,193	40,574
Total current assets	275,969	202,837
Property and equipment, net	13,794	-
Capitalized software costs, net	307,739	-
Intangible assets, net	16,449	7,312
TOTAL ASSETS	$613,951	$210,149

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
Accrued expenses and other liabilities	$95,306	$-
Deferred revenue	446,569	-
Due to shareholder	2,145,411	518,493
Total current liabilities	2,687,286	518,493
Commitments and contingencies (Notes 9 and 11)
Shareholders' deficit:
Preferred stock	17,160	17,160
Common stock	10,661	10,661
Additional paid-in capital	6,770,275	5,808,816
Deficit accumulated during the development stage	(8,871,431)	(6,144,981)
Total shareholders' deficit	(2,073,335)	(308,344)
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$613,951	$210,149

See accompanying notes to financial statements (Unaudited).

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010, AND
THE PERIOD FROM MARCH 7, 2005 (INCEPTION) TO SEPTEMBER 30, 2011
(Unaudited)

	Nine months ended September 30, 2011	Nine months ended September 30, 2010	Period from March 7, 2005 (inception) to September 30, 2011
Revenues	$101,864	$1,913	$107,667
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	173,024	106,663	390,540
Product development costs	660,782	345,643	2,128,523
General and administrative	605,483	185,749	2,122,998
Sales and marketing	622,066	261,580	1,798,336
Depreciation, amortization and impairment charges	11,923	777,974	1,435,838
Total costs and expenses	2,073,278	1,677,609	7,876,235
Loss from operations	(1,971,414)	(1,675,696)	(7,768,568)
Other income (expense):
Interest expense - loan	(95,235)	(18,493)	(158,367)
Interest expense - warrants	(197,504)	-	(666,791)
Loss on extinguishment of debt	-	-	(284,618)
State taxes	(953)	(800)	(6,897)
Other	18	(3,866)	23,727
Other expense, net	(293,674)	(23,159)	(1,092,946)
Net loss	$(2,265,088)	$(1,698,855)	$(8,861,514)

See accompanying notes to financial statements (Unaudited).

TRUSTED OPINION INC.
STATEMENTS OF CHANGES IN SHAREHOLDERS' (DEFICIT)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010
AND THE PERIOD FROM MARCH 7, 2005 (INCEPTION) TO SEPTEMBER 30, 2011
(Unaudited)

	Preferred $.001 Par Value; 24,286,000 Shares Authorized		Common $.001 Par Value; 55,000,000 Shares Authorized		Additional paid-in capital	Deficit accumulated during the development stage	Total
	Shares Issued and Outstanding	Amount	Shares Issued and Outstanding	Amount
Balance - March 7, 2005	-	$-	-	$-	$-	$-	$-
Issuance of common stock in March	-	-	10,016,835	10,017	-	(9,917)	100
Net loss - 2005	-	-	-	-	-	(251,478)	(251,478)
Balance - December 31, 2005	-	-	10,016,835	10,017	-	(261,395)	(251,378)
Issuance of common stock in December			957,436	957	8,617	-	9,574
Issuance of preferred stock in May	2,613,950	2,614	-	-	912,386	-	915,000
Net loss - 2006	-	-	-	-	-	(254,735)	(254,735)
Balance - December 31, 2006	2,613,950	2,614	10,974,271	10,974	921,003	(516,130)	418,461
Interest expense - warrants	-	-	-	-	469,287	-	469,287
Share-based compensation	-	-	-	-	74,854	-	74,854
Repurchase of common stock in March	-	-	(558,504)	(559)	(5,026)	-	(5,585)
Stock options exercised in April	-	-	245,496	246	2,210	-	2,456
Issuance of preferred stock in November	2,097,043	2,097	-	-	597,903	-	600,000
Issuance of preferred stock in exchange for
convertible notes payable in November	3,711,867	3,712	-	-	1,058,317	-	1,062,029
Net loss - 2007	-	-	-	-	-	(1,870,827)	(1,870,827)
Balance - December 31, 2007	8,422,860	$8,423	10,661,263	$10,661	$3,118,548	$(2,386,957)	$750,675

See accompanying notes to financial statements (Unaudited).

TRUSTED OPINION INC.
STATEMENTS OF CHANGES IN SHAREHOLDERS' (DEFICIT) (CONTINUED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010
AND THE PERIOD FROM MARCH 7, 2005 (INCEPTION) TO SEPTEMBER 30, 2011
(Unaudited)

	Preferred $.001 Par Value; 24,286,000 Shares Authorized		Common $.001 Par Value; 55,000,000 Shares Authorized		Additional paid-in capital	Deficit accumulated during the development stage	Total
	Shares Issued and Outstanding	Amount	Shares Issued and Outstanding	Amount
Balance - December 31, 2007	8,422,860	$8,423	10,661,263	$10,661	$3,118,548	$(2,386,957)	$750,675
Share-based compensation	-	-	-	-	50,275	-	50,275
Issuance of preferred stock in December	5,242,556	5,242	-	-	1,494,758	-	1,500,000
Net loss - 2008	-	-	-	-	-	(1,354,535)	(1,354,535)
Balance - December 31, 2008	13,665,416	13,665	10,661,263	10,661	4,663,581	(3,741,492)	946,415
Share-based compensation	-	-	-	-	52,817	-	52,817
Issuance of preferred stock in September	3,495,037	3,495	-	-	996,505	-	1,000,000
Net loss - 2009	-	-	-	-	-	(704,634)	(704,634)
Balance - December 31, 2009	17,160,453	17,160	10,661,263	10,661	5,712,903	(4,446,126)	1,294,598
Share-based compensation	-	-	-	-	95,913	-	95,913
Net loss - January - September 2010	-	-	-	-	-	(1,698,855)	(1,698,855)
Balance - September 30, 2010	17,160,453	17,160	10,661,263	10,661	5,808,816	(6,144,981)	(308,344)
Share-based compensation	-	-	-	-	145,036	-	145,036
Net loss - October - December 2010	-	-	-	-	-	(461,362)	(461,362)
Balance - December 31, 2010	17,160,453	17,160	10,661,263	10,661	5,953,852	(6,606,343)	(624,670)
Interest expense - warrants	-	-	-	-	197,504	-	197,504
Share-based compensation	-	-	-	-	618,919	-	618,919
Net loss - 2011	-	-	-	-	-	(2,265,088)	(2,265,088)
BALANCE-SEPTEMBER 30, 2011	17,160,453	$17,160	10,661,263	$10,661	$6,770,275	$(8,871,431)	$(2,073,335)

See accompanying notes to financial statements (Unaudited).

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010, AND
THE PERIOD FROM MARCH 7, 2005 (INCEPTION) TO SEPTEMBER 30, 2011
(Unaudited)

	Nine months ended September 30, 2011	Nine months ended September 30, 2010	Period from March 7, 2005 (inception) to September 30, 2011
Cash flows from operating activities:
Net loss	$(2,265,088)	$(1,698,855)	$(8,861,514)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on sale of fixed assets	-	5,391	5,391
Loss on extinguishment of debt	-	-	284,618
Depreciation, amortization and impairment charges	11,923	777,974	1,435,838
Share-based compensation	618,919	95,913	1,037,814
Interest expense attributable to warrants	197,504	-	666,791
Deferred revenue	446,569	-	446,569
Changes in assets and liabilities:
Accounts receivable	(67,533)	(224)	(67,533)
Employee loans	-	3,000	-
Due from affiliate	65,094	-	-
Prepaid expenses and other assets	11,558	39,553	(13,193)
Accounts payable	(1,430)	(60,618)	-
Accrued expenses and other liabilities	159,400	4,725	268,128
Net cash used in operating activities	(823,084)	(833,141)	(4,797,091)

Investing activities:
Proceeds from sale of fixed assets	-	7,000	7,000
Additions to property and equipment	(16,924)	(963)	(134,294)
Additions to capitalized software costs	(316,532)	(110,122)	(1,524,433)
Additions to intangible assets	(9,137)	-	(127,484)
Net cash used in investing activities	(342,593)	(104,085)	(1,779,211)

Financing activities:
Proceeds from stock options	-	-	2,456
Proceeds from issuance of common stock	-	-	9,674
Repurchase of common stock	-	-	(5,585)
Proceeds from issuance of preferred stock	-	-	4,015,000
Proceeds from shareholder loan (including convertible notes payable)	1,250,000	500,000	2,750,000
Net cash provided by financing activities	1,250,000	500,000	6,771,545

Net increase (decrease) in cash and cash equivalents	84,323	(437,226)	195,243
Cash and cash equivalents - beginning	110,920	599,265	-
CASH AND CASH EQUIVALENTS - ENDING	$195,243	$162,039	$195,243

Supplemental disclosure of cash flow information:
Taxes paid	$953	$800	$6,897

Noncash investing and financing activities:
Issuance of preferred stock in exchange for convertible notes payable	$-	$-	$777,411

See accompanying notes to financial statements (Unaudited).

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2011 AND 2010
(Unaudited)

NOTE 1.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations
Trusted Opinion Inc. (the “Company”) was incorporated on March 7, 2005 in the state of Delaware and began operations on May 25, 2005.

The Company is engaged in the development and marketing of software products and services in the social media and advertising industry. From its inception, the Company was engaged in the development of a social recommendations network website, trustedopinion.com (“TROP”), covering the United States, Asia and Europe, having approximately 1.5 million users worldwide. In 2010, the Company made the decision to refocus its efforts and develop a collection of “white-label” products and services (“Loyalize”), offered to media companies, and to discontinue further development of TROP.

The Company’s activities since inception have been organizational activities, including recruiting personnel, establishing office facilities, conducting research and development, performing business and financial planning and raising capital. The Company has had minimal operations and generated minimal revenue to date. Accordingly, in connection with the preparation of the financial statements, the Company is considered to be in the development stage under the authoritative guidance for development stage entities, Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, and is subject to the risks associated with the activities of development-stage companies.

Cash and Cash Equivalents
Cash and cash equivalents consist primarily of cash on deposit and money market accounts that are readily convertible into cash and purchased with original maturities of three months or less.

Accounts Receivable
Accounts receivable are stated at the amount the Company expects to collect. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Management considers the following factors when determining the collectibility of specific customer accounts: customer credit-worthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. If the financial conditions of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required. Based on management’s assessment, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to a valuation allowance. Balances that remain outstanding after the Company has made reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2011 AND 2010
(Unaudited)

NOTE 1.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition
The Company derived revenue from TROP by providing a free online service with display advertising. There is no downloadable software, distribution or technology delivered to consumers. Advertising income is recognized in the period it is earned.

The Company derived revenue from Loyalize by providing advertising services to customers in connection with social networks, applications, publishing platforms and social games, in the nature of creating specialized brand engagements and promotions on behalf of advertisers and the sale, rendering and delivery of such engagements and promotions to its network. The Company may host the applications, platforms and social games or may provide downloadable software to the customer. Income relating to the services is recognized in the period it is earned.

No significant revenue has been earned to date from Loyalize.

Prepayment on contracts may be required for specific customers with payment terms. Deferred revenue results from the prepayment of such fees and is recognized as revenue when the revenue is earned based on the terms of the agreement.

Software Development Costs
Costs for software developed for internal use are accounted for un accordance with FASB ASC 350, Intangibles - Goodwill and Other - Internal-Use Software. FASB ASC 350 requires the capitalization of certain costs incurred in connection with developing or obtaining internal-use software. Such capitalized costs are included in "Capitalized software costs" in the balance sheets. The Company amortizes the costs of internal-use software over two years.

Costs that are incurred in the preliminary project stage are expensed as incurred and included in "Product development costs" in the accompanying statements of operations. Once the capitalization criteria of FASB ASC 350 have been met, external direct costs of materials and services consumed in developing or obtaining internal-use computer software, payroll and payroll-related costs for employees who are directly associated with, and who devote time to the project (to the extent their time is spent directly on the project) and interest costs incurred in connection with developing the software, are capitalized.

The Company accounts for the costs to develop software that it plans to market externally in accordance with FASB ASC 985-20, Software - Costs of Software to be Sold, Leased, or Marketed, whereby costs for the development of new software products and substantial enhancements to existing software products are expensed as incurred until technological feasibility has been established, at which time any additional costs are capitalized. Technological feasibility is established upon completion of a working model. The Company amortizes the costs of software obtained or developed to be sold, leased or marketed over three years.

For the nine months ended September 30, 2011 and 2010, and for the period from March 7, 2005 (inception) through September 30, 2011, software development costs not capitalized, have been charged to "Product development costs" in the accompanying statements of operations.

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2011 AND 2010
(Unaudited)

NOTE 1.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment
Property and equipment are carried at cost. Expenditures for maintenance and repairs are expensed currently, while renewals and betterments that materially extend the life of an asset are capitalized. The costs of assets sold, retired, or otherwise disposed of, and the related allowance for depreciation, are eliminated from the accounts, and any resulting gain or loss is recognized.

Depreciation is provided using the straight-line and various accelerated methods over the estimated useful lives of the assets, which are as follows:

Computers	3 years
Equipment	3 years
Furniture and fixtures	5 years

Intangible Assets
Intangible assets are carried at cost and are amortized over their useful lives. The costs of assets sold, retired, or otherwise disposed of, and the related allowance for amortization, are eliminated from the accounts, and any resulting gain or loss is recognized.

Long-lived Assets and Impairment of Long-Lived Asset
The Company reviews long-lived assets, including property and equipment, capitalized software costs, and other intangible assets, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. When it is determined that impairment has occurred, a charge to operations will be recorded. Impairment on property and equipment or other intangible assets, if any, is assessed using discounted cash flows.

The fair value of long-lived assets is determined on a Level 3 basis in which significant unobservable inputs are utilized primarily using the “income approach,” which starts with a forecast of all the expected future net cash flows, some of which are more certain than others. Some of the more significant estimates and assumptions inherent in the long-lived asset impairment estimation process include: the amount and timing of projected future cash flows; the discount rate selected to measure the risks inherent in the future cash flows; and the assessment of the asset’s life cycle and the competitive trends impacting the asset.

Income Taxes
The Company files income tax returns in the U.S. federal jurisdiction and in California. With few exceptions, the Company is no longer subject to U.S. federal, state and local income tax examinations by taxing authorities for years before 2007.

The Company uses the asset and liability method of accounting for income taxes pursuant to FASB ASC 740, Income Taxes. Under the asset and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period.

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2011 AND 2010
(Unaudited)

NOTE 1.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes (continued)
that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and noncurrent based on their characteristics.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Uncertain Tax Positions
Effective January 1, 2009, the Company recognizes and measures its unrecognized tax benefits in accordance with FASB ASC 740. Under that guidance, the Company assesses the likelihood, based on their technical merit, that tax positions will be sustained upon examination based on the facts, circumstances and information available at the end of each period. The measurement of unrecognized tax benefits is adjusted when new information is available, or when an event occurs that requires a change. The standard also provides guidance on interest and penalties, accounting in interim periods, disclosures and transition.

Advertising
Advertising costs are expensed as incurred. The Company incurred no advertising expenses for the nine months ended September 30, 2011 and 2010. Advertising expense totaled $22,198 for the period from March 7, 2005 (inception) to September 30, 2011.

Fair Value Measurements
In January 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-06, Improving Disclosures about Fair Value Measurements. This update amends FASB ASC 820, Fair Value Measurements and Disclosures, to require new disclosures for significant transfers in and out of Level 1 and Level 2 fair value measurements, disaggregation regarding classes of assets and liabilities, valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements for Level 2 or Level 3. These disclosures are effective for reporting periods beginning after December 15, 2009. Additional new disclosures regarding the purchases, sales, issuances and settlements in the rollforward of activity in Level 3 fair value measurements are effective for fiscal years beginning after December 15, 2010. The Company adopted certain of the relevant disclosure provisions of ASU 2010-06 on January 1, 2010, and certain other provisions on January 1, 2011.

FASB ASC 820 establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). Categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. Under the new standard, fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date.

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2011 AND 2010
(Unaudited)

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Fair Value Measurements (continued) The three levels of the fair value hierarchy under FASB ASC 820 are described as follows:

Level 1 inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2 inputs to the valuation methodology include: quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in inactive markets; inputs other than quoted prices that are observable for the asset or liability; and, inputs that are derived principally from or corroborated by observable market data by correlation or other means. If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Share-based Compensation Plan
The Company has a share-based compensation plan. This plan is administered by the board of directors to motivate certain employees in the performance of their duties by further compensating these individuals through the grant of options to purchase shares of the Company’s common stock issued under the Company’s 2007 Stock Plan (the “Plan”). Under the Plan, the Company may grant options for up to a total of 21,298,507 shares of common stock. The exercise price of each option is equal to the fair value of the Company’s stock on the date of grant. The maximum term of the options is 10 years and the options vest over a maximum of 4 years from the vesting commencement date, pursuant to the Plan and option grant agreement.

The Company has adopted the fair value-based method of accounting prescribed in FASB ASC 718, Compensation - Stock Compensation, for its employee stock option plan. The Company applies the Black-Scholes valuation method to compute the estimated fair value of the stock options and recognizes compensation expense, net of estimated forfeitures, on a straight-line basis so that the award is fully expensed at the vesting date.

Subsequent Events
In May 2009, the FASB issued guidance related to subsequent events, which was primarily codified into FASB ASC 855, Subsequent Events. This guidance establishes general standards of accounting for and disclosure of events that occur after the date of the balance sheet but before financial statements are issued. In particular, the guidance sets forth: (1) the period after the date of the balance sheet during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; (2) the circumstances under which an entity should recognize events or transactions occurring after the date of the balance sheet in its financial statements; and (3) the disclosures that an entity should make about events or transactions that occurred after the date of the balance sheet.

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2011 AND 2010
(Unaudited)

NOTE 1.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Subsequent Events (continued)
In accordance with FASB ASC 855, the Company has evaluated subsequent events through January 16, 2012, the date on which these financial statements were available to be issued. There were no material subsequent events other than those described in the first paragraph of Note 15 that required recognition or additional disclosure in these financial statements.

NOTE 2.
GOING CONCERN

Since inception, the Company has generated insignificant revenue, has incurred losses from operations and has incurred cumulative net losses of approximately $8,860,000. The Company has also been dependent upon the receipt of capital investment or other financing to fund its operations. As further described in Note 15, on December 31, 2011, the Company executed an asset purchase agreement for the sale of substantially all of its intellectual property and assets. The Company currently has no source of operating revenue and the amount of capital required to sustain operations is subject to future events and uncertainties. It may be necessary for the Company to secure additional working capital through loans or sales of capital stock, and there can be no assurance that such funding will be available in the future. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The accompanying financial statements have been presented on the basis of the continuation of the Company as a going concern and do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3.
CONCENTRATION OF CREDIT RISK

The Company places its cash and cash equivalents, which may at times be in excess of Federal Deposit Insurance Corporation insurance limits, with major financial institutions and attempts to limit the amount of credit exposure with any one institution.

As of September 30, 2011, one customer accounted for 93% of the Company’s accounts receivable. In 2011, two customers accounted for 100% of the Company’s revenues. There was no significant accounts receivable or revenue concentrations in 2010.

NOTE 4.	FAIR VALUE MEASUREMENTS Assets and liabilities measured at fair value are based on one or more of three valuation techniques identified in the tables below. The valuation techniques are as follows:

(a)	Market approach. Prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities;

(b)	Cost approach. Amount that would be required to replace the service capacity of an asset (replacement cost); and

(c)	Income approach. Techniques to convert future amounts to a single present amount based on market expectations (including present value techniques, option-pricing and excess earnings models).

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2011 AND 2010
(Unaudited)

NOTE 4.	FAIR VALUE MEASUREMENTS (CONTINUED) The following table summarizes the valuation of the Company's investments within the fair value hierarchy levels for financial assets as of September 30, 2011:

Description	Level 1	Level 2	Level 3	Total	Valuation Technique

Cash and cash equivalents:
Money market mutual funds	$175,000	$-	$-	$175,000	(a)

The following table summarizes the valuation of the Company's investments within the fair value hierarchy levels for financial assets as of September 30, 2010:

Description	Level 1	Level 2	Level 3	Total	Valuation Technique

Cash and cash equivalents:
Money market mutual funds	$100,011	$-	$-	$100,011	(a)

NOTE 5.	PROPERTY AND EQUIPMENT
Property and equipment consisted of the following at September 30, 2011 and 2010:

	2011	2010
Computer	$31,820	$13,112
Machinery and equipment	3,439	3,439
Furniture and fixtures	2,460	2,460
	37,719	19,011
Less: accumulated depreciation	(23,925)	(19,011)

Property and equipment, net	$13,794	$-

Depreciation expense for the nine months ended September 30, 2011 and 2010, and for the period from March 7, 2005 (inception) to September 30, 2011 totaled $3,130, $9,285, and $108,109, respectively.

During 2010, the Company sold equipment with a net book value of $12,391 for $7,000. The loss on the sale is included in "Other" in the accompanying statements of operations.

NOTE 6.	CAPITALIZED SOFTWARE COSTS

Capitalized software costs consisted of the following at September 30, 2011 and 2010:

	2011	2010

Software to be sold, leased or marketed	$316,532	$-
Less: accumulated amortization	(8,793)	-

Capitalized software costs, net	$307,739	$-

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2011 AND 2010
(Unaudited)

NOTE 6.	CAPITALIZED SOFTWARE COSTS (CONTINUED)

In late 2010, the Company began development of the Loyalize product. During 2011, the Company capitalized $316,532 of software development costs relating to Loyalize. The asset was placed in service on September 1, 2011. Amortization expense relating to Loyalize for the nine months ended September 30, 2011, totaled $8,793

NOTE 7.	INTERNAL USE SOFTWARE

From 2005 through 2007, the Company incurred website and internally developed software costs totaling $542,939 to develop the TROP product. The initial prototype of the web site (“TROP 1”) was completed and placed in service on February 1, 2007 and was fully amortized through January 31, 2009.

In late 2008, the Company decided to make enhancement modifications to TROP 1 and began development of a second generation website (“TROP 2”). During 2009 and 2010, the Company capitalized $554,840 and $109,722, respectively, of website and internally developed software costs relating to TROP 2. The asset was placed in service on March 1, 2010. Amortization expense relating to TROP 2 for the nine months ended September 30, 2010, totaled $138,534.

On March 1, 2010, the Company removed the fully amortized website and internally developed software costs of $542,939 relating to TROP 1 from its balance sheets.

On August 1, 2010, the Company made the decision to abandon the TROP 2 product and write off the related costs. Accordingly, the Company removed $664,962 of costs and $138,534 of accumulated amortization relating to TROP 2 and recognized an impairment loss of $526,428 which is included in “Depreciation, amortization and impairment charges” in the accompanying statements of operations. Pursuant to accounting guidance contained in FASB ASC 350, the Company has written down these costs to $-0- based on the income approach (discounted cash flow analysis) as discussed in FASB ASC 820, utilizing Level 3 inputs, that is, inputs that are unobservable and significant to the fair value measurement.

NOTE 8.	INTANGIBLE ASSETS
Intangible assets consisted of the following at September 30, 2011 and 2010:

	2011	2010
Patents	$2,312	$2,312
Trademarks	14,137	5,000

Intangibles, net	$16,449	$7,312

From 2005 through 2009, the Company capitalized legal fees totaling $93,571 relating to obtaining a patent and $17,468 relating to obtaining trademarks for the TROP software.

On August 1, 2010, the Company made the decision to abandon the TROP product and write off the related costs. In 2010, the Company recognized an impairment loss on TROP of $93,571 for patents and $17,468 for trademarks, which are included in “Depreciation, amortization and impairment charges” in the accompanying statements of operations.

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2011 AND 2010
(Unaudited)

NOTE 8.	INTANGIBLE ASSETS (CONTINUED)

During the nine months ended September 30, 2010, the Company capitalized legal fees totaling $2,312 relating to obtaining a patent. During the nine months ended September 30, 2011 and 2010, the Company capitalized legal fees totaling $9,137 and $5,000, respectively, relating to obtaining a trademark for the Loyalize product. The registrations for these intangibles have not yet been approved by the U.S. Patent and Trademark Office and will be amortized when they are placed in service.

NOTE 9.	COMMITMENTS

On April 15, 2009, the Company entered into a monthly agreement to sublet office space. The agreement calls for monthly rental payments of $1,200. In May 2010, the Company subleased additional space and the monthly rent increased to $1,600 per month.

On December 14, 2010, the Company entered into a non-cancelable operating lease for office space through December 31, 2011 for $1,332 a month. As of September 30, 2011, future minimum rental payments under this tease are $3,996.

The Company maintains a corporate apartment used by the Chairman of the Company for business travel. The lease expires on June 30, 2012, and as of September 30, 2011, the future minimum rental payments required under the lease are $26,100.

Rent expense incurred under these operating leases for the nine months ended September 30, 2011 and 2010, and for the period from March 7, 2005 (inception) to September 30, 2011, amounted to $51,586, $36,700 and $226,747, respectively.

NOTE 10.	EMPLOYEE BENEFIT PLAN

The Company maintains a non-contributory defined contribution 401(k) plan (the “401k Plan”) with a salary reduction feature covering substantially all full-tune employees who are eligible upon employment start date. Employer contributions to the 401k Plan are discretionary. For the nine months ended September 30, 2011 and 2010, and for the period from March 7, 2005 to September 30, 2011, no employer contributions have been made.

NOTE 11.	RELATED PARTY TRANSACTIONS
Due to shareholder

In May 2010 and October 2010, the Company received $500,000 and $250,000, respectively, in unsecured interest-bearing notes from a shareholder. In 2011, the Company received an additional $1,250,000 in unsecured interest-bearing advances from the same shareholder. The notes bear interest at 10% per annum. “Due to shareholder” on the accompanying balance sheets, consists of principal and accrued interest on the notes of $145,411 and $18,493 as of September 30, 2011 and September 30, 2010, respectively.

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2011 AND 2010
(Unaudited)

NOTE 12.	INCOME TAXES
The components of deferred tax asset as of September 30, 2011, are as follows:

	Current	Noncurrent	Total deferred tax asset, net

Share-based compensation	$-	$720,000	$720,000
Operating loss carryforward	-	3,000,000	3,000,000
Valuation allowance	-	(3,720,000)	(3,720,000)
Deferred tax asset, net	$-	$-	$-

The components of deferred tax asset as of September 30, 2010, are as follows:

	Current	Noncurrent	Total deferred tax asset, net

Share-based compensation	$-	$292,000	$292,000
Operating loss carryforward	-	2,108,000	2,108,000
Valuation allowance	-	(2,400,000)	(2,400,000)
Deferred tax asset, net	$-	$-	$-

As of September 30, 2011, the Company has net operating loss carryforwards of approximately $7,070,000 for federal income tax purposes and $6,719,000 for California income tax purposes. These carryforwards are available to offset future taxable income in those jurisdictions. The net operating loss carryforwards expire from 2025 through 2029 for federal and 2026 through 2029 for California if not utilized.

For financial statement purposes, the Company has incurred a loss in each period since its inception. Based on the available objective evidence, including the Company's history of losses, management believes it is more likely than not the net deferred tax assets may not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets at September 30, 2011 and 2010.

For the nine months ended September 30, 2011 and 2010, and for the period from March 7, 2005 (inception) to September 30, 2011, the increase to the valuation allowance amounted to $1,120,000, $450,000 and $3,720,000, respectively.

NOTE 13.	SHAREHOLDERS' EQUITY

Classes of Stock
The Company is currently authorized to issue shares in three separate classes: Common, Series A Preferred Stock and Series A-2 Preferred Stock. A shareholder holding shares of any class shall have all the rights, powers, duties, and obligations described herein for a shareholder of such class. Pursuant to the Company's latest amendment to its Certificate of Incorporation, dated March 11, 2011, the Company may currently issue up to 55,000,000 shares of common stock - $.001 par value, up to 4,286,000 shares of its Series A Preferred Stock - $.001 par value, and up to 20,000,000 shares of its Series A-2 Preferred Stock - $.001 par value. At December 31, 2010, there were 10,661,263, 2,613,950 and 14,546,503 shares outstanding of common stock, Series A Preferred Stock and Series A-2 Preferred Stock, respectively.

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2011 AND 2010
(Unaudited)

NOTE 13.	SHAREHOLDERS' EQUITY (CONTINUED)

Classes of Stock (continued)
Voting: The holders of Series A and Series A-2 Preferred Stock (the "Preferred Shareholders") have the right to vote together with common shareholders on an as-converted basis, and not as a separate class, except as required by law. The Series A Preferred Stock and Series A-2 Preferred Stock classes shall each be entitled to elect one member of the Company's board of directors. The common shareholders, voting as a separate class, shall be entitled to elect the three remaining members of the Company's board of directors.

Dividends: The Preferred Shareholders have preferential rights with respect to the payment of dividends by the Company. Should the Company declare a dividend for any class of company stock, the Series A-2 Preferred shareholders are first entitled to a cumulative dividend. Subject to the dividend rights of the Series A-2 Preferred Stock, the Series A Preferred Stock shall receive a non-cumulative dividend. Dividends may be paid on the common stock and are subject to the prior dividend rights of the Series A and A-2 Preferred Stock.

Conversion: Each share of Series A and Series A-2 Preferred Stock is convertible into one share of common stock. Series A Preferred Stock is subject to a mandatory conversion upon the occurrence of certain "Automatic Conversion" events, as defined in the agreements.

Liquidation: In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series A-2 Preferred Stock are entitled to receive a liquidation preference on any distribution of the assets of the Company. Following the full payment of the Series A-2 distribution, the holders of the Series A Preferred Stock shall be entitled to receive a liquidation preference prior to any distributions to the holders of common stock. After payment to the Preferred Shareholders, the entire remaining assets of the Company legally available for distribution shall by distributed with equal priority and prorata among the holders of the common stock.

Redemption: The Series A and Series A-2 Preferred Stock are not mandatorily redeemable by the Company.

Stock Split
In 2006, the board of directors authorized a 1,005 to 1 stock split, thereby increasing the number of shares to 10,016,835 at the time of the stock split and decreasing the par value of each share to $.001 per share. All references in the accompanying financial statements to the number of common shares and per share amounts for 2005 have been restated to reflect the stock split.

Repurchase of Common Stock
In 2007, the Company repurchased 558,504 nonvested shares from a shareholder at the original purchase price of $0.01 per share. The total purchase price amounted to $5,585.

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2011 AND 2010
(Unaudited)

NOTE 13.	SHAREHOLDERS' EQUITY (CONTINUED)

Share Warrants
In October 2007, the Company issued 1,791,172 warrants at an exercise price of $.001, to the Series A Preferred Shareholders. The warrants vested upon issuance and expire on December 21, 2012. The Company calculated the fair value of the warrants issued using the Black-Scholes option valuation model with the following assumptions; risk-free interest rate - 4.6%; expected volatility of common stock - 20.2%; dividend yield - 0%; expected term - 5 years.

The Company recognized interest costs relating to the warrants during the year ended December 31, 2007, in the amount of $469,287, which is included in "Interest expense - warrants" in the accompanying statements of operations for the period from March 7, 2005 (inception) through September 30, 2011.

On April 1, 2011 the Company issued 3,840,356 warrants for the Company's Series A-2 Preferred Stock at an exercise price of $.2861, to an unrelated party, in accordance with a software and license distribution agreement. 2,743,112 warrants vested upon issuance and the remaining warrants vest upon the occurrence of certain performance criteria, as defined in the agreement. The warrants expire on April 1, 2021. The Company calculated the fair value of the warrants issued using the Black-Scholes option valuation model with the following assumptions; risk-free interest rate — 2.2%; expected volatility of preferred stock — 23.3%; dividend yield - 0%; expected term - 5 years.

The Company recognized interest costs relating to the warrants during the nine months ended September 30, 2011, in the amount of $197,504, which is included in "Interest expense - warrants" in the accompanying statements of operations for the nine months ended September 30, 2011, and the period from March 7, 2005 (inception) through September 30, 2011.

Issuance of Preferred Stock and Extinguishment of Convertible Debt
In 2006 and 2007, the Company issued $250,000 and $500,000, respectively of convertible notes with an interest rate of 6%. On November 7, 2007, the Company cancelled the notes and converted them to Series A-2 Preferred Shares at a discount of 30% on the $250,000 note and 25% on the $500,000 note. At the date of conversion, the balance of the notes was $777,411, including principal of $750,000 and accrued interest of $27,411. In exchange for the notes, the Preferred Shareholder received 3,711,867 Series A-2 Preferred Shares which were valued at $1,062,029. During the year ended December 31, 2007, the Company recognized a loss on extinguishment of debt of $284,618, which is included in the accompanying statements of operations.

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2011 AND 2010
(Unaudited)

NOTE 14.	SHARE-BASED COMPENSATION PLAN

The following is a summary of the status of the share-based payment plan for the nine months ended September 30, 2011 and 2010, and for the period from March 7, 2005 (inception) through September 30, 2011:

		Weighted Average
	Number of Shares	Per Share Exercise Price	Grant Date Per Share Fair Value

Outstanding at March 7, 2005	-	$-	$-
Granted	2,019,977	0.09	0.14
Exercised	(245,496)	0.01	0.26

Outstanding at December 31, 2009	1,774,481	0.10	0.13
Granted	3,908,645	0.08	0.30
Forfeited	(140,000)	0.06	0.23

Outstanding at September 30, 2010	5,543,126	0.09	0.25
Granted	1,298,885	0.06	0.23

Outstanding at December 31, 2010	6,842,011	0.08	0.24
Granted	14,291,035	0.04	0.25
Forfeited	(1,992,556)	0.05	0.24

Outstanding at September 30, 2011	19,140,490	0.05	0.25

Options exercisable at September 30, 2011	4,126,842	0.07	0.25

Nonvested options as of September 30, 2011	15,013,648	0.05	0.24

The exercise price of stock options granted during the nine months ended September 30, 2011 and 2010, and for the period from March 7, 2005 (inception) to September 30, 2011, was equal to market value on the date of grant. During the nine months ended September 30, 2011 and 2010, and for the period from March 7, 2005 (inception) to September 30, 2011, options to purchase 14,291,035, 3,908,645 and 20,349,652 shares of common stock, respectively, were granted, including, in the nine months ended September 30, 2011, options to acquire 10,972,444 shares of common stock to two members of the Company's board of directors. The options vest over a maximum of 4 years. The options granted during the nine months ended September 30, 2011 and 2010 and for the period from March 7, 2005 (inception) to September 30, 2011, will be fully vested by April 30, 2015, December 31, 2014 and April 30, 2015, respectively.

The estimated fair value of each stock option award was determined on the date of grant using the Black-Scholes option valuation model with the following assumptions:

	Nine Months Ended September 30,
	2010	2011
Risk-free interest rate	1.2% - 2.1%	1.9%
Expected volatility of common stock	22.5% - 23.1%	23.3%
Dividend yield	0%	0%
Expected option term (in years)	5	5

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2011 AND 2010
(Unaudited)

NOTE 14.	SHARE-BASED COMPENSATION PLAN (CONTINUED)

The risk-free interest rate assumption is based on the yield to maturity on a U.S. Treasury security with a term commensurate to that of the option or warrant being valued. The Company has elected to use the calculated value method to account for the options and warrants granted. A nonpublic entity that is unable to estimate the expected volatility of the price of its underlying share may measure awards based on a "calculated value," which substitutes the volatility of an appropriate index for volatility of the Company's own share price. Currently, there is no active market for the Company's common shares. In addition, management has determined that it is unable to reasonably estimate the fair value of the options on the date of grant because the Company has not issued any new common stock for several years and management has not been able to identify a similar publicly held entity that can be used as a benchmark. Therefore, as a substitute for volatility, the Company used the historical volatility of the NYSE Arca Technology Index ("PSE"). The Company assumed that the volatility of the PSE, measured over a historical period commensurate with the term of the option or warrant being valued, is indicative of the future volatility of the Company's stock price. The Company has not paid any dividends since inception and does not anticipate paying dividends on the common stock in the foreseeable future. The expected option term of 5 years represents an estimate of the effective term of each option and warrant considering (1) the options are employee stock options that are subject to forfeiture and (2) estimated time horizon until a liquidity event.

As share-based compensation expense recognized in the accompanying statements of operations is based on stock option awards ultimately expected to vest, such expense should be reduced for estimated forfeitures. The authoritative guidance for compensation under FASB ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company has very few employees and the stock options vest periodically; therefore, the Company did not estimate any forfeitures during the nine months ended September 30, 2011 and 2010, and the period from March 7, 2005 (inception) to September 30, 2011, and the Company adjusts the share-based compensation expense for any forfeitures as they occur.

The Company's determination of fair value is affected by the stock price, as well as a number of assumptions that require judgment. The weighted average fair value of the options granted during the nine months ended September 30, 2011 and 2010, and the period from March 7, 2005 (inception) to September 30, 2011, were $0.25, $0.30 and $0.25 per share, respectively.

During the nine months ended September 30, 2011 and 2010, and for the period from March 7, 2005 (inception) to September 30, 2011, the Company recognized compensation costs relating to vested share-based compensation of $618,919, $95,913 and $1,037,814, respectively. The costs have been charged to operations.

In 2007, an employee exercised options to purchase 245,496 shares at an exercise price of $.01 per share. The total purchase price for the shares was $2,456.

In 2011, four employees left the Company and forfeited 1,992,556 stock options with fair values, at the time of grant, ranging from of $0.23 - $0.25 per share. Accordingly, the Company reduced its share-based compensation for the nine months ended September 30, 2011 by $37,605, the portion of the grant that had vested.

TRUSTED OPINION INC.
(A Development-Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2011 AND 2010
(Unaudited)

NOTE 14.	SHARE-BASED COMPENSATION PLAN (CONTINUED)
The following is a summary of nonvested shares as of September 30, 2011:

	Number of Shares	Weighted Average Grant Date Per Share Fair Value
Balance - December 31, 2010	5,044,344	0.24
Granted during the nine months	14,291,035	0.25
Vested during the nine months	(2,329,175)	0.24
Forfeited during the nine months	(1,992,556)	0.24
Balance - September 30, 2011	15,013,648	0.24

As of September 30, 2011, there was $3,735,046 of unrecognized compensation cost related to nonvested share-based compensation, which is expected to be recognized over a period of five years, as follows:

Year ending December 31:	Amount
2011	$275,129
2012	1,090,606
2013	1,087,503
2014	938,534
2015	343,274
$3,735,046

NOTE 15.	OTHER MATTERS

On December 31, 2011 (the "Closing Date"), the Company executed an asset purchase agreement with an unaffiliated entity (the "Buyer") with respect to the acquisition of substantially all of the Company's assets, consisting primarily of the Company's intellectual property (the Loyalize technology) and various other assets. The purchase price for the transferred intellectual property and other assets was $4,638,815, payable in cash of $3,000,000 and shares of the Buyer's stock valued at $1,638,815 on the Closing Date. As of January 16, 2012, the Company has received consideration of $2,750,000, including cash of $1,500,000 and shares valued at $1,250,000, and the Company expects the remaining balance of the purchase price to be received by January 30, 2012, in accordance with the terms of the asset purchase agreement. If on December 31, 2012, the aggregate fair value of the stock consideration, based on the average closing price of the Buyer's stock for the 20 days preceding December 31, 2012, is not at least $1,838,815, then the Buyer will provide $200,000 of additional consideration to the Company. The additional consideration will be provided in either cash or shares of the Buyer's stock, at the Buyer's discretion, by January 10, 2013, in accordance with the terms of the asset purchase agreement.

Pursuant to the Company's employment agreements with various employees, in the event of a change of control, including a sale of substantially all of the Company's assets as discussed above, these employees are entitled to additional compensation as set forth in these agreements.

18,388,313 shares of common stock

PROSPECTUS

July 30, 2012

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common stock being registered. All amounts, other than the SEC registration fee, are estimates. We will pay all these expenses.

Amount to be
Paid(1)
SEC Registration Fee	$9,272
Legal Fees and Expenses	75,000
Accounting Fees and Expenses	15,000
Total	$99,272
________
(1) Amounts in whole dollars.

Item 14. Indemnification of Directors and Officers

Our bylaws and articles of incorporation provide that we will indemnify and hold harmless any of our officers, directors, employees or agents and reimburse such persons for any and all judgments, fines, liabilities, amounts paid in settlement and expenses, including attorney’s fees, incurred directly or indirectly in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, for which such persons served in any capacity at the request of the Company, to which such person is, was or is threatened to be made a party by reason of the fact that such person is, was or becomes a director, officer, employee or agent of the Company; provided that, (i) such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (ii) no indemnification is payable if a court having jurisdiction determined such indemnification to be unlawful.  Additionally, no indemnification will be made in respect of any claim, issue or matter as to which such person was determined to be liable to the Company, unless and only to the extent that the court in which the action was brought determines that such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

As of June 18, 2012, in connection with the settlement of a dispute, the Company issued 51,282 shares of common stock to a former employee and her counsel, subject to the right of the recipient to require the Company to repurchase the stock at a price of $6.00 per share and further subject to the Company’s right to repurchase the shares for $8.00 a share one year after the date of issuance.

On May 10, 2012, the Company completed the placement of 3,418,182 units (the “Private Placement Units”) (1,709,091 units post 1 for 2 reverse split) to accredited and institutional investors at an aggregate purchase price of $9,400,000.  Each Private Placement Unit consists of (i) one (1) share of common stock (one-half share post 1 for 2 reverse split), $0.001 par value per share of the Company and (ii) one (1) detachable three (3) year warrant to purchase one (1) share of common stock (one-half share post 1 for 2 reverse split) of the Company with an exercise price of $4.00 per warrant share ($8.00 per warrant share post 1 for 2 reverse split), at a purchase price of $2.75 per Private Placement Unit ($5.50 per Unit post 1 for 2 reverse split). If the Company sells shares of its common stock for the purpose of raising capital at a price below $4.00 per share ($8.00 per share post 1 for 2 reverse split) before the expiration of the exercise period of the warrant, the exercise price of all warrants will be adjusted to the lowest price at which the shares were sold.  Robert F.X. Sillerman purchased, in the aggregate, $3,000,000 worth of Private Placement Units in the placement. The Company will take a compensation charge in the fourth quarter of approximately $1,600,000 as a result of the foregoing, resulting from selling shares to executives below fair value. The Company is obligated to file a registration statement for the common shares and the shares underlying the warrants which are the subject of the PIPE within 30 days of the effectiveness of the currently pending Form S-1 and to use commercially reasonable efforts thereafter to have the registration statement declared effective within 120 days.

The foregoing description of the Private Placement Units is not complete and is qualified by reference to, and should be read in conjunction with, the full text of the agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Form 10-Q filed with the SEC on May 15, 2012 and incorporated herein by reference.

On December 31, 2011, in furtherance of its business plan, the Company, through a newly created wholly owned subsidiary, FN(x) I Holding Corporation (“FN(x) I”), purchased from Trusted Opinion Inc. (“Trusted Opinion”), substantially all of its assets, including certain intellectual property and other assets relating to the “Loyalize” business owned by Trusted Opinion, pursuant to an asset purchase agreement dated such date among the Company, FN(x) I and Trusted Opinion (the “Asset Purchase Agreement”) .  In consideration for its purchase of the Loyalize assets, the Company agreed to pay Trusted Opinion three million dollars ($3,000,000) in cash and agreed to deliver 275,038 shares of the Company’s common stock (137,510 shares post 1 for 2 reverse split).  The shares were offered and sold as a private placement and exempt from registration under the Securities Act, pursuant to an exemption from registration for transactions not involving a public offering under Section 4(2) of the Securities Act, and the safe harbors for sales under Section 4(2) provided by Regulation D promulgated pursuant to the Securities Act.  Transfer of the shares was restricted by the Company in accordance with the requirements of the Securities Act.  At the closing $1,500,000 of the cash consideration was disbursed to Trusted Opinion and $1,500,000 was placed in escrow with Trusted Opinion’s counsel, Wilson Sonsini Goodrich & Rosati, P.C., to be disbursed to Trusted Opinion upon delivery by Trusted Opinion of certain financial statements.  The 275,038 shares of Company common stock (137,510 shares post 1 for 2 reverse split) are to be delivered as follows:  65,254 shares (32,627 shares post 1 for 2 reverse split) directly to Trusted Opinion within three business days of delivery of the financial statements and 209,784 (the “Escrowed Shares”) shares (104,892 shares post 1 for 2 reverse split) within three business days of closing to American Stock Transfer and Trust Company LLC, as escrow agent, to be held until December 31, 2012 to secure certain representations, warranties and indemnities given by Trusted Opinion under the Asset Purchase Agreement.  The Company valued the 275,038 shares of the Company’s common stock (137,510 shares post 1 for 2 reverse split) as of the date of closing at $1,718,987 based on the $6.25 closing price of its common stock on the date of acquisition.  In addition to certain minor purchase price adjustments to be made post-closing, the Company is obligated to also fund as a purchase price adjustment the difference, if any, in the amount by which $1,838,815 exceeds the calculated value (based on the average closing price of its common stock during the 20 days prior to December 31, 2012) of the 275,038 shares of the Company’s common stock (137,510 shares post 1 for 2 reverse split) on December 31, 2012, either in cash or in shares of the Company’s common stock, at FN(x) I’s election, provided that such additional consideration shall not be payable until claims which remain subject to determination and secured by all the Escrowed Shares are no longer outstanding and the additional consideration shall be eliminated to the extent final claims exceed the value of the shares then remaining in escrow.

           The foregoing description of the Asset Purchase Agreement is not complete and is qualified by reference to, and should be read in conjunction with, the full text of the agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on January 4, 2012 and incorporated herein by reference.

On August 25, 2011, the Company completed the placement of 14,000,000 units (7,000,000 units post 1 for 2 reverse split) (the “Units”), each Unit consisting of (i) one (1) share of common stock (one-half share post 1 for 2 reverse split), $0.001 par value per share of the Company and (ii) one (1) detachable three (3) year warrant to purchase one (1) share of common stock of the Company (one-half share post 1 for 2 reverse split) with an exercise price of $4.00 per warrant share ($8.00 per warrant share post 1 for 2 reverse split), at a purchase price of $2.50 per Unit ($5.00 per Unit post 1 for 2 reverse split), for an aggregate purchase price of $35,000,000 to accredited and institutional investors.  The three-year warrants are callable by the Company after February 26, 2012 if a registration statement for the resale of the shares of common stock issuable upon exercise of the warrants has been declared effective for 30 days and the closing bid price of such shares equals at least $4.00 per share ($8.00 per share post 1 for 2 reverse split) for a period of at least 20 consecutive trading days after effectiveness of such registration statement.  The Company is obligated to file a registration statement for the common shares and the shares underlying the warrant which are the subject of the PIPE within 30 days of the effectiveness of the currently pending Form S-1 and to use commercially reasonable efforts thereafter to have the registration statement declared effective within 120 days. The Units issued in such placement were exempt from registration under the Securities Act, pursuant to an exemption from registration for transactions not involving a public offering under Section 4(2) of the Securities Act, and the safe harbors for sales under Section 4(2) provided by Regulation D promulgated pursuant to the Securities Act.  Transfer of the shares was restricted by the Company in accordance with the requirements of the Securities Act.  The proceeds of the offering, $35,000,000, are to be used for general corporate purposes, including marketing and product development.  Tejas and Craig-Hallum Capital Group, LLC acted as placement agents in connection with the offering and received compensation of $1,350,000 and $165,000, respectively.  Tejas purchased units in the offering for $713,000 and received as additional compensation a five-year non-callable warrant for 540,000 common shares (270,000 shares post 1 for 2 reverse split) at $2.50 per share ($5.00 post 1 for 2 reverse split) and 100,000 warrants (50,000 post 1 for 2 reverse split) on the same basis as the investors.  Sillerman Investment Company, LLC purchased $11,376,000 worth of Units in the placement. Other than Sillerman Investment Company, LLC, no other investor had a preexisting relationship with the Company.  The Company had a compensation charge in the first quarter of approximately $17,162,000 as a result of the foregoing, resulting from selling shares to executives below fair value.

The foregoing description of the Units is not complete and is qualified by reference to, and should be read in conjunction with, the full text of the agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on August 26, 2011 and incorporated herein by reference.

On September 29, 2011 in furtherance of its business plan, the Company, through its wholly-owned subsidiary, Project Oda, Inc., purchased certain assets of Mobile Messaging Solutions, Inc.’s Watchpoints business.  The consideration for such transaction consisted of $2,500,000 in cash and 200,000 shares of the Company’s common stock (100,000 shares post 1 for 2 reverse split) with a fair value of $8.00 per share ($16.00 post 1 for 2 reverse split) on the date of the transaction and direct transaction costs of $120,000. The Watchpoints business is involved in developing, selling, maintaining and improving an interactive broadcast television application utilizing audio recognition technology.  The assets purchased, and the related value allocated to each, include intellectual property ($4,209,000) and certain computer-related equipment ($11,000).  The intellectual property included patent filings for audio verification technology and the provision of value-added programming/services based on such verification and trademarks for the “Watchpoints” name.  The value allocated to the intellectual property will be amortized over the expected useful life of the Company’s software product.  The Company also paid Kai Buehler, the CEO of Watchpoints, a $300,000 finder’s fee, which was expensed in the current quarter, and appointed him as a full-time Senior Vice President of the Company.  The shares of the Company’s common stock issued in such placement were exempt from registration under the Securities Act, pursuant to an exemption from registration for transactions not involving a public offering under Section 4(2) of the Securities Act, and the safe harbors for sales under Section 4(2) provided by Regulation D promulgated pursuant to the Securities Act.  Transfer of the shares was restricted by the Company in accordance with the requirements of the Securities Act.

The Watchpoints intellectual property we acquired consists of the Watchpoints-related domain names, the Watchpoints trademark and certain United States patent applications.  No issued patents were acquired.  The Watchpoints technology and patent filings include applications for the following:  identification of broadcast programs using digitized audio signatures; automatic grouping of users related to specific broadcast programming; and opportunities for enhanced consumer content experiences such as polls and games.  The patent applications that we acquired relate only to pending, unissued patents.  There is no assurance that the patent applications will be granted or that modifications may not be required by the United States Patent Office.  Any patent that issues from these acquired applications would be enforceable until early May 2030, provided that all maintenance fees are paid in a timely fashion.

The foregoing description of the asset purchase agreement is not complete and is qualified by reference to, and should be read in conjunction with, the full text of the agreement, a copy of which is filed as Exhibits 10.1 to the Company’s Form 8-K filed with the SEC on October 3, 2011 and incorporated herein by reference.

On February 7, 2011, we entered into Recapitalization Agreement with Sillerman and EMH Howard.  Pursuant to the Recapitalization Agreement, Sillerman, together with other investors approved by Sillerman, committed to invest in the Company by acquiring 120,000,000 of our newly issued shares of common stock (60,000,000 shares post 1 for 2 reverse split) in a private placement transaction at a price of $0.03 per share ($0.06 post 1 for 2 reverse split) as a result of which Sillerman and the other investors will own approximately 99% of the outstanding shares of common stock, with Sillerman (together with Robert F.X. Sillerman personally) directly or indirectly beneficially owning more than a majority of the outstanding shares of common stock.  Upon consummation, the proceeds of the private placement of $3,600,000 ($220,000 in cash and $3,380,000 in five-year promissory notes with interest accruing at the annual rate equal to the long-term Applicable Federal Rate in effect as of the date of the recapitalization agreement, which was 4.15% per annum) were received.  The shares of common stock issued in such placement were exempt from registration under the Securities Act, pursuant to an exemption from registration for transactions not involving a public offering under Section 4(2) of the Securities Act, and the safe harbors for sales under Section 4(2) provided by Regulation D promulgated pursuant to the Securities Act.  No advertising or general solicitation was employed in offering the securities.  Transfer of the shares was restricted by the Company in accordance with the requirements of the Securities Act.

On February 16, 2011, the Company issued 13,232,597 shares of common stock to an institutional investor at a price of approximately $0.76 per share ($1.52 post 1 for 2 reverse split), and 940,000 shares of common stock (470,000 shares post 1 for 2 reverse split) to an accredited investor at a price of approximately $0.53 per share ($1.06 post 1 for 2 reverse split).  The shares of common stock issued in such placements were exempt from registration under the Securities Act, pursuant to an exemption from registration for transactions not involving a public offering under Section 4(2) of the Securities Act, and the safe harbors for sales under Section 4(2) provided by Regulation D promulgated pursuant to the Securities Act.  No advertising or general solicitation was employed in offering the securities.  Transfer of the shares was restricted by the Company in accordance with the requirements of the Securities Act.

On February 16, 2011, the Company issued a five year warrant for 100,000 shares (50,000 shares post 1 for 2 reverse split) with an exercise price of $0.80 per share ($1.60 post 1 for 2 reverse split)  to Berenson Investments LLC.  Berenson & Company, LLC, an affiliate of Berenson Investments LLC, was the financial advisor to Sillerman in connection with the Recapitalization.  On May 9, 2011, Berenson Investments LLC exercised the warrant and paid $80,000 for 100,000 shares of our common stock (50,000 shares post 1 for 2 reverse split).  The shares of common stock underlying the warrants issued in such offering were exempt from registration under the Securities Act, pursuant to an exemption from registration for transactions not involving a public offering under Section 4(2) of the Securities Act, and the safe harbors for sales under Section 4(2) provided by Regulation D promulgated pursuant to the Securities Act.  No advertising or general solicitation was employed in offering the securities.  Transfer of the shares was restricted by the Company in accordance with the requirements of the Securities Act.

As part of the Recapitalization, the Company also issued 250,000 shares (125,000 shares post 1 for 2 reverse split) to J. Howard, Inc., an entity affiliated with Jack L. Howard, a director and officer of the Company prior to the Recapitalization, and its designees (which included former directors of the Company) in connection with partially extinguishing outstanding debt of $171,000 owed to J. Howard, Inc. The fair market value of the shares at issuance was $0.03 per share ($0.06 post 1 for 2 reverse split).  The remaining debt of $163,000 was satisfied on February 15, 2011 by payment to J. Howard, Inc. in such amount.  In addition, J. Howard, Inc. was paid $37,000 to be used for payment of expenses incurred in connection with the Recapitalization on behalf of the Company.  The shares of common stock issued in such transaction were exempt from registration under the Securities Act, pursuant to an exemption from registration for transactions not involving a public offering under Section 4(2) of the Securities Act, and the safe harbors for sales under Section 4(2) provided by Regulation D promulgated pursuant to the Securities Act.  No advertising or general solicitation was employed in offering the securities.  Transfer of the shares was restricted by the Company in accordance with the requirements of the Securities Act.

As part of the Recapitalization, the Company effectuated a 1 for 10 reverse split of its issued and outstanding common stock.  Under the terms of the 1 for 10 Reverse Split, each share of common stock, issued and outstanding as of such effective date, was automatically reclassified and changed into one-tenth of one share of common stock, without any action by the stockholder. Fractional shares were rounded up to the nearest whole share.  All share and per share amounts have been restated to reflect the 1 for 10 Reverse Split.

On June 7, 2012, the Company effectuated a 1 for 2 reverse split of its issued and outstanding common stock.  Under the terms of the 1 for 2 Reverse Split, each share of common stock, issued and outstanding as of such effective date, was automatically reclassified and changed into one-half of one share of common stock, without any action by the stockholder. Fractional shares were rounded up to the nearest whole share.  All share and per share amounts have been restated to reflect the 1 for 2 Reverse Split.

In instances described above where we issued securities in reliance upon Regulation D, we relied upon Rule 506 of Regulation D of the Securities Act. These stockholders who received the securities in such instances made representations that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon management’s inquiry into their sophistication and net worth.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

Item 16. Exhibits and Financial Statement Schedules

The following exhibits are included as part of this Form S-1.

Exhibit No.	Description

3.1
Certificate of Amendment of Certificate of Incorporation of the registrant as filed with the Secretary of State of Delaware on February 11, 2011. Incorporated by reference to the registrant’s current report on Form 8-K filed on February 16, 2011.

3.2	Amended and Restated Bylaws of the registrant, adopted on June 26, 1996. Incorporated by reference to the registrant’s registration statement on Form S-2/A filed on July 2, 1996.
3.3	Certificate of Incorporation of the registrant as filed with the Secretary of State of Delaware on July 18, 1994.
4.3	Form of Warrant. Incorporated by reference to the registrant’s registration statement on Form S-1 filed on May 25, 2011.
4.4	KPLB LLC Subscription Agreement. Incorporated by reference to the registrant’s registration statement on Form S-1 filed on May 25, 2011.
4.5	Adage Subscription Agreement.
5.1	Opinion of Kramer Levin Naftalis & Frankel LLP. Incorporated by reference to the registrant’s registration statement on Form S-1/A filed on October 7, 2011.
10.1	Agreement and Plan of Recapitalization, dated February 7, 2011, incorporated by reference to the registrant’s Form 8-K filed on February 10, 2011.
10.2
Asset Contribution Agreement, dated February 11, 2011, between Sillerman Investment Corporation and Function(x) Inc.  Incorporated by reference to the registrant’s current report on Form 8-K filed on February 16, 2011.

10.3	Function(x) Inc. 2011 Executive Incentive Plan. Incorporated by reference to the registrant’s current report on Form 8-K filed on February 22, 2011.
10.4	Employment Agreement, dated February 16, 2011, between Function(x) Inc. and Robert F.X. Sillerman. Incorporated by reference to the registrant’s current report on Form 8-K filed on February 16, 2011.
10.6	Employment Agreement, dated May 11, 2011, between Function(x) Inc. and Chris Stephenson. Incorporated by reference to the registrant’s quarterly report on Form 10-Q filed on May 12, 2011.
10.7
Shared Services and Reimbursement Agreement, dated February 15, 2011, between Circle Entertainment Inc. and Function(x) Inc.  Incorporated by reference to the registrant’s registration statement on Form S-1/A filed on November 23, 2011.

10.8	Promissory Note, dated February 8, 2011, between Robert F.X. Sillerman and Function(x) Inc. Incorporated by reference to the registrant’s registration statement on Form S-1/A filed on October 7, 2011.
10.9
Promissory Note, dated February 8, 2011, among Mitchell J. Nelson, Leslie Nelson and Function(x) Inc.  Incorporated by reference to the registrant’s registration statement on Form S-1/A filed on October 7, 2011.

10.10
Asset Purchase Agreement, dated September 29, 2011, among Mobile Messaging Solutions (MMS), Inc., Watchpoints, Inc. and Function(x) Inc.  Incorporated by reference to the registrant’s current report on Form 8-K filed on October 3, 2011.

10.11	Form of Unit Subscription Agreement. Incorporated by reference to the registrant’s current report on Form 8-K filed on August 26, 2011.
10.12	Form of Subscription Agreement, dated February 8, 2011. Incorporated by reference to the registrant’s registration statement on Form S-1/A filed on November 23, 2011.
10.13	MMS Registration Rights Agreement. Incorporated by reference to the registrant’s registration statement on Form S-1/A filed on December 30, 2011.
10.14	Function (X) Inc. 2011 Executive Incentive Plan. Incorporated by reference to the registrant’s current report on Form 8-K filed on February 22, 2011.
10.15	Line of Credit Agreement dated December 22, 2011 between Function(x) Inc. and TIPPT Media Inc. Incorporated by reference to the registrant’s current report on Form 8-K filed on December 29, 2011.

10.16
Stockholders Agreement dated December 22, 2011 among Function(x) Inc., TIPPT Media Inc. and the other stockholders named therein.  Incorporated by reference to the registrant’s current report on Form 8-K filed on December 29, 2011.

10.17
Loyalize Asset Purchase Agreement dated December 31, 2011 among Function(x) Inc., FN(x) I Holding Corporation and Trusted Opinion Inc. Incorporated by reference to the registrant’s current report on Form 8-K filed on January 4, 2012.

10.18
Amended and Restated Promotional Services Agreement, dated as of December 21, 2011, by and among TIPPT Media Inc., The 100 Mile Group, LLC and Jesse Itzler. Incorporated by reference to the registrant’s registration statement on Form S-1/A filed on April 5, 2012.

10.19	Form of Line of Credit Grid Promissory Note. Incorporated by reference to the registrant’s registration statement on Form S-1/A filed on April 5, 2012.
10.20	Form of Unit Subscription Agreement. Incorporated by reference to the registrant’s quarterly report on Form 10-Q filed on May 15, 2012.
10.21	Form of Warrant. Incorporated by reference to the registrant’s quarterly report on Form 10-Q filed on May15, 2012.
10.22	Purchase Money Note.
10.23	Amended and Restated Promissory Note.
10.24	Amended and Restated Stockholders Agreement.
10.25	Form of Line of Credit Grid Promissory Note dated as of June 29, 2012. Incorporated by reference to the registrant’s registration statement on Form S-1/A filed on July 6, 2012.
14.1	Code of Business Conduct and Ethics.
21.1	List of the registrant’s Subsidiaries. Incorporated by reference to the registrant's registration statement on Form S-1/A filed on April 5, 2012.
23.1	Consent of Kramer Levin Naftalis & Frankel LLP, included in Exhibit 5.1.
23.2	Consent of BDO USA, LLP, an independent registered public accounting firm.*
23.3	Consent of Citrin Cooperman & Company, LLP. *
24	Power of Attorney (set forth on the signature page of the registrant’s registration statement on Form S-1 filed on May 25, 2011).
________
* Filed herewith.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)           To include material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on the 30th day of July, 2012.

VIGGLE INC.

By:	/s/ Robert F.X. Sillerman
Robert F.X. Sillerman
Executive Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.  Each person whose signature appears below constitutes and Mitchell Nelson, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Robert F.X. Sillerman	Executive Chairman, Chief Executive Officer, Director	July 30, 2012
Robert F.X. Sillerman

/s/ William S. Manning	Principal Financial Officer, Principal Accounting Officer	July 30, 2012
William S. Manning

/s/ Mitchell J. Nelson	Executive Vice President, General Counsel, Secretary, Director	July 30, 2012
Mitchell J. Nelson

/s/ Benjamin Chen	Director	July 30, 2012
Benjamin Chen

/s/ Peter Horan	Director	July 30, 2012
Peter Horan

/s/ John D. Miller	Director	July 30, 2012
John D. Miller

/s/ Joseph F. Rascoff	Director	July 30, 2012
Joseph F. Rascoff

/s/ Harriet Seitler	Director	July 30, 2012
Harriet Seitler

EXHIBIT INDEX

Exhibit No.	Description

3.1
Certificate of Amendment of Certificate of Incorporation of the registrant as filed with the Secretary of State of Delaware on February 11, 2011. Incorporated by reference to the registrant’s current report on Form 8-K filed on February 16, 2011.

3.2	Amended and Restated Bylaws of the registrant, adopted on June 26, 1996. Incorporated by reference to the registrant’s registration statement on Form S-2/A filed on July 2, 1996.
3.3	Certificate of Incorporation of the registrant as filed with the Secretary of State of Delaware on July 18, 1994.
4.3	Form of Warrant. Incorporated by reference to the registrant’s registration statement on Form S-1 filed on May 25, 2011.
4.4	KPLB LLC Subscription Agreement. Incorporated by reference to the registrant’s registration statement on Form S-1 filed on May 25, 2011.
4.5	Adage Subscription Agreement.
5.1	Opinion of Kramer Levin Naftalis & Frankel LLP. *
10.1	Agreement and Plan of Recapitalization, dated February 7, 2011, incorporated by reference to the registrant’s Form 8-K filed on February 10, 2011.
10.2
Asset Contribution Agreement, dated February 11, 2011, between Sillerman Investment Corporation and Function(x) Inc.  Incorporated by reference to the registrant’s current report on Form 8-K filed on February 16, 2011.

10.3	Function(x) Inc. 2011 Executive Incentive Plan. Incorporated by reference to the registrant’s current report on Form 8-K filed on February 22, 2011.
10.4	Employment Agreement, dated February 16, 2011, between Function(x) Inc. and Robert F.X. Sillerman. Incorporated by reference to the registrant’s current report on Form 8-K filed on February 16, 2011.
10.6	Employment Agreement, dated May 11, 2011, between Function(x) Inc. and Chris Stephenson. Incorporated by reference to the registrant’s quarterly report on Form 10-Q filed on May 12, 2011.
10.7
Shared Services and Reimbursement Agreement, dated February 15, 2011, between Circle Entertainment Inc. and Function(x) Inc.  Incorporated by reference to the registrant’s registration statement on Form S-1/A filed on November 23, 2011.

10.8	Promissory Note, dated February 8, 2011, between Robert F.X. Sillerman and Function(x) Inc. Incorporated by reference to the registrant’s registration statement on Form S-1/A filed on October 7, 2011.
10.9
Promissory Note, dated February 8, 2011, among Mitchell J. Nelson, Leslie Nelson and Function(x) Inc.  Incorporated by reference to the registrant’s registration statement on Form S-1/A filed on October 7, 2011.

10.10
Asset Purchase Agreement, dated September 29, 2011, among Mobile Messaging Solutions (MMS), Inc., Watchpoints, Inc. and Function(x) Inc.  Incorporated by reference to the registrant’s current report on Form 8-K filed on October 3, 2011.

10.11	Form of Unit Subscription Agreement. Incorporated by reference to the registrant’s current report on Form 8-K filed on August 26, 2011.
10.12	Form of Subscription Agreement, dated February 8, 2011. Incorporated by reference to the registrant’s registration statement on Form S-1/A filed on November 23, 2011.
10.13	MMS Registration Rights Agreement. Incorporated by reference to the registrant’s registration statement on Form S-1/A filed on December 30, 2011.
10.14	Function (X) Inc. 2011 Executive Incentive Plan. Incorporated by reference to the registrant’s current report on Form 8-K filed on February 22, 2011.
10.15	Line of Credit Agreement dated December 22, 2011 between Function(x) Inc. and TIPPT Media Inc. Incorporated by reference to the registrant’s current report on Form 8-K filed on December 29, 2011.

10.16
Stockholders Agreement dated December 22, 2011 among Function(x) Inc., TIPPT Media Inc. and the other stockholders named therein.  Incorporated by reference to the registrant’s current report on Form 8-K filed on December 29, 2011.

10.17
Loyalize Asset Purchase Agreement dated December 31, 2011 among Function(x) Inc., FN(x) I Holding Corporation and Trusted Opinion Inc. Incorporated by reference to the registrant’s current report on Form 8-K filed on January 4, 2012.

10.18
Amended and Restated Promotional Services Agreement, dated as of December 21, 2011, by and among TIPPT Media Inc., The 100 Mile Group, LLC and Jesse Itzler.  Incorporated by reference to the registrant’s registration statement on Form S-1/A filed on April 5, 2012.

10.19	Form of Line of Credit Grid Promissory Note. Incorporated by reference to the registrant’s registration statement on Form S-1/A filed on April 5, 2012.
10.20	Form of Unit Subscription Agreement. Incorporated by reference to the registrant’s quarterly report on Form 10-Q filed on May 15, 2012.
10.21	Form of Warrant. Incorporated by reference to the registrant’s quarterly report on Form 10-Q filed on May 15, 2012.
10.22	Purchase Money Note.
10.23	Amended and Restated Promissory Note.
10.24	Amended and Restated Stockholders Agreement.
10.25	Form of Line of Credit Grid Promissory Note dated as of June 29, 2012. Incorporated by reference to the registrant’s registration statement on Form S-1/A filed on July 6, 2012.
14.1	Code of Business Conduct and Ethics.
21.1	List of the registrant’s Subsidiaries. Incorporated by reference to the registrant's registration statement on Form S-1/A filed on April 5, 2012.
23.1	Consent of Kramer Levin Naftalis & Frankel LLP, included in Exhibit 5.1.
23.2	Consent of BDO USA, LLP, an independent registered public accounting firm.*
23.3	Consent of Citrin Cooperman & Company, LLP. *
24	Power of Attorney (set forth on the signature page of the registrant’s registration statement on Form S-1 filed on May 25, 2011).
_____
* Filed herewith.

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